Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT; FIRST
AMENDMENT TO JOINDER AGREEMENT NO. 1; AND FIRST AMENDMENT TO
AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, FIRST AMENDMENT TO JOINDER AGREEMENT NO. 1 AND FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) is dated as of August 17, 2018 and is entered into by and among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), BARCLAYS BANK PLC, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), acting with the written consent of the Required Lenders, the Required Lenders and the Guarantors. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below) after giving effect to this Amendment.
RECITALS
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of April 28, 2017, Joinder Agreement No. 1 dated as of May 24, 2017 (“Joinder Agreement No. 1”), Joinder Agreement No. 2 dated as of June 29, 2017 (“Joinder Agreement No. 2”), and the Second Amendment to Amended and Restated Credit Agreement, dated as of March 8, 2018, and as further amended, supplemented, or modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, Joinder Agreement No. 1 and the Collateral Agreement as set forth below;
WHEREAS, the Lenders party hereto and the Administrative Agent are willing to agree to the amendments requested by the Borrower, on the terms and conditions set forth in this Amendment; and
WHEREAS, the Borrower has appointed Barclays Bank PLC (the “Amendment Arranger”) to solicit consents from the Lenders to amend the Credit Agreement, Joinder Agreement No. 1 and the Amended and Restated Guaranty and Collateral Agreement dated as of March 28, 2017 (“Collateral Agreement”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Guarantors party hereto, the Lenders party hereto and the Administrative Agent hereby agree as follows:

SECTION I.	AMENDMENTS
A.     Subject to the satisfaction of the conditions set forth in Section II of this Amendment, on the Amendment Effective Date (as defined below), (1) the Credit Agreement will be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, (2) Joinder Agreement No. 1 will be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of Joinder Agreement No. 1 attached as Exhibit B hereto, and (3) the Collateral Agreement will be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Collateral Agreement attached as Exhibit C hereto.

1

B.     Except as otherwise provided herein, all schedules and exhibits to the Credit Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date (as defined below), will be continued as the schedules and exhibits attached to the Amended Credit Agreement (as defined below).
C.     Except as otherwise provided herein, all schedules and exhibits to the Collateral Agreement, in the forms thereof in effect immediately prior to the Amendment Effective Date (as defined below), will be continued as the schedules and exhibits attached to the Amended Collateral Agreement (as defined below).
D.     Except as otherwise provided herein, all schedules and exhibits to Joinder Agreement No. 1, in the forms thereof in effect immediately prior to the Amendment Effective Date (as defined below), will be continued as the schedules and exhibits attached to the Amended Joinder Agreement No. 1 (as defined below).

SECTION II.	CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):
A.     Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders.
B.     Representations and Warranties. The representations and warranties set forth in Section III of this Amendment shall be true and correct.
C.     No Default. No Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment and the transactions contemplated hereby.
D.     Fees and Expenses. All costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses) and other compensation contemplated by that certain Engagement Letter, dated August 6, 2018, among the Borrower and Barclays Bank PLC, payable as applicable to the Amendment Arranger and the Administrative Agent on the Amendment Effective Date and invoiced prior to such date shall have been, or will be substantially simultaneously, paid.
E.     Consent Fee. The Borrower shall have paid to the Administrative Agent, for the ratable account of each Lender that irrevocably and unconditionally submits an executed signature page to this Amendment prior to 12 pm, New York City time on August 15, 2018, a consent fee (the “Consent Fee”) in U.S. dollars in an amount equal to 0.125% of the aggregate principal amount of the outstanding Series A Incremental Term Loans, including the Tack-On Series Incremental Term Loans, of such Lender, and the Revolving Credit Commitment of such Lender after giving effect to this Amendment. The Consent Fee will not be subject to counterclaim or setoff and shall not be refundable under any circumstances.

SECTION III.	REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Required Lenders to enter into this Amendment and amend the Credit Agreement, the Joinder Agreement No. 1 and the Collateral Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct in all material respects:

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A.     Corporate Power and Authority. Each Loan Party has all requisite power and authority to execute, deliver and perform this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), Joinder Agreement No. 1 as amended by this Amendment (the “Amended Joinder Agreement No. 1”) and the Collateral Agreement as amended by this Amendment (the “Amended Collateral Agreement”).
B.     Due Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the terms of this Amendment, the Amended Credit Agreement, the Amended Joinder Agreement No. 1 and the Amended Collateral Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
C.     Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, Amended Credit Agreement, Amended Joinder Agreement No. 1 or the Amended Collateral Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
D.     Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is a party hereto. Each of this Amendment, Amended Credit Agreement, Amended Joinder Agreement No. 1 and the Amended Collateral Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
E.     Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement or any other Loan Document are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all respects on and as of such earlier date, in each case after giving effect to this Amendment; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
F.     Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default, in each case after giving effect to this Amendment and the transactions contemplated hereby.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT
The Borrower hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

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Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments to the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
Each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any Guarantor to any future amendments to the Credit Agreement.

SECTION V.	MISCELLANEOUS
A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(ii) On and after the Amendment Effective Date, each reference in Joinder Agreement No. 1 to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to Joinder Agreement No. 1, and each reference in the other Loan Documents to the “Joinder Agreement No. 1,” “thereunder,” “thereof” or words of like import referring to Joinder Agreement No. 1, shall mean and be a reference to the Amended Joinder Agreement No. 1.
(iii) On and after the Amendment Effective Date, each reference in the Collateral Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Collateral Agreement, and each reference in the other Loan Documents to the “Collateral Agreement,” “thereunder,” “thereof” or words of like import referring to the Collateral Agreement, shall mean and be a reference to the Amended Collateral Agreement.
(iv) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

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B.     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Amended Credit Agreement.
C.     Non-Reliance on Agents. Each Lender acknowledges that it has independently and without reliance upon the Agents, the Amendment Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Agents, the Amendment Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, the Amended Collateral Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
D.     Amendment Arranger. The Borrower and the Lenders agree that (a) the Amendment Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and the Amended Collateral Agreement, and (b) the Amendment Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement, the Amended Collateral Agreement or any other Loan Document.
E.     No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of the Amendment do not constitute a novation, but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement, the Amended Joinder Agreement No. 1, and the Amended Collateral Agreement.
F.     Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
G.     Applicable Law. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.14(b), (c) and (d), 10.15, 10.16 and 10.18 of the Credit Agreement are incorporated by reference herein and made a part hereof.
H.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.
I.     Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

Guarantors:

AGRICORE UNITED HOLDINGS INC.
AMERICAN BLANCHING COMPANY
ATTUNE FOODS, LLC
CASA TRUCKING, INC.
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
DYMATIZE HOLDINGS, LLC
GB ACQUISITION USA, INC.
GOLDEN ACQUISITION SUB, LLC
GOLDEN BOY NUT CORPORATION
GOLDEN NUT COMPANY (USA) INC.
IMPACT REAL PROPERTIES, LLC
M.G. WALDBAUM COMPANY
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS, INC.
NATIONAL PASTEURIZED EGGS, INC.
NATIONAL PASTEURIZED EGGS, LLC
NORTHERN STAR CO.
NUTS DISTRIBUTOR OF AMERICA INC.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary of each above-listed entity

[Signature Page to Amendment]

PHI CANADA HOLDING CORP. POST ACQUISITION SUB IV, LLC PRIMO PIATTO, INC. TA/DEI-A ACQUISITION CORP. TA/DEI-B1 ACQUISITION CORP. TA/DEI-B2 ACQUISITION CORP. TA/DEI-B3 ACQUISITION CORP.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary of each above-listed entity

BEF FOODS, INC.
BEF MANAGEMENT, INC.
BEF RESTAURANT SERVICES LLC
BE PARTNER LLC
BOB EVANS EXPRESS, LLC
BOB EVANS FARMS, INC.
BOB EVANS FARMS, LLC
BOB EVANS HOLDING, INC.
BOB EVANS TRANSPORTATION COMPANY, LLC
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
DYMATIZE ENTERPRISES, LLC
KETTLE CREATIONS, LLC
MCAFE HOLDING, LLC
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
PCB BATTLE CREEK, LLC
PINELAND FARMS POTATO COMPANY, INC.
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
PREMIER NUTRITION CORPORATION
SUPREME PROTEIN, LLC
WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary of each above-listed entity

[Signature Page to Amendment]

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

[Signature Page to Amendment]

Signature Pages of Required Lenders on File with the Administrative Agent

[Signature Page to Amendment]

Exhibit A
[See attached]

Exhibit A
Conformed Copy (First Amendment, ~~Dated~~dated April 28, 2017;
~~and~~ Second Amendment, ~~Dated~~dated March 8, 2018~~)~~; and
Third Amendment, dated August 17, 2018)

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of March 28, 2017
among
POST HOLDINGS, INC.,
as Borrower
VARIOUS LENDERS,
BARCLAYS BANK PLC,
Credit SUISSE SECURITIES (USA) LLC,
Deutsche Bank SECURITIES INC.,
JPMorgan CHASE BANK, N.A.,
MerrilL Lynch, PIERCE, FENNER & SMITH INCORPORATED
and
Wells Fargo SECURITIES, LLC
as Joint LEAD ARRANGERS AND JOINT Bookrunners,

Deutsche Bank SECURITIES INC.,
MerrilL Lynch, PIERCE, FENNER & SMITH INCORPORATED
and
Wells Fargo SECURITIES, LLC
as Syndication AgentS,

Credit SUISSE SECURITIES (USA) LLC
AND
JPMorgan CHASE BANK, N.A.
as Documentation Agents

And
BARCLAYS BANK PLC,
as Administrative Agent
________________________________________________________
Senior Secured Credit Facilities
________________________________________________________

~~TABLE OF~~TABLE OF CONTENTS

Page
Article 1.
Definitions and Accounting Terms		2

Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~45~~47
Section 1.03	Accounting Terms	~~46~~48
Section 1.04	Rounding	~~47~~48
Section 1.05	Times of Day	~~47~~48
Section 1.06	Letter of Credit Amounts	~~47~~48
Section 1.07	Currency Equivalents Generally; Change of Currency	~~47~~49
Section 1.08	Timing of Payment and Performance	~~47~~49
Section 1.09	Certain Calculations	~~47~~49

Article 2.
The Commitments and Credit Extensions		51

Section 2.01	The Revolving Credit Borrowings	~~50~~51
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~50~~52
Section 2.03	Letters of Credit	~~52~~54
Section 2.04	Swing Line Loans	~~61~~63
Section 2.05	Prepayments	~~64~~66
Section 2.06	Termination or Reduction of Commitments	~~66~~69
Section 2.07	Repayment of Loans	~~66~~69
Section 2.08	Interest	~~67~~70
Section 2.09	Fees	~~68~~70
Section 2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~69~~71
Section 2.11	Evidence of Debt	~~69~~72
Section 2.12	Payments Generally; Administrative Agent’s Clawback.	~~70~~72
Section 2.13	Sharing of Payments by Lenders	~~72~~74
Section 2.14	Incremental Facilities	~~73~~75
Section 2.15	Cash Collateral	~~76~~79
Section 2.16	Defaulting Lenders	~~77~~80
Section 2.17	Refinancing Facilities	~~80~~82

Article 3.
Taxes, Yield Protection and Illegality		85

Section 3.01	Taxes	~~82~~85
Section 3.02	Illegality	~~87~~89
Section 3.03	Inability to Determine Rates.	~~87~~90
Section 3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~88~~91
Section 3.05	Compensation for Losses	~~90~~93

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Section 3.06	Mitigation Obligations; Replacement of Lenders	~~91~~93
Section 3.07	Survival	~~91~~94

Article 4.
Conditions Precedent		94

Section 4.01	Conditions Precedent to the Closing Date	~~92~~94
Section 4.02	Conditions to All Credit Extensions after the Closing Date	~~93~~96

Article 5.
Representations and Warranties		97

Section 5.01	Existence, Qualification and Power	~~94~~97
Section 5.02	Authorization; No Contravention	~~94~~97
Section 5.03	Governmental Authorization; Other Consents	~~95~~97
Section 5.04	Binding Effect	~~95~~98
Section 5.05	Financial Statements; No Material Adverse Effect	~~95~~98
Section 5.06	Litigation	~~96~~98
Section 5.07	No Default	~~96~~99
Section 5.08	Ownership of Property; Liens	~~96~~99
Section 5.09	Environmental	~~97~~100
Section 5.10	Insurance	~~98~~101
Section 5.11	Taxes	~~98~~101
Section 5.12	ERISA Compliance	~~98~~101
Section 5.13	Subsidiaries; Equity Interests	~~100~~103
Section 5.14	Margin Regulations; Investment Company Act	~~100~~103
Section 5.15	Disclosure	~~100~~103
Section 5.16	Compliance with Laws	~~100~~104
Section 5.17	Taxpayer Identification Number	~~100~~104
Section 5.18	Intellectual Property; Licenses, Etc.	~~100~~104
Section 5.19	Solvency	~~101~~104
Section 5.20	Collateral Documents	~~101~~104
Section 5.21	Senior Debt	~~101~~105
Section 5.22	Anti-Terrorism; Anti-Money Laundering; Etc.	~~101~~105
Section 5.23	Foreign Corrupt Practices Act	~~102~~105
Section 5.24	EEA Financial Institution.	~~102~~105

Article 6.
Affirmative Covenants		105

Section 6.01	Financial Statements	~~102~~106
Section 6.02	Certificates; Other Information	~~103~~107
Section 6.03	Notices	~~105~~109
Section 6.04	Preservation of Existence, Etc.	~~105~~109
Section 6.05	Maintenance of Properties.	~~106~~110
Section 6.06	Maintenance of Insurance.	~~106~~110
Section 6.07	Compliance with Laws	~~107~~111

Section 6.08	Books and Records	~~107~~111
Section 6.09	Inspection Rights	~~107~~111
Section 6.10	Use of Proceeds	~~107~~111
Section 6.11	Covenant to Guarantee Obligations and Give Security	~~107~~111
Section 6.12	Compliance with Environmental Laws	~~111~~115
Section 6.13	Preparation of Environmental Reports	~~111~~115
Section 6.14	Lender Calls.	~~112~~116
Section 6.15	Further Assurances	~~112~~116
Section 6.16	Ratings	~~113~~117
Section 6.17	Designation of Restricted and Unrestricted Subsidiaries	117

Article 7.
Negative Covenants		118

Section 7.01	Liens	~~113~~118
Section 7.02	Investments	~~116~~121
Section 7.03	Indebtedness	~~119~~124
Section 7.04	Fundamental Changes	~~123~~128
Section 7.05	Dispositions	~~123~~129
Section 7.06	Restricted Payments	~~125~~130
Section 7.07	Change in Nature of Business	~~126~~132
Section 7.08	Transactions with Affiliates	~~126~~132
Section 7.09	Restrictive Agreements	~~127~~133
Section 7.10	Use of Proceeds	~~129~~134
Section 7.11	Senior Secured Leverage Ratio	~~129~~135
Section 7.12	Amendments of Organization Documents	~~129~~135
Section 7.13	Accounting Changes	~~129~~135
Section 7.14	Prepayments of Indebtedness	~~129~~135
Section 7.15	Sale-Leaseback Transactions	~~129~~136
Section 7.16	Amendments of Indebtedness	~~130~~136
Section 7.17	Negative Pledge on Material Real Property	~~130~~136

Article 8.
Events of Default and Remedies		136

Section 8.01	Events of Default	~~130~~136
Section 8.02	Remedies Upon Event of Default	~~132~~138
Section 8.03	Application of Funds	~~133~~139

Article 9.
Agency		139

Section 9.01	Appointment and Authority	~~133~~139
Section 9.02	Rights as a Lender	~~134~~140
Section 9.03	Exculpatory Provisions	~~134~~140
Section 9.04	Reliance	~~135~~141
Section 9.05	Delegation of Duties	~~135~~142

Section 9.06	Resignation of Administrative Agent	~~136~~142
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders	~~137~~143
Section 9.08	No Other Duties, Etc.	~~137~~144
Section 9.09	Administrative Agent May File Proofs of Claim	~~137~~144
Section 9.10	Collateral and Guaranty Matters	~~138~~144
Section 9.11	Additional Secured Parties.	~~139~~146

Article 10.
Miscellaneous		146

Section 10.01	Amendments, Etc.	~~140~~146
Section 10.02	Notices; Effectiveness; Electronic Communication	~~142~~149
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~144~~151
Section 10.04	Expenses; Indemnity; Damage Waiver	~~144~~151
Section 10.05	Payments Set Aside	~~146~~153
Section 10.06	Successors and Assigns	~~147~~154
Section 10.07	Treatment of Certain Information; Confidentiality	~~155~~162
Section 10.08	Right of Setoff	~~156~~163
Section 10.09	Interest Rate Limitation	~~156~~164
Section 10.10	Counterparts; Integration; Effectiveness	~~157~~164
Section 10.11	Survival of Representations and Warranties	~~157~~164
Section 10.12	Severability	~~157~~165
Section 10.13	Replacement of Lenders	~~158~~165
Section 10.14	Governing Law; Jurisdiction; Etc.	~~158~~166
Section 10.15	Waiver of Jury Trial	~~159~~167
Section 10.16	California Judicial Reference	~~160~~167
Section 10.17	No Advisory or Fiduciary Responsibility	~~160~~168
Section 10.18	Electronic Execution of Assignments and Certain Other Documents	~~161~~168
Section 10.19	USA PATRIOT Act	~~161~~168
Section 10.20	Judgment Currency	~~161~~169
Section 10.21	Pari Passu Intercreditor Agreement	~~162~~169
Section 10.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~162~~170
Section 10.23	Restatement of Original Credit Agreement.	~~162~~170

SCHEDULES

1.01A	Existing Letters of Credit
1.01B	Mortgaged Properties
2.01	Commitments and Applicable Percentages
4.01(a)(ii)	Closing Date Collateral Documents
4.01(a)(iv)	Local Legal Counsel Opinions
5.08(b)	Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.13	Subsidiaries; Other Equity Investments
7.02(r)(i)	Golden Boy Acquisition
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
A-3	Prepayment Notice
A-4	Swing Line Loan Prepayment Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Incremental Term Loan Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Joinder Agreement
G	Amended and Restated Guarantee and Collateral Agreement
H-1 through H-4	U.S. Tax Compliance Certificates
I	Pari Passu Intercreditor Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 28, 2017, among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, as Administrative Agent and the Swing Line Lender, and each L/C Issuer (as defined below).
WITNESSETH
Whereas, the Borrower entered into that certain Credit Agreement, dated as of January 29, 2014 (as amended by the First Amendment to the Credit Agreement, dated as of May 1, 2014, the Second Amendment to the Credit Agreement, dated as of March 6, 2015, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrower, each lender from time to time party thereto and Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, N.A.) as administrative agent thereunder;
Whereas, pursuant to the Original Credit Agreement, the Revolving Credit Lenders (as defined in the Original Credit Agreement) extended credit to the Borrower in the form of and pursuant to Revolving Credit Commitments (as defined in the Original Credit Agreement) in an aggregate amount at any time outstanding not in excess of $400,000,000;
Whereas, the Borrower has requested that the Revolving Credit Lenders, and the Revolving Credit Lenders have agreed to, amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement to provide a revolving credit facility in an aggregate amount of $800,000,000 and make the other modifications evidenced hereby, and the Revolving Credit Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.
Whereas, the Borrower and the Lenders party hereto have agreed to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement; and it has been agreed by such parties that the Loans and any other Obligations under (and each as defined therein) the Original Credit Agreement shall be governed by and deemed to be outstanding under this Agreement with the intent that this Agreement shall supersede the terms of the Original Credit Agreement which shall hereafter have no further effect upon the parties thereto (other than the indemnification, expense and other provisions of the Original Credit Agreement that expressly survive pursuant to the terms set forth therein) and which shall be amended and restated by this Agreement; and all references to the “Credit Agreement” in any Loan Document (as defined in the Original Credit Agreement) delivered in connection with the Original Credit Agreement shall be deemed to refer to this Agreement and the provisions hereof; provided that it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other such Loan Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document.

Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1.
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms
~~Defined Terms~~. As used in this Agreement, the following terms shall have the meanings set forth below:
“~~2022~~2025 5.50% Senior Notes” means the Borrower’s ~~6.00~~5.50% Senior Notes due ~~2022~~2025 issued pursuant to that certain Indenture, dated as of ~~June 2~~February 14, ~~2014~~2017, between the Borrower and Wells Fargo, as trustee.
“~~2024~~2025 8.00% Senior Notes” means the Borrower’s ~~7.75~~8.00% Senior Notes due ~~2024~~2025 issued pursuant to that certain Indenture, dated as of August 18, 2015, between the Borrower and Wells Fargo, as trustee.
“~~2025 5.50%~~2026 Senior Notes” means the Borrower’s ~~5.50~~5.00% Senior Notes due ~~2025~~2026 issued pursuant to that certain Indenture, dated as of ~~February 14, 2017,~~August 3, 2016 between the Borrower and Wells Fargo, as trustee.
“~~2025 8.00%~~2027 Senior Notes” means the Borrower’s ~~8.00~~5.75% Senior Notes due ~~2025~~2027 issued pursuant to that certain Indenture, dated as of ~~August 18~~February 14, ~~2015~~2017, between the Borrower and Wells Fargo, as trustee.
“~~2026~~2028 Senior Notes” means the Borrower’s ~~5.00~~5.625% Senior Notes due ~~2026~~2028 issued pursuant to that certain Indenture, dated as of ~~August 3, 2016~~December 1, 2017, between the Borrower and Wells Fargo, as trustee.
~~“2027 Senior Notes” means the Borrower’s 5.75% Senior Notes due 2027 issued pursuant to that certain Indenture, dated as of February 14, 2017, between the Borrower and Wells Fargo, as trustee.~~
“8th Avenue Food” means 8th Avenue Food & Provisions, Inc., a Missouri corporation.
“Act” has the meaning specified in Section 10.19.
“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agency Fee Letter” means the Agency Fee Letter, dated May 4, 2015, between the Borrower and the Administrative Agent.
“Agent” means each of the Administrative Agent, the Syndication Agent and the Documentation Agents.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.20.
“Alternative Currency” means Canadian Dollars, Euros and Pounds Sterling.
“Annual Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries and the consolidated statements of operations, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries for the three latest Fiscal Years ending more than 90 days prior to the Closing Date.
“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption of public officials, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Terrorism Laws” has the meaning specified in Section 5.22.
“Applicable Percentage” means (a) in respect of the Incremental Term Loans, with respect to any Incremental Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Incremental Term Loans then outstanding represented by the principal amount of such Incremental Term Loan Lender’s Incremental Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place), the numerator of which is the Revolving Credit Commitment of such Revolving Credit Lender and the denominator of which is the aggregate amount of the Revolving Credit Commitments; provided that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of any L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable. The Applicable Percentage of any Revolving Credit Lender is subject to adjustment as provided in Section 2.16.

“Applicable Rate” means, in respect of Revolving Credit Loans, (a) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 0.75% per annum for Base Rate Loans that are Revolving Credit Loans or Swing Line Loans and 1.75% per annum for Eurodollar Rate Loans and CDOR Rate Loans that are Revolving Credit Loans and Letter of Credit Fees and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Senior Secured Leverage Ratio	Eurodollar Rate/CDOR Rate Loans/Letters of Credit	Base Rate
1	> 2.50 to 1.00	2.25%	1.25%
2	< 2.50 to 1.00 but ≥ 1.50 to 1.00	2.00%	1.00%
3	< 1.50 to 1.00	1.75%	0.75%
Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Furthermore, the Applicable Rate in respect of any Series of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

For the avoidance of doubt, for periods prior to the Closing Date, the “Applicable Rate” shall be as defined in the Original Credit Agreement.
“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the FRB) under regulations issued from time to time by the FRB or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility or any Series of Incremental Term Loans, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan or an Incremental Term Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the relevant L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred without notice following the date of this Agreement) and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.
“Assessment Property” has the meaning specified in Section 6.13.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Auction” has the meaning specified in Section 10.06(b)(vii)(A).
“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06 and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of any L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, with respect to Loans denominated in U.S. Dollars, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%.
“Base Rate Loan” means a Revolving Credit Loan or an Incremental Term Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Notice” has the meaning specified in Section 6.11(b)(vii).

“Borrower Retained ECF Amount” means, as at any date of determination, an amount equal to: (x) the Borrower Retained ECF Percentage of the Consolidated Excess Cash Flow of the Borrower for each Fiscal Year beginning with the Fiscal Year commencing October 1, 2013 through and including the last day of the most recently completed Fiscal Year with respect to which the Administrative Agent has received the Compliance Certificate required to be delivered pursuant to Section 6.02(a) minus (y) any portion of such amount utilized by the Borrower and its Subsidiaries since October 1, 2013 and on or prior to such date of determination to make (1) Investments pursuant to Section 7.02(c)(iv)(C)(2) of this Agreement or the Original Credit Agreement, (2) Investments pursuant to Section 7.02(o)(2) of this Agreement or the Original Credit Agreement, (3) Restricted Payments pursuant to Section 7.06(e)(2) of this Agreement or the Original Credit Agreement or (4) payments of Junior Indebtedness pursuant to Section 7.14(c)(2) of this Agreement or the Original Credit Agreement.
“Borrower Retained ECF Percentage” means, for any given Fiscal Year, 50%; provided that if, as of the last day of such Fiscal Year, the Senior Secured Leverage Ratio is (x) less than or equal to 3.00:1.00 but greater than 2.25:1.00, the Borrower Retained ECF Percentage shall be 75% or (y) less than or equal to 2.25:1.00, the Borrower Retained ECF Percentage shall be 100%.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or an Incremental Borrowing, as the context may require.
“Bridge Facility Agreement” means the Bridge Facility Agreement to be entered into initially by the Borrower, as borrower, and the agents, lenders and other persons from time to time party thereto, in connection with the transactions contemplated by the Private Brands Transaction Agreement.
“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market and (d) with respect to all notices, determinations, fundings and payments in connection with, and payments of principal and interest on, CDOR Rate Loans, any day which is a Business Day described in clause (a) and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.
“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or maintenance of any fixed or capital asset, in each case, that are capitalized in accordance with GAAP.
“Capital Lease” means, with respect to any Person, any lease that is required by GAAP to be capitalized on a balance sheet of such Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or the Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America or Canada, any state or province thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-1 (or the then equivalent grade) or better from S&P or P-1 (or the then equivalent grade) or better from Moody’s; and
(d)Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with any Loan Party, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Closing Date, any Person that is, on the Closing Date, a Lender, the Administrative Agent or an Arranger or Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement.
“CDOR Rate” means, with respect to each Interest Period for a CDOR Rate Loan, the rate per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed CDOR Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto, Canada time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) with a term equivalent to such Interest Period or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closest to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent and the Lenders for funding such CDOR Rate Loan. Notwithstanding the foregoing, at no time will the CDOR Rate be deemed to be less than zero percent per annum.
“CDOR Rate Loan” means a Revolving Credit Loan or Incremental Revolving Loans (or any one or more portions thereof) that bears interest based on the CDOR Rate.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.
“CFC” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:
(a)(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder or (2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Borrower or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)a “Change of Control,” “Change in Control” or similar event shall occur under any of the Senior Notes or any other Indebtedness of the Borrower or any of its Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Indebtedness thereunder to accelerate the maturity thereof or to resell such other Indebtedness to the Borrower, or requires the Borrower to repay, or offer to repurchase, such Indebtedness prior to the stated maturity thereof).
“Closing Date” means the first date all the conditions precedent referred to in Section 4.01 are satisfied or waived in accordance with Section 10.01, which date is March 28, 2017.
“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property provided as collateral security under the terms of the Collateral Documents.
“Collateral Agreement” means the amended and restated guarantee and collateral agreement of even date herewith executed and delivered by the Loan Parties and substantially in the form of Exhibit G.
“Collateral Documents” means, collectively, the Collateral Agreement, the Mortgages, the Foreign Security Documents, each of the mortgages, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(ii) or 6.11, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment, an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment, as the context may require.
“Commitment Fee Rate” means (a) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter following the Closing Date, 0.250% and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Senior Secured Leverage Ratio	Commitment Fee Rate
1	> 2.50 to 1.00	0.375%
2	< 2.50 to 1.00	0.250%
Any increase or decrease in the Commitment Fee Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b).
For the avoidance of doubt, for time periods prior to the Closing Date, the “Commitment Fee Rate” shall be as defined in the Original Credit Agreement.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing or (b) an Incremental Borrowing, which shall be substantially in the form of Exhibit A-1.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Closing Date, and includes, without limitation, all series and classes of such common stock.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (i) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Charges, plus
(b) the provision for Federal, state, local and foreign income and franchise taxes payable (calculated net of Federal, state, local and foreign income tax credits) and other taxes, interest and penalties included under GAAP in income tax expense (provided that such amounts in respect of any Restricted Subsidiary shall be included in this clause (b) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organization Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders), plus
(c) depreciation and amortization expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus
(d) other non-recurring expenses, write-offs, write-downs or impairment charges which do not represent a cash item in such period (or in any future period) (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), plus

(e) non-cash charges or expenses related to stock-based compensation) and other non-cash charges or non-cash losses (including, extraordinary, unusual or non-recurring non-cash losses) incurred or recognized, plus
(f) cash or non-cash charges constituting fees and expenses incurred in connection with the Transaction in an amount not to exceed $5,000,000 in the aggregate pursuant to this clause (f), plus
(g) unrealized losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard, plus
(h) one-time deal advisory, financing, legal, accounting, and consulting cash expenses incurred by the Borrower and its Restricted Subsidiaries in connection with any Permitted Acquisitions not constituting the consideration for any such Permitted Acquisition, plus
(i) non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 - Fair Value Option or any similar accounting standard), plus
(j) restructuring charges or reserves, integration costs or other business optimization expenses, including in connection with (x) any Permitted Acquisition, (y) inventory optimization programs and (z) the consolidation or closing of facilities during such Measurement Period, plus
(k) non-cash losses on sales of Receivables that are Disposed of in connection with a Qualified Receivables Transaction permitted hereunder; plus
(l) extraordinary, unusual or non-recurring cash charges and losses incurred or recognized, plus
(m) any increase in cost of goods sold resulting from the write up of inventory attributable to purchase accounting treatment with respect to any acquisition;
and (ii) minus, without duplication,
(x) unrealized gains included in Consolidated EBITDA for such Measurement Period in respect of hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard and
(y) non-cash gains included in Consolidated Net Income for such Measurement Period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or a reserve for a potential cash gain in any prior period).

If there has occurred a Permitted Acquisition or other Investment permitted by this Agreement during the applicable Measurement Period, or for purposes of calculating pro forma Consolidated Leverage Ratio, Senior Secured Leverage Ratio or Consolidated Interest Coverage Ratio after the applicable Measurement Period but on or prior to the Ratio Calculation Date in accordance with Section 1.09(b), Consolidated EBITDA shall be calculated on a Pro Forma Basis.
Calculating Consolidated EBITDA on a Pro Forma Basis shall mean giving effect to any such Permitted Acquisition or other Investment, and any Indebtedness incurred or assumed in connection therewith, as follows:

(A)
any Indebtedness incurred or assumed in connection with such Permitted Acquisition or other permitted Investment was incurred or assumed on the first day of the applicable Measurement Period and remained outstanding,

(B)
the rate on such Indebtedness shall be calculated as if the rate in effect on the date of such Permitted Acquisition or other permitted Investment had been the applicable rate for the entire period (taking into account any interest rate Swap Contracts applicable to such Indebtedness), and

(C)
all income, depreciation, amortization, taxes, and expense associated with the assets or entity acquired in connection with such Permitted Acquisition or other permitted Investment for the applicable period shall be calculated on a pro forma basis after giving effect to cost savings, operating expense reductions, other operating improvements and acquisition synergies that are reasonably identifiable and projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by the Borrower or any Restricted Subsidiary in connection with such Permitted Acquisition or other permitted Investment and net of (x) the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated EBITDA in each case from and after the first day of such Measurement Period and (y) the amount of all income, depreciation, amortization, taxes and expenses associated with any assets or entity acquired in connection with such Permitted Acquisition or other permitted Investment that the Borrower reasonably anticipates will be divested pursuant to Section 7.05(k) or otherwise;

provided that:
(i) the aggregate amount of cost savings, operating expense reductions, other operating improvements and acquisition synergies added-back in connection with Permitted Acquisitions or other permitted Investments pursuant to this clause (C) in any four consecutive fiscal quarter period shall not exceed 25% of Consolidated EBITDA for such period prior to giving effect to this clause (C); and

(ii) at the time any such calculation pursuant to this clause (C) is made, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer (which may be the Compliance Certificate) setting forth reasonably detailed calculations in respect of the matters referred to in this clause (C), as well as the relevant factual support in respect thereof.
“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus, (ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non‑cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non‑cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), plus (iii) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of (i) the amounts for such period paid in cash by the Borrower and its Restricted Subsidiaries from operating cash flow (and not already reducing Consolidated Net Income) of (1) scheduled repayments (but not optional or mandatory prepayments) of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries (excluding scheduled repayments of Revolving Credit Loans or Swing Line Loans (or other loans which by their terms may be re-borrowed if prepaid) except to the extent the Revolving Credit Commitments (or commitments in respect of such other revolving loans) are permanently reduced in connection with such repayments) and scheduled repayments of obligations of the Borrower and its Restricted Subsidiaries under Capital Leases (excluding any interest expense portion thereof), (2) Capital Expenditures, (3) payments of the type described in clause (f) of the definition of Consolidated EBITDA, (4) repurchases of Incremental Term Loans by the Borrower pursuant to Section 10.06(b)(vii) and (5) consideration in respect of Permitted Acquisitions plus (ii) other non‑cash gains increasing Consolidated Net Income for such period (excluding any such non‑cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash gain in any prior period).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication of, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations hereunder and any Indebtedness owing or paid to non-Affiliated third parties in respect of Receivables Program Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct non-contingent obligations arising in connection with letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, consolidated interest expense (net of interest income) for such period whether paid or accrued and whether or not capitalized (including, without limitation, and without duplication, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptances, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction owing or paid to non-Affiliated third parties, dividend payments made in cash on any Disqualified Equity Interests and the Existing Post Preferred Stock, and net payments, if any, pursuant to interest rate Swap Contracts, but excluding amortization of debt issuance costs), in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Charges for such Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (~~net of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries~~which shall be calculated net of Unrestricted Cash) as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period determined in conformity with GAAP; provided that Consolidated Net Income shall exclude, without duplication, (a) extraordinary gains and extraordinary non-cash losses for such Measurement Period, (b) the net income of any Restricted Subsidiary (other than a Receivables Subsidiary) during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary or is a Receivables Subsidiary, except that (x) the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso) and (y) any such loss for such Measurement Period shall be included to the extent funded with cash contributed by the Borrower or a Restricted Subsidiary and (d) any cancellation of debt income arising from a repurchase of Incremental Term Loans by the Borrower pursuant to Section 10.06(b)(vii).

“Consolidated Senior Secured Debt” means, as of any date of determination, without duplication, the aggregate principal amount of Consolidated Funded Indebtedness outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, purchase money Indebtedness and Attributable Indebtedness in respect of Capital Leases).
“Consolidated Total Assets” means, on any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) on or prior to such date or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the financial statements for the fiscal quarter ended December 31, 2016, in each case after giving pro forma effect to acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.
“Consolidated Working Capital” means, as at any date of determination, Consolidated Current Assets of the Borrower and its Restricted Subsidiaries less Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital of the Person acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) the Consolidated Working Capital of the Person acquired at the end of such period (in each case, substituting the Person acquired for the Borrower and its Restricted Subsidiaries in the calculation of such acquired Consolidated Working Capital).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Notice” means a notice of (a) (i) a conversion of Eurodollar Rate Loans to Base Rate Loans or (ii) a conversion of Base Rate Loans to Eurodollar Rate Loans or (b) a continuation of Eurodollar Rate Loans or CDOR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-2.
“Cost Estimate” has the meaning specified in Section 6.13.
“Covenant Transaction” has the meaning specified in Section 1.09(d).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (x) with respect to principal, interest or other fees attributable to a Facility, (i) in case of Loans denominated in an Alternative Currency, the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% and (ii) in the case of Loans denominated in U.S. Dollars, the Base Rate plus the Applicable Rate applicable to Base Rate Loans under such Facility plus 2% per annum and (y) with respect to all other Obligations, (i) the Base Rate in respect of the Revolving Credit Facility plus (ii) the Applicable Rate applicable to Base Rate Loans under the Revolving Credit Facility plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless, with respect to funding obligations in respect of Loans, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has provided written notice to the Borrower and the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such written notice or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent made in good faith belief that such Lender may not honor its funding obligations, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgements or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (y) any issuance of Equity Interests by any Restricted Subsidiary of such Person. For the avoidance of doubt, any issuance of Equity Interests by the Borrower shall not be a Disposition.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the mandatory scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is 91 days after the latest Maturity Date in effect at the time of issuance of such Equity Interests; provided, however, that only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; and provided further, however, that if such Equity Interests are issued pursuant to a plan for the benefit of the employees of the Borrower or its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The Existing Post Preferred Stock shall not be Disqualified Equity Interests.

“Disqualified Lender” means (a) any Person who is an operating competitor of the Borrower or its Subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that such supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments hereunder) and (b) with respect to each Person that is a “Disqualified Lender” pursuant to clause (a) above, any of its Affiliates (other than any Affiliate of a Person that is solely a “Disqualified Lender” pursuant to clause (a) above and is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and for purposes hereof, a “vulture fund” or Person that purchases distressed debt in the ordinary course of its business shall be deemed not to be a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business) that is either (i) identified to the Administrative Agent by name in writing by the Borrower from time to time (provided that such supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans hereunder) or (ii) clearly identifiable as an Affiliate of such Disqualified Lender solely on the basis of such Affiliate’s name.
“Documentation Agents” means Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., in their capacity as co-documentation agents.
“Domestic Subsidiary” means any Subsidiary other than a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.
“ECF Percentage” means, for any given Fiscal Year, 50%; provided that if, as of the last day of such Fiscal Year, the Senior Secured Leverage Ratio is (x) less than or equal to 3.00:1.00 but greater than 2.25:1.00, the ECF Percentage shall be 25% or (y) less than or equal to 2.25:1.00, the ECF Percentage shall be 0%.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person (other than a natural person) that meets the requirements to be an assignee under Sections 10.06(b)(v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Claim” means any written notice, claim, demand, action, litigation, toxic tort, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by any Governmental Authority or any other Person, arising out of, based on or pursuant to any Environmental Law or related in any way to any actual, alleged or threatened Environmental Liability.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, agreements or governmental restrictions relating to human health and safety, pollution, the protection of the environment or the release of any materials into the environment, including those related to hazardous materials, substances or wastes and air and water emissions and discharges.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), obligation, responsibility or cost directly or indirectly resulting from or based upon (a) any violation of, or liability under, any Environmental Law, (b) the generation, use, handling, transportation, storage, distribution, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) natural resource damage or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization issued pursuant to or required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means the occurrence of any of the following (a) a material Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that the adjusted funding target attainment percentage (as defined in Section 436(j)(2) of the Code) of any Pension Plan is both less than 80% and such Pension Plan is more than $20,000,000 underfunded on an adjusted funding target attainment percentage basis; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Escrow Subsidiary” means a wholly-owned Subsidiary (i) created by the Borrower or any Subsidiary for the sole purpose of issuing debt securities the net proceeds of which must be deposited into a secured escrow account of such Subsidiary pending consummation of a Permitted Acquisition and which debt securities must be redeemed if such Permitted Acquisition is not consummated, (ii) engaged in no activities other than those incidental to the issuance of such debt securities, (iii) owning no assets other than amounts that have been deposited into such secured escrow account and (iv) which has been designated as an Escrow Subsidiary by the Borrower’s Board of Directors as evidenced by a filing with the Administrative Agent of (1) a board resolution of the Borrower giving effect to such designation and (2) an officers’ certificate certifying that such designation, and the transactions in which such Subsidiary will engage (including the terms of the debt securities issued by such Subsidiary), comply with the requirements of this definition; provided that if at any time (x) such Subsidiary ceases to comply with the requirements of this definition or (y) the debt securities become guaranteed by (or secured by assets of) any Person other than such Subsidiary, such designated Subsidiary shall no longer constitute an Escrow Subsidiary under this Agreement.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” means the single currency of any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to economic and monetary union.

“Eurodollar Rate” means for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward, if necessary, to the next whole multiple of 1/100 of 1.00%) (i) (x) the rate per annum equal to the rate determined by the Administrative Agent to be the offered Screen Rate for deposits (for delivery on the first day of such period) (such page currently being in relation to a Loan denominated in U.S. Dollars or Pounds Sterling, as currently published on Reuters Screen LIBOR01 Page (or any successor thereto)and (y) in relation to a Loan denominated in Euros, the EURIBOR01 page) with a term equivalent to such Interest Period in the relevant currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (y) in the event the rates referenced in the preceding clause (x) do not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average London Interbank Offered Rate for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in such currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (z) in the event the rates referenced in the preceding clauses (x) and (y) are not available, the rate per annum equal to the offered quotation rate by first class banks in the London interbank market to the Administrative Agent for deposits (for delivery on the first day of the relevant period) in in such currency of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (x) one minus (y) the Applicable Reserve Requirement; provided, however, notwithstanding the foregoing, at no time will the Eurodollar Rate be deemed to be less than zero percent per annum.
“Eurodollar Rate Loan” means a Revolving Credit Loan or an Incremental Term Loan that bears interest at a rate based on the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Evidence of Flood Insurance” has the meaning specified in Section 6.11(b)(vii).
“Excluded Subsidiary” means (a) PHI Acquisition LP ULC, (b) PHI Acquisition GP ULC, (c) any Foreign Subsidiary in respect of which either (i) the pledge of greater than 65.0% of the voting Equity Interests of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations would be likely to, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole, as a result of Section 956 of the Code (each a “CFC”), (d) any direct or indirect Subsidiary of a Foreign Subsidiary described in the immediately preceding clause (c), including any Domestic Subsidiary owned by any Foreign Subsidiary described therein, (e) any Receivables Subsidiary ~~or~~, (f) any Escrow Subsidiary or (g) any Unrestricted Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income Taxes), and branch profits Taxes in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States federal withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except that in the case of a Foreign Lender that designates a new Lending Office or becomes a Party to this Agreement pursuant to an assignment, withholding Taxes shall not be Excluded Taxes to the extent that such Taxes were not Excluded Taxes with respect to such Foreign Lender or its assignor, as the case may be, immediately before such designation of a new Lending Office or assignment; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the collective reference to the existing letters of credit identified on Schedule 1.01A, including extensions and renewals thereof.
“Existing Obligations” has the meaning specified in Section 10.23.
“Existing Post Preferred Stock” means (a) the Borrower’s 3.75% Series B Cumulative Preferred Convertible Preferred Stock, with a liquidation preference of $100 per share, and (b) the Borrower’s 2.5% Series C Cumulative Preferred Convertible Preferred Stock, with a liquidation preference of $100 per share, in each case, outstanding on the Closing Date.
“Facility” means the Revolving Credit Facility or an Incremental Facility, as the context may require.
“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed zero.

“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on September 30 of each calendar year.
“Flood Determination Form” has the meaning specified in Section 6.11(b)(vii).
“Flood Documents” has the meaning specified in Section 6.11(b)(vii).
“Flood Laws” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert -Waters Flood Insurance Reform Act of 2012, in each case, together with all regulations promulgated thereunder, as such statutes or regulations may be amended or modified from time to time.
“Foreign Security Documents” means the collective reference to the security agreements, debentures, pledge agreements, charges, and other similar documents and agreements pursuant to which any Loan Party purports to pledge or grant a security interest in any property or assets located outside the United States (including the equity interests of any Person formed or existing under the laws of any jurisdiction other than the United States or any political subdivision thereof) securing the Obligations.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, each existing and future direct or indirect Subsidiary of the Borrower (other than any Excluded Subsidiary or any Immaterial Subsidiary).
“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants or any other hazardous or toxic substances, wastes or materials regulated under or defined in any Environmental Law, including petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted hereunder, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger in its capacity as a party to such Swap Contract.
“Immaterial Subsidiary” means, as of any date, any Subsidiary that, (a) as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, accounts for less than 2.5% of the Consolidated Total Assets of the Borrower and less than 2.5% of the net sales of the Borrower and its Subsidiaries on a consolidated basis, in each case, as measured as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered and (b) does not, directly or indirectly, hold Equity Interests in any Subsidiary that is not an Immaterial Subsidiary as of such date; provided that if, as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, the aggregate amount of Consolidated Total Assets or net sales attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds 5% of the Consolidated Total Assets of the Borrower or 5% of the net sales of the Borrower and its Subsidiaries on a consolidated basis, then a sufficient number of Subsidiaries shall be designated by the Borrower (or, in the event the Borrower has failed to do so within twenty days, the Administrative Agent) to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Increased Amount Date” has the meaning specified in Section 2.14(b).
“Incremental Borrowing” means a borrowing of Incremental Revolving Loans or Incremental Term Loans, as the context requires.
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(s).
“Incremental Facility” means, at any time, as the context may require, the aggregate amount of the Incremental Revolving Loan Lenders’ Incremental Revolving Credit Commitments and/or the Incremental Term Loan Lenders’ Incremental Term Loan Commitments of a given Series at such time and, in each case, but without duplication, the Credit Extensions made thereunder.
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Loan Lender” has the meaning specified in Section 2.14(b).
“Incremental Revolving Loans” has the meaning specified in Section 2.14(e).
“Incremental Term Loan Commitments” has the meaning specified in Section 2.14(a).
“Incremental Term Loan Lender” has the meaning specified in Section 2.14(b).
“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.
“Incremental Term Loans” has the meaning specified in Section 2.14(f).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account is payable (unless being contested in good faith and by appropriate proceedings) and (ii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)Capital Leases and Synthetic Lease Obligations;
(g)all obligations of such Person in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest that is a Disqualified Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Indebtedness shall not include the Existing Post Preferred Stock.
“Indemnified Liabilities” has the meaning specified in Section 10.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan or CDOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan or CDOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each December, March, June and September and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurodollar Rate Loan or CDOR Rate Loan, the period commencing on the date such Eurodollar Rate Loan or CDOR Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or CDOR Rate Loan, as applicable, and ending on the date one, two, three or six months (or, if available to relevant Lenders, 12 months or any period less than one month) thereafter, as selected by the Borrower in its Committed Loan Notice or Conversion/Continuation Notice, as applicable; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Interest Rate Determination Date” means, with respect to any Interest Period in respect of Eurodollar Rate Loans, the date that is two Business Days prior to the first day of such Interest Period.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement or instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer relating to such Letter of Credit.
“Joinder Agreement” means an agreement substantially in the form of Exhibit F.
“Judgment Currency” has the meaning specified in Section 10.20.
“Junior Indebtedness” has the meaning specified in Section 7.14.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) Barclays Bank PLC, (ii) Bank of America, N.A., (iii) Credit Suisse AG, Cayman Islands Branch, (iv) Deutsche Bank AG New York Branch, (v) JPMorgan Chase Bank, N.A., (vi) Wells Fargo Bank, N.A., (vii) any other Revolving Credit Lender that may become and agrees to become an L/C Issuer pursuant to Section 2.03(k), (viii) any successor issuer of Letters of Credit hereunder or (ix) collectively, all of the foregoing, in each case, in their respective capacities as an issuer thereof. It is understood and agreed that each L/C Issuer’s and its respective Affiliates’ share of the Letter of Credit Sublimit shall not exceed the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 (as such Schedule may be amended with the consent of each affected L/C Issuer and the Borrower) under the caption “Letter of Credit Commitment.”
“L/C Obligations” means, as at any date of determination, (i) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (ii) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, in each case, using the U.S. Dollar Equivalent of amounts denominated in an Alternative Currency. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCA Election” means the Borrower’s election to treat a specified Investment (including a Permitted Acquisition) as a Limited Condition Acquisition by giving written notice of such election to the Administrative Agent at any time prior to the closing of such Limited Condition Acquisition.
“LCA Test Date” has the meaning specified in Section 1.09(c).
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition or other Investment, by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not, by the terms of the applicable purchase, sale, joint venture, merger or any other definitive agreement with respect to such Permitted Acquisition or other Investment, conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to the Borrower hereunder in the form of a Revolving Credit Loan, a Swing Line Loan, an Incremental Revolving Loan or an Incremental Term Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, the Collateral Documents, the Pari Passu Intercreditor Agreement, each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, any Joinder Agreement and any other agreement or instrument designated as a “Loan Document” by its terms.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of the Borrower’s Common Stock that are issued and outstanding on the date of the relevant Restricted Payment and listed on The New York Stock Exchange (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) multiplied by (b) the arithmetic mean of the closing price per share of such Common Stock as reported by The New York Stock Exchange (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) for each of the 30 consecutive trading days immediately preceding the date of such Restricted Payment.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Real Estate Asset” means (a) any fee-owned real property with a fair market value in excess of $40,000,000 and (b) any leased real property where inventory, machinery and equipment with a value in excess of $20,000,000 is or is expected to be maintained.
“Maturity Date” means, with respect to the Revolving Credit Facility, March 28, 2022 and, with respect to any Incremental Term Loans, each Incremental Term Loan Maturity Date applicable thereto; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements are available (other than for purposes of calculating ratios pursuant to Section 7.11, which shall look to the most recently completed four fiscal quarters of the Borrower).

“MIRE Event” means, if there are any Mortgaged Properties at such time, any increase in the amount, extension of the maturity or renewal of, any of the Commitments or Loans (other than (i) any conversion or continuation of any Borrowing from one Type into another Type, (ii) the making of any Revolving Credit Loan or Swing Line Loan or (iii) the issuance, renewal, extension or amendment of any Letter of Credit).
“MNPI” has the meaning specified in Section 6.02.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policy” has the meaning specified in Section 6.11(b)(iv).
“Mortgaged Property” means the real properties listed on Schedule 1.01B and any real property which becomes subject to a Mortgage pursuant to Section 6.11(b).
“Mortgages” has the meaning specified in Section 6.11(b).
“Multiemployer Plan” means an employee benefit plan defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Equity Proceeds” means, as at any date of determination, without duplication, an amount equal to any cash proceeds from a capital contribution to, or any cash proceeds from the issuance by the Borrower of any Qualified Equity Interests of the Borrower (other than pursuant to any employee stock or stock option compensation plan or pursuant to any issuance permitted by Section 7.02(k) or 7.06(c)) in each case after February 3, 2012, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements), minus any portion of such amount used by the Borrower and its Restricted Subsidiaries on or prior to such date of determination to make (1) Investments pursuant to Section 7.02(c)(iv)(C)(3) of this Agreement or the Original Credit Agreement, (2) Investments pursuant to Section 7.02(o)(3) of this Agreement or the Original Credit Agreement, (3) Restricted Payments pursuant to Section 7.06(e)(3) of this Agreement or the Original Credit Agreement or (4) payments of Junior Indebtedness pursuant to Section 7.14(c)(4) of this Agreement and the Original Credit Agreement.
“NFIP” has the meaning specified in Section 6.11(b)(vii).

“Non-Recourse Debt” means Indebtedness:
(a)as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;
(b)default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would not permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(c)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.
“Note” means a promissory note made by the Borrower (x) in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1 or (y) in favor of an Incremental Term Loan Lender evidencing Incremental Term Loans made by such Incremental Term Loan Lender, substantially in the form of Exhibit C-2.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Offer Loans” has the meaning specified in Section 10.06(b)(vii)(A).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning assigned to such term in the recitals hereof.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from one or more of the following: such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or mortgage recording Taxes, any other excise or property Taxes, or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Swing Line Loans and Incremental Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Swing Line Loans and Incremental Term Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts, in each case, using the U.S. Dollar Equivalent of obligations denominated in an Alternative Currency.
“Pari Passu Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and the other parties from time to time party thereto, substantially in the form of Exhibit I.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including, but not limited to, Multiple Employer Plans, Multiemployer Plans, defined benefit plans or defined contribution plans) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any investment by the Borrower or any Restricted Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business or a separate operation (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if:
(a)the acquired entity, assets or operations shall be in the Permitted Business, or a line of business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof;
(b)the aggregate amount of the Consolidated EBITDA of the Persons that do not become Loan Parties as a result of any such acquisition and all other Permitted Acquisitions closed on or after the Closing Date shall not exceed the greater of (i) $230,000,000 and (ii) 25% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b) after giving effect to all acquisitions whether closed prior to, on or after the Closing Date, but prior to giving effect to the proposed acquisition; and
(c)no Default or Event of Default under Section 8.01(f) or 8.01(g) shall have occurred and be continuing as of the closing date of the proposed acquisition.
“Permitted Business” means the growing, packaging, manufacturing, processing, licensing, distribution and/or sale of any product that is ingestible by a natural person or the provision of any service with respect thereto.
“Permitted Holder” means (a) William P. Stiritz, (b) any of his immediate family members or (c) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50.1% or more controlling interest of which consist of William P. Stiritz and/or his immediate family members.
“Permitted Liens” means those Liens permitted pursuant to Section 7.01.
“Permitted Prior Liens” has the meaning specified in Section 5.20.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and the Liens on any collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the collateral securing the Obligations), (f) the terms and conditions (excluding as to collateral, subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (g) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured and (h) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledged Equity” means the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests (each as defined in the Collateral Agreement) required to be delivered by the Loan Parties pursuant to Section 5.2 of the Collateral Agreement.
“Pounds Sterling” and “GBP” means the lawful currency of the United Kingdom.
“Prepayment Notice” shall mean a notice of the optional prepayment of Revolving Credit Loans or Incremental Term Loans pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit A-3.
“Prime Rate” means, the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Private Brands Transaction Agreement” means that certain Transaction Agreement, dated August 2, 2018, by and among the Borrower, 8th Avenue Food and THL Equity Fund VIII Investors (PB), LLC, a Delaware limited liability company, as in effect on the Third Amendment Effective Date, as amended to the extent any such amendment is not materially adverse to the Lenders.
“Private Lender” has the meaning specified in Section 6.02.
“Pro Rata Obligations” means the Loans and the Letters of Credit.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Money Note” means a promissory note (which, if made to or to the order of a Loan Party, shall be pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents) evidencing the obligation of a Receivables Subsidiary or a Special Purpose Vehicle to pay the purchase price for Receivables or other Indebtedness to the Borrower or any Restricted Subsidiary (or to a Receivables Subsidiary in the case of a transfer to a Special Purpose Vehicle) in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Borrower or any Restricted Subsidiary) or to any Special Purpose Vehicle (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the Closing Date or arising thereafter); provided that: (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (a) is Guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), excluding Guarantees of obligations pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings; (2) neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle other than on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and Standard Securitization Undertakings; and (3) the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results other than Standard Securitization Undertakings.

“Quarterly Financial Statements” has the meaning specified in Section 6.01(b).
“Ratio Calculation Date” has the meaning specified in Section 1.09(b)(i).
“Receivables” means all rights of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Borrower or such Restricted Subsidiary as accounts receivable.
“Receivables Documents” means: (1) one or more receivables purchase agreements, pooling and servicing agreements, credit agreements, agreements to acquire undivided interests or other agreements to transfer or obtain loans or advances against, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Borrower, a Restricted Subsidiary and/or a Receivables Subsidiary, and (2) each other instrument, agreement and other document entered into by the Borrower, a Restricted Subsidiary or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (1) above.
“Receivables Program Assets” means: (1) all Receivables which are described as being transferred by the Borrower, a Restricted Subsidiary or a Receivables Subsidiary pursuant to the Receivables Documents; (2) all Receivables Related Assets in respect of Receivables described in clause (1); and (3) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.
“Receivables Program Obligations” means Indebtedness and other obligations owing in respect of notes, trust certificates, undivided interests, partnership interests or other interests sold, issued and/or pledged, or otherwise incurred, in connection with a Qualified Receivables Transaction; and related obligations of the Borrower, a Restricted Subsidiary or a Special Purpose Vehicle (including, without limitation, Standard Securitization Undertakings).
“Receivables Related Assets” means: (1) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables); (2) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited; (3) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction; (4) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and (5) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Repurchase Obligation” means any obligation of the Borrower or a Restricted Subsidiary (other than a Receivables Subsidiary) in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the Borrower or a Restricted Subsidiary (other than a Receivables Subsidiary).
“Receivables Subsidiary” means a special purpose wholly-owned Subsidiary created by the Borrower or any Restricted Subsidiary in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Borrower’s Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Administrative Agent of a board resolution of the Borrower giving effect to such designation and an officers’ certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer, as applicable.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or Incremental Term Loans, a Committed Loan Notice or Conversion/Continuation Notice, as applicable, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Incremental Term Loan Lenders” means, as of any date of determination, with respect to each Series of Incremental Term Loans, Incremental Term Loan Lenders holding more than 50% of such Series on such date; provided that the portion of such Series of Incremental Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Responsible Officer” means the chief executive officer, president, chief financial officer, director of corporate finance, treasurer, assistant treasurer or controller of a Loan Party, and including solely for purposes of Section 4.01(a), the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary.
“Revolving Credit Borrowing” means a borrowing consisting of one or more simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans or CDOR Rate Loans, having the same Interest Period made pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including by the making of Incremental Revolving Credit Commitments). As of the Closing Date, the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders is $800,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and the Credit Extensions made thereunder.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or that has Revolving Credit Loans or risk participations in L/C Obligations or Swing Line Loans outstanding at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“Revolving Facility Test Condition” means, as of the end of any fiscal quarter, that the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations (excluding (i) L/C Obligations in respect of Letters of Credit that have been Cash Collateralized and (ii) other L/C Obligations described in clause (i) of the definition thereof in an amount not to exceed $20,000,000) exceeds 30% of the Revolving Credit Commitments as of such date.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means a country, territory or a government of a country or territory that is subject to Sanctions.
“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, by the United Nations Security Council, the European Union, or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“S&P” means S&P Global Inc., through its S&P Global Ratings division or any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlements of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Screen Rate” means, (i) in relation to a Loan denominated in U.S. Dollars or Pounds Sterling, the ICE Benchmark Administration London Interbank Offered Rate for the relevant currency and Interest Period and (ii) in relation to a Loan denominated in Euros, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate, currency or commodity Swap Contract permitted under this Agreement that is entered into by and between a Loan Party and any Hedge Bank; provided that, notwithstanding anything to the contrary herein or in any other Loan Document, (i) each commodity Swap Contract shall have an explicit dollar cap (each, a “Commodity Swap Collateral Cap”) on the extent to which the obligations to the Hedge Bank under such Swap Agreement may be secured by the Collateral and the aggregate amount of all Commodity Swap Collateral Caps shall not exceed the greater of $160,000,000 and 1.75% of Consolidated Total Assets of the Borrower (it being understood that any obligations to a Hedge Bank under any such Swap Contract exceeding such individual or aggregate Commodity Swap Collateral Cap shall be deemed for all purposes hereof and of the other Loan Documents not to be incurred under a Secured Hedge Agreement, and such obligations shall not constitute Obligations for purposes of this Agreement or the other Loan Documents), (ii) at the time that any commodity Swap Contract is entered into that is intended to be secured by the Collateral the Borrower shall notify the Administrative Agent of the Hedge Bank party thereto and the Commodity Swap Collateral Cap associated therewith and (iii) if reasonably requested by the Administrative Agent, in each case in order to preserve and protect the priority of the Lien of the Administrative Agent for the benefit of the Secured Parties securing the Obligations under the Collateral Documents, including the Mortgages (if any), the Borrower shall take such further actions, including obtaining date down title searches showing no material intervening Liens that would be prior to the Lien of the Collateral Documents, including the Mortgages (if any), obtaining endorsements to title insurance policies, filing Mortgage modifications and taking such other actions as may be contemplated by Section 6.15.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Seller’s Retained Interests” means the debt or equity interests held by the Borrower or any Restricted Subsidiary in a Receivables Subsidiary to which Receivables Program Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Receivables Program Assets transferred, or any other instrument through which the Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Receivables Program Assets.

“Senior Notes” means, collectively, ~~the 2022 Senior Notes, the 2024 Senior Notes,~~if any notes are outstanding thereunder, the 2025 5.50% Senior Notes, the 2025 8.00% Senior Notes, the 2026 Senior Notes ~~and~~, the 2027 Senior Notes and the 2028 Senior Notes.
“Senior Secured Leverage Ratio” means, with respect to any Measurement Period, the ratio of (i) Consolidated Senior Secured Debt (which shall be calculated net of ~~unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries~~Unrestricted Cash) as of the last day of such Measurement Period to (ii) Consolidated EBITDA for such Measurement Period, in each case for the Borrower and its Restricted Subsidiaries.
“Series” has the meaning specified in Section 2.14(b).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Purpose Vehicle” means a trust, partnership or other special purpose Person established by the Borrower and/or any of its Restricted Subsidiaries to implement a Qualified Receivables Transaction.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which any foreign exchange computation is to be made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants, performance guarantees and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower which, in the good faith judgment of the board of directors of the appropriate company, are reasonably customary in an accounts receivable transaction, including any Receivables Repurchase Obligation.
“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Borrower and its Restricted Subsidiaries as of that date determined in accordance with GAAP.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Barclays Bank PLC, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B.
“Swing Line Loan Prepayment Notice” means a notice of a prepayment of a Swing Line Loan pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit A-4.
“Swing Line Sublimit” means an amount equal to $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacity as co-syndication agents.
“Synthetic Lease Obligation” means the monetary obligation of a Person under an agreement for the use or possession of property (including sale and leaseback transactions) creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Third Amendment” means Third Amendment to Amended and Restated Credit Agreement, First Amendment to Joinder Agreement No. 1 and First Amendment to Amended and Restated Guarantee and Collateral Agreement dated as of the Third Amendment Effective Date, by and among the Borrower, the Administrative Agent, the Required Lenders and the Guarantors.
“Third Amendment Effective Date” means August 17, 2018.
“Threshold Amount” means $75,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Trade Date” has the meaning specified in Section 10.06(h)
“Transaction” means, collectively, (a) the entering into by the Borrower and its Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) any initial Credit Extensions on the Closing Date and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or CDOR Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” mean the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 6.17, but only to the extent that such Subsidiary:
(a)has no Indebtedness other than Non-Recourse Debt;
(b)is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;
(c)is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and
(d)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.
“U.S. Dollar” and “$” mean lawful money of the United States.
“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Valuation Date) for the purchase of U.S. Dollars with such Alternative Currency.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit H1-H4, as the context requires.
“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Credit Loan or the date of issuance, amendment or continuation of any Letter of Credit, (ii) the first Business Day of each calendar month, (iii) any other date reasonably designated by the Administrative Agent or an L/C Issuer in order to reasonably assure a correct exchange rate or (iv) any date that is as otherwise expressly provided for herein.
“Voting Participant” has the meaning specified in Section 10.06(d).
“Voting Participant Notification” has the meaning specified in Section 10.06(d).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Write Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-in Legislation for the applicable EEA Member Country, which write down and conversion powers are described in the EU Bail-in Legislation Schedule.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Withholding Agent” means any Loan Party and the Administrative Agent.
Section 1.02    Other Interpretive Provisions
. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03Accounting Terms~~.~~
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(a)Generally. Subject to Section 1.03(b), all accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used in preparing the Annual Financial Statements, except as otherwise specifically prescribed herein; provided that if at any time a change in GAAP occurs that would result in a change to the method of accounting for obligations relating to a lease that was accounted for by a Person as an operating lease as of the Closing Date (or any similar lease entered into after the Closing Date by such Person), such obligations shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
Section 1.04    Rounding
~~Rounding~~. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    Times of Day
. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06    Letter of Credit Amounts
. With respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07    Currency Equivalents Generally; Change of Currency
. For purposes of this Agreement and the other Loan Documents (other than Articles 2, 9 and 10 hereof), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in U.S. Dollars, such amounts shall be deemed to refer to U.S. Dollars or U.S. Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day of such transaction or determination. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Liens, Indebtedness or Investment in currencies other than U.S. Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien is created, Indebtedness is incurred or Investment is made. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.08    Timing of Payment and Performance

. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.09    Certain Calculations~~.~~
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(a)All pro forma calculations permitted or required to be made by the Borrower or any Restricted Subsidiary pursuant to this Agreement shall include only those adjustments that have been certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonably detailed written assumptions believed by the Borrower at the time of preparation to be reasonable and which are reasonably foreseeable. Any ratio calculated hereunder that includes Consolidated EBITDA shall look to Consolidated EBITDA for the most recently completed Measurement Period.
(b)The pro forma Consolidated Leverage Ratio, Senior Secured Leverage Ratio and Consolidated Interest Coverage Ratio shall be calculated as follows:
(i) in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the last day of the Measurement Period for which such pro forma ratio is being calculated but on or prior to the date of the event for which the calculation of such pro forma ratio is being made (a “Ratio Calculation Date”), then such pro forma ratio shall be calculated as if such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness (and all other incurrences, assumptions, guarantees, redemptions, retirements or extinguishments of Indebtedness consummated since the last day of the applicable Measurement Period but on or prior to the Ratio Calculation Date) had occurred at the last day of the applicable Measurement Period; provided that (i) in the case of any incurrence of Indebtedness or establishment of any revolving credit or delayed draw commitments, (x) a borrowing of the maximum amount of Indebtedness available under such revolving credit or delayed draw commitments shall be assumed and (y) the cash proceeds of such incurred Indebtedness shall be excluded from amounts that may be netted in the calculation of pro forma Consolidated Leverage Ratio or pro forma Senior Secured Leverage Ratio, as applicable and (ii) the pro forma Consolidated Interest Charges for the applicable Measurement Period shall be calculated assuming such Indebtedness had been outstanding or repaid, as the case may be, since the first day and through the end of the applicable Measurement Period (taking into account any interest rate Swap Contracts applicable to such Indebtedness);
(ii) in the event that any Permitted Acquisitions or other permitted Investments are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the Ratio Calculation Date, then Consolidated EBITDA shall be (x) increased by an amount equal to the Consolidated EBITDA attributable to the property or Investment that is the subject of such Permitted Acquisition or other permitted Investment, in each case assuming such Permitted Acquisition or other permitted Investment had been made on the first day of the applicable Measurement Period and (y) otherwise calculated as set forth in the third paragraph of the definition of “Consolidated EBITDA” on a Pro Forma Basis;

(iii) in the event that Dispositions are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the relevant Ratio Calculation Date, then Consolidated EBITDA shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto, in each case assuming such Disposition had been made on the first day of the applicable Measurement Period; and
(iv) for the avoidance of doubt, the cash used in connection with any transaction specified above shall be excluded from amounts that may be netted in the calculation of pro forma Consolidated Leverage Ratio or Senior Secured Leverage Ratio, as applicable.
(c)Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability or pro forma compliance with any covenant with respect to the incurrence of any Indebtedness (including any Incremental Term Loans, Incremental Revolving Loans, Incremental Term Loan Commitments or Incremental Revolving Credit Commitments) or Liens or the making of any Investments (including the determination of whether an acquisition is a Permitted Acquisition) or Dispositions or the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or (B) determining compliance with representations and warranties or (other than for purposes of Section 2.14(d)(i)) the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving effect on a Pro Forma Basis to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed Measurement Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio or basket, such financial ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of the financial ratio under Section 7.11 on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio shall be calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated.

(d)For purposes of determining the calculation in the definition of Secured Hedge Agreement, or determining compliance with Sections 7.01, 7.02, 7.03, 7.06 and 7.14, with respect to any grant of any Lien, the making of any Investment or Restricted Payment, the incurrence of any Indebtedness or the prepayment, redemption, purchase, defeasement or satisfaction of Junior Indebtedness (each, a “Covenant Transaction”) in reliance on a “basket” that makes reference to a percentage of Consolidated Total Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Total Assets occurring after the time such Covenant Transaction is incurred, granted or made in reliance on such provision.
(e)For purposes of calculating any “net” ratio test utilized in any debt incurrence test (including any amounts permitted to be incurred pursuant to Section 2.14 and Section 7.03(s)), such ratio shall be calculated after giving effect to any such incurrence on a pro forma basis, and, in each case, with respect to any revolving credit commitments being established utilizing a debt incurrence test (including any Incremental Revolving Commitment), assuming a borrowing of the maximum amount of such revolving credit commitment (but for the avoidance of doubt, no other previously established revolving commitment), and such calculation shall be made excluding the cash proceeds from such incurrence from the amount of cash and Cash Equivalents that may be netted in the calculation of pro forma Consolidated Leverage Ratio or pro forma Senior Secured Leverage Ratio, as applicable.
ARTICLE 2.
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    The Revolving Credit Borrowings
. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in U.S. Dollars or an Alternative Currency, in each case, from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Applicable Percentage of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans (x) denominated in U.S. Dollars may be Base Rate Loans or Eurodollar Rate Loans and (y) denominated in an Alternative Currency shall be Eurodollar Rate Loans, in each case, as further provided herein.
Section 2.02    Borrowings, Conversions and Continuations of Loans~~.~~

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(a)Each Borrowing, each conversion of Revolving Credit Loans or Incremental Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or CDOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a Committed Loan Notice or a Continuation/Conversion Notice, as applicable (each, a “Notice”). Each such Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or CDOR Rate Loans or of any conversion of or conversion to Eurodollar Rate Loans and (ii) 11:00 a.m. one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or Borrowing or continuation of CDOR Rate Loans shall be in a minimum principal amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Notice shall specify, as applicable, (1) whether the Borrower is requesting a Revolving Credit Borrowing, an Incremental Borrowing, a conversion of Revolving Credit Loans or Incremental Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or CDOR Rate Loans, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Revolving Credit Loans or Incremental Term Loans are to be converted, (5) if applicable, the duration of the applicable Interest Period with respect thereto and (6) in the case of Revolving Credit Borrowings or Revolving Credit Loans, the currency of the Loans to be borrowed, continued or converted (provided, that if the Borrower shall fail to so specify, the applicable Revolving Credit Borrowing shall be denominated in U.S. Dollars). With respect to Loans denominated in U.S. Dollars, if the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or a Borrowing or continuation of CDOR Rate Loans in any such Committed Loan Notice or Continuation/Conversion Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Borrower fails to give a timely notice requesting a continuation of Eurodollar Rate Loans (other than Loans denominated in U.S. Dollars) or CDOR Rate Loans, then the Interest Period applicable to the Loans will be deemed to be an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid or prepaid in the original currency of such Loan and reborrowed in such other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan and any Incremental Term Loan must be denominated in U.S. Dollars and may not be converted to a Eurodollar Rate Loan or CDOR Rate Loan.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loans or Incremental Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 12:00 p.m., in the case of any Eurodollar Rate Loan, CDOR Rate Loan or Base Rate Loan on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is to be made on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted and a CDOR Rate Loan may be continued, in each case, only on the last day of an Interest Period for such Eurodollar Rate Loan or such CDOR Rate Loan, as applicable. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans or CDOR Rate Loans without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or CDOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect at any one time.
Section 2.03Letters of Credit~~.~~
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(a)The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in U.S. Dollars or, if the applicable L/C Issuer shall agree, in one or more Alternative Currencies for the account of the Borrower (or any of its Restricted Subsidiaries so long as the Borrower is a joint and several co-applicant, and references to the “Borrower” in this Section 2.03 and elsewhere in this Agreement with respect to requests for Letters of Credit (including renewals or continuations thereof) shall be deemed to include any such Restricted Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate amount of L/C Obligations owing to an L/C Issuer shall not exceed the amount set forth opposite such L/C Lender’s name on Schedule 2.01 under the caption “Letter of Credit Commitments”; provided that this clause (z) shall not apply to the “roll-over” of Existing Letters of Credit under this Agreement on the Closing Date. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(i)No L/C Issuer shall issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit is Cash Collateralized no less than fifteen (15) days prior to the Letter of Credit Expiration Date at 105% of the face amount thereof.
(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000; provided that such initial minimum amount shall not apply to any Existing Letter of Credit;
(D)except as otherwise agreed by such L/C Issuer, such Letter of Credit is to be denominated in a currency other than U.S. Dollars or an Alternative Currency; or
(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to any required adjustment pursuant to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 hereof with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 hereof included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least three Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the requested currency of the requested Letter of Credit (which shall be U.S. Dollars or an Alternative Currency); provided that if the currency is not specified, the requested currency of the requested Letter of Credit shall be deemed to be U.S. Dollars; and (I) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 hereof shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that, unless otherwise agreed to by the applicable L/C Issuer, any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date unless such Letter of Credit is Cash Collateralized at 105% of the face amount thereof in accordance with this Agreement; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (i) or (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (in writing) on or before the day that is seven days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in U.S. Dollars. In the case of any such reimbursement in U.S. Dollars of a drawing as of the applicable Valuation Date under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the next Business Day following any payment by the applicable L/C Issuer under a Letter of Credit (or on the second Business Day following any payment by the applicable L/C Issuer if such notice is delivered to the Borrower after 11:00 a.m. on the date of any such payment) (each such applicable date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing as provided in this Section 2.03(c). If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (in U.S. Dollars in the case of a Letter of Credit denominated in U.S. Dollars, and expressed, in the case of a Letter of Credit denominated in an Alternative Currency, U.S. Dollars in the amount of the U.S. Dollar Equivalent thereof (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).

(ii)Each Revolving Credit Lender shall upon any notice pursuant to 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in U.S. Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid or such claim arises from the applicable L/C Issuer’s gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction).

(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final non-appealable order of a court of competent jurisdiction to have been caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in U.S. Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the U.S. Dollar Equivalent determined as of the last Business Day of each March, June, September and December of the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each December, March, June, and September, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in U.S. Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum of 0.125%, computed on the U.S. Dollar Equivalent determined as of the last Business Day of each March, June, September and December of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each December, March, June and September in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict or inconsistency between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. To the extent any defaults, representations, or covenants contained in any Issuer Documents are more restrictive than the Events of Default, representations, or covenants contained herein, the Events of Default, representations and covenants herein shall control.
(k)Additional L/C Issuers. The Borrower may, at any time and from time to time, designate one or more additional Revolving Credit Lenders or Affiliates of Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender(s) or Affiliate thereof. Any Revolving Credit Lender or Affiliate thereof designated as an L/C Issuer pursuant to this Section 2.03(k) shall be deemed to be the L/C Issuer with respect to Letters of Credit issued or to be issued by such Revolving Credit Lender, and all references herein and in the other Loan Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Credit Lender in its capacity as L/C Issuer thereof, as the context shall require.

(l)Reporting. Not later than the third Business Day following the last day of each calendar month (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) paid or payable by the Borrower to such L/C Issuer during such month.
Section 2.04    Swing Line Loans~~.~~
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(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time in U.S. Dollars on any Business Day during the Availability Period with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by “pdf” or similar electronic format. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and whole multiples of $100,000 in excess of that amount, and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, and shall on the date ten Business Days after any Swing Line Loan is made automatically be deemed to have requested, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in U.S. Dollars in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request (or, if no request has been submitted, the deemed request) for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.05    Prepayments~~.~~
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(a)Optional.
(i)The Borrower may, upon notice in the form of a Prepayment Notice delivered to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans or Incremental Term Loans in whole or in part without premium or penalty (other than, in the case of any Eurodollar Rate Loan, any amounts required pursuant to Section 3.05 and, in the case of any Incremental Term Loans, any premium contained in the applicable Joinder Agreement); provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans or CDOR Rate Loans and (2) one Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans and CDOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the date and amount of such prepayment and (ii) the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or CDOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment of a Loan pursuant to this Section 2.05(a)(i) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts if required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment of the outstanding Incremental Term Loans pursuant to this Section 2.05(a)(i) shall be applied as directed by the Borrower to the installments thereof. All payments made pursuant to this Section 2.05(a) shall be applied on a pro rata basis to each Lender holding Loans of the applicable Facility or Series being prepaid.

(ii)The Borrower may, upon notice in the form of a Swing Line Loan Prepayment Notice delivered to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)Upon (a) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03) ~~the~~or (b) the assumption by 8th Avenue Food of the loans and Borrower’s other obligations under the Bridge Facility Agreement that were originally incurred by the Borrower, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries ~~therefrom~~from any such Indebtedness described in the foregoing clause (a) or from the loans and Borrower’s other obligations under the Bridge Facility Agreement less, in each case, all reasonable and customary out-of-pocket legal, underwriting and other fees, costs and expenses incurred or reasonably anticipated to be incurred within 90 days thereof in connection therewith ~~immediately upon~~, within one Business Day following receipt thereof by the Borrower or such Restricted Subsidiary, in the case of clause (a) above, or within one Business Day following such debt assumption, in the case of clause (b) above (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (iii) and (v) below).
(ii)In the event that (a) there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing, if applicable, with the Fiscal Year specified in the Joinder Agreement pursuant to which any Incremental Term Loan Commitments are established or any Incremental Term Loans are made) and (b) there are any Incremental Term Loans outstanding at the end of such Fiscal Year, the Borrower shall, no later than ninety-five (95) days after the end of such Fiscal Year, prepay an aggregate principal amount of the Incremental Term Loans equal to (A) the ECF Percentage of such Consolidated Excess Cash Flow for such Fiscal Year less (B) an amount equal to the aggregate principal amount of Incremental Term Loans voluntarily prepaid by the Borrower during such Fiscal Year pursuant to Section 2.05(a) with internally generated cash of the Borrower (and not from the proceeds of Indebtedness or the sale or issuance of Equity Interests and excluding any Term Loans purchased pursuant to Section 10.06(b)(vii)) (such amount, the “Excess Cash Flow Amount”) to be applied as set forth in clauses (iii) and (v) below;

(iii)Each prepayment (or Cash Collateralization, as applicable) of Pro Rata Obligations pursuant to this Section 2.05(b) shall be applied, first, to the Incremental Term Loans held by all Incremental Term Loan Lenders in accordance with their Applicable Percentages (allocated pro rata to principal repayment installments thereof as set forth in the applicable Joinder Agreement), second, any excess after the application of such proceeds in accordance with clause first above, to the Revolving Credit Facility in the manner set forth in clause (v) of this Section 2.05(b) and third, any excess after the application of such proceeds in accordance with clauses first and second above may be retained by the Borrower. Any prepayment of a Loan pursuant to this Section 2.05(b) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05
(iv)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Commitments at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) (in an aggregate amount equal to 105% of the face amount thereof) in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings to the aggregate Revolving Credit Commitments. If for any reason the Outstanding Amount of L/C Obligations at any time exceed the Letter of Credit Sublimit at such time, the Borrower shall immediately prepay L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Outstanding Amount of L/C Obligations to the Letter of Credit Sublimit. If for any reason the Outstanding Amount of Swing Line Loans at any time exceeds the Swing Line Sublimit at such time, the Borrower shall immediately prepay Swing Line Loans in an aggregate amount sufficient to reduce the Outstanding Amount of Swing Line Loans to the Swing Line Sublimit.
(v)Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans held by all Revolving Credit Lenders in accordance with their Applicable Percentages, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable. Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b) shall be applied ratably to the outstanding Revolving Credit Loans. Amounts to be applied pursuant to this Section 2.05(b) to the mandatory prepayment of Incremental Term Loans and Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans and any amounts remaining after such application shall be applied as directed by the Borrower to prepay Eurodollar Rate Loans or CDOR Rate Loans.
Section 2.06    Termination or Reduction of Commitments~~.~~
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(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments of the Revolving Credit Facility hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments of Swing Line Loans hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.
(b)Mandatory. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
Section 2.07    Repayment of Loans~~.~~
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(a)Incremental Term Loans. In the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid in quarterly installments as set forth in the applicable Joinder Agreement.
(b)Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(c)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
Section 2.08    Interest~~.~~
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(a)    (a) Subject to the provisions of Section 2.08(c), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans under such Facility, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under such Facility, (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility and (iv) each CDOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the CDOR Rate for such Interest Period plus the Applicable Rate for CDOR Rate Loans.
(b)(i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Upon the occurrence of and while any Event of Default as described in Section 8.01(f) exists, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders (or with respect to Letter of Credit Fees or fees payable pursuant to Section 2.09(a), upon the request of the Required Revolving Credit Lenders), while any Event of Default (other than the Events of Default described in clauses (b)(i) and (ii) above) exists, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09    Fees
~~Fees~~. In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee in U.S. Dollars equal to the Commitment Fee Rate times the actual daily amount by which the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans, and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each December, March, June and September, commencing with the first such date to occur following the Closing Date and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

(b)Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)Other Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s funded and unfunded Revolving Credit Commitments, a closing fee in an amount separately agreed to by the Borrower and the Lead Arrangers for the benefit of such Lenders. Such closing fee shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
Section 2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate~~.~~
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(a)All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies, the applicable market practice for such Alternative Currency, which shall be either on the basis of a year of a 365 or 366 days or a 360-day year. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, notwithstanding Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Sections, 2.03(h), 2.08(b), 2.09(a) or under Article 8. The Borrower’s obligations under this Section 2.10(b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for 90 days after such termination and repayment.

Section 2.11    Evidence of Debt
. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal and interest on Loans and L/C Obligations denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in U.S. Dollars and in Same Day Funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans and L/C Obligations denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in U.S. Dollars in an amount equal to the U.S. Dollar Equivalent of the amount due in such Alternative Currency as of the date of payment. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., in the case of payments in U.S. Dollars, or after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or CDOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender, any L/C Issuer or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Incremental Term Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
Section 2.13    Sharing of Payments by Lenders

. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply unless such purchase is made by the Borrower pursuant to Section 10.06(b)(vii)).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14    Incremental Facilities~~.~~

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(a)The Borrower may by written notice to the Administrative Agent elect to increase the existing Revolving Credit Commitments (any such increase, the “Incremental Revolving Credit Commitments”) and/or incur one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an amount (1) not to exceed in the aggregate, at the time of incurrence, the greater of (x) $700,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(s) and (y) an amount such that (I) the pro forma Consolidated Leverage Ratio would not exceed 6.50:1.00 and (II) the pro forma Senior Secured Leverage Ratio would not exceed 3.00:1.00 as of the Increased Amount Date, provided, that to the extent the proceeds of any Incremental Term Loans are intended to be applied to finance a Limited Condition Acquisition, pro forma compliance shall be tested in accordance with Section 1.09(c) and (2) not less than, individually, $25,000,000.
(b)Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion); and (ii) the identity of each Lender or other Person, which must be an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations. Any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or Incremental Term Loan Commitment. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or, if made on terms identical to any existing Series of Incremental Term Loans, may constitute a part of such Series of Incremental Term Loans. Notwithstanding the foregoing, any Incremental Term Loans may be treated as part of the same Series as any other Incremental Term Loans if such Incremental Term Loans have identical terms (other than effective yield) and are fungible for United States federal income tax purposes with such other Incremental Term Loans.
(c)The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (ii) in the case of each notice to any applicable Revolving Credit Lender, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans, in each case subject to the assignments contemplated by this Section.
(d)Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that:

(i)(x) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable and the extensions of credit to be made thereunder on such date; provided that this clause (i)(x) may be waived or limited as agreed in the Joinder Agreement between the Borrower and the applicable Incremental Term Loan Lenders; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided that, in the case of Incremental Term Loans incurred to finance a Permitted Acquisition, this clause (i)(y) shall be limited to Sections 5.01(a), 5.01(b), 5.02(a), 5.02(b)(i), 5.14, 5.19, 5.20, 5.21, 5.22 (other than the first or second sentence thereof) and 5.23;
(ii)the Borrower shall be in pro forma compliance with the covenant set forth in Section 7.11 as of the last day of the most recently completed Measurement Period and as of the Increased Amount Date (whether or not such covenant is applicable at such time in accordance with its terms); provided, that to the extent the proceeds of any Incremental Term Loans are intended to be applied to finance a Limited Condition Acquisition, pro forma compliance shall be tested in accordance with Section 1.09(c);
(iii)the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Incremental Revolving Loan Lender(s) or Incremental Term Loan Lender(s), as applicable, and the Administrative Agent, each of which shall be recorded in the Register (and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 3.01);
(iv)the Incremental Facilities shall rank pari passu in right of security with the Revolving Credit Facility;
(v)all reasonable fees and out-of-pocket expenses owing to the Administrative Agent and the Lenders (other than a Defaulting Lender) in respect of the Incremental Revolving Credit Commitments and Incremental Term Loan Commitments shall have been paid; and
(vi)the Borrower shall deliver or cause to be delivered legal opinions, officer’s certificates and such other documents (including, if applicable, the Mortgages and related documents required pursuant to Section 6.11(b) or modifications of any Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with any such transaction.

(e)On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Credit Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (iii) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Credit Commitment and all matters relating thereto.
(f)On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of such Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (ii) each Incremental Term Loan Lender of such Series shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Series and the Incremental Term Loans of such Series made pursuant thereto.
(g)The terms (including pricing, “most favored nations” provisions, premiums, fees, rate floors, optional prepayment provisions, and/or mandatory prepayment provisions relating to excess cash flow, asset sale proceeds and condemnation proceeds) and conditions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be, except as otherwise explicitly set forth herein, as agreed in the Joinder Agreement between the Borrower, the applicable Incremental Term Loan Lenders providing such Incremental Term Loan Commitments and the Administrative Agent; provided that (i) the terms of such Series shall not be more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those set forth in this Agreement prior to the execution of such Joinder Agreement unless (x) such terms apply only after the latest Maturity Date of each other Facility under this Agreement at the time such Series is established or (y) this Agreement is amended so that such terms are also applicable for the benefit of any Lenders under any then-existing Facilities, (ii) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than (x) if there are no Term Loans outstanding at such time, 36 months and (y) if there are Term Loans outstanding at such time, the Weighted Average Life to Maturity of any other Term Loans at the time of the incurrence of such Incremental Term Loans, (iii) the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest Maturity Date of each other Facility at the time of the incurrence of such Incremental Term Loans, and (iv) the pricing of each Series of Incremental Term Loans may be subject to “most favored nations” provisions if and to the extent set forth in the Joinder Agreement for such Series.
(h)The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans; provided that if the Incremental Revolving Loan Lenders require an interest rate in excess of the interest rate then applicable to the Revolving Facility, the interest rate on the Revolving Facility shall be increased to equal such required rate without further consent of the affected Lenders.

(i)Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14 (including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary or appropriate to enable any Incremental Term Loans that are intended to be fungible with any other Term Loans to be fungible with such other Term Loans, which shall include any amendments that modify the aggregate principal amount of scheduled installment payments to the extent such amendment does not decrease the installment payment an existing Term Lender would have received prior to giving effect to any such amendment).
(j)This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
Section 2.15    Cash Collateral~~.~~
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(a)Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize all L/C Obligations in an amount equal to 105% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at a bank selected by the Borrower and reasonably acceptable to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or Section 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.16    Defaulting Lenders~~.~~
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(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Credit Lenders and Required Incremental Term Loan Lenders and, in addition, Defaulting Lenders shall not be permitted to vote with respect to any other amendment, modification, waiver or consent pursuant to Section 10.01 or otherwise direct the Administrative Agent pursuant to the terms hereof or of the other Loan Documents; provided that any amendment, modification, waiver or consent requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive a commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender in respect of the Revolving Credit Facility, for purposes of computing the amount of the obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each Revolving Credit Lender that is not a Defaulting Lender in respect of the Revolving Credit Facility shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (x) the Revolving Credit Commitment of that Revolving Credit Lender that is not a Defaulting Lender minus (y) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Applicable Percentage of all Swing Line Loans.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and shall pay to such other Lenders any break funding costs that such other Lenders may incur as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Percentages of the Revolving Credit Facility (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Credit Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Credit Lender’s having been a Defaulting Lender.
Section 2.17    Refinancing Facilities
(a)On one or more occasions, the Borrower may obtain, from any Lender or any other bank or financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other ~~REvolving~~Revolving Commitments, or Other Revolving Loans, Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, in each case pursuant to a Refinancing Amendment in accordance with this Section 2.17 (each, an “Additional Refinancing Lender”); provided that (i) the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (and such consent not to be unreasonably withheld, conditioned, or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans to the extent such consent, if any, would be required under Section 10.06 for an assignment of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, as applicable, to such Lender or Additional Refinancing Lender; provided, further, that the following terms are satisfied:

a.    any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Series of Incremental Term Loans (in accordance with the respective outstanding principal amounts thereof) in any voluntary or mandatory repayments or prepayments of Incremental Term Loans hereunder, as specified in the applicable Refinancing Amendment;
b.    the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (d) below)) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments;
c.    all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Applicable Revolving Credit Percentage;
d.    notwithstanding anything to the contrary herein, the permanent repayment of Other Revolving Loans with respect to, and termination of, Other Revolving Commitments, after the date of the applicable Refinancing Amendment, shall be made on a pro rata basis with all other Revolving Credit Loans and Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such class on a better than pro rata basis as compared to any other class with a later maturity date than such class; and
e.    assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.
(b)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents (including, if applicable, modifications to the Mortgages, title insurance endorsements or policies) as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Collateral Documents and the perfection and priority of the Liens thereunder are preserved and maintained.

(c)Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $25,000,000.
(d)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the ~~Provisions~~provisions of this Section 2.17, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)This Section 2.17 shall supersede any provisions in Section 2.13 and 10.01 to the contrary, and nothing in Section 2.05 to the contrary shall prohibit the application of this Section 2.17.
(f)For the purposes of this Section 2.17, the capitalized terms used but not otherwise defined in this Agreement shall have the following meanings:
“Additional Refinancing Lender” has the meaning specified in Section 2.17.
“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness incurred solely by the Borrower in the form of one or more Series or classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the amendment, extension, refinancing, or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Incremental Term Loans (and/or Incremental Term Loan Commitments) and Revolving Credit Loans (and/or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Indebtedness, and any Incremental Term Loan Commitments and/or Revolving Credit Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, ~~in~~if such Indebtedness includes any Revolving Credit Commitments, the unused amount of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter than the Refinanced Debt, (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the latest Maturity Date at the time of incurrence of such Indebtedness) and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Indebtedness is incurred.

“Other Revolving Commitments” means one or more classes of revolving commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” means one or more Series or classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” means an amendment, supplement, or joinder to this Agreement executed by the Borrower, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Commitments~~.~~, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans in each case in accordance with Section 2.17.
“Refinancing Term Commitments” means one or more classes of Incremental Term Loan Commitments hereunder that are established to fund Refinancing Term Loans hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Series or classes of term loans hereunder that result from a Refinancing Amendment.
ARTICLE 3.
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes~~.~~
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(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.
(c)Tax Indemnifications.
(i)Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by a Withholding Agent or paid by the Recipient, and any reasonable out of pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or any L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error (so long as such certificate is prepared in a commercially reasonable manner in accordance with applicable Laws).
(ii)Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, severally indemnify:
(A)the Borrower and the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by an Governmental Authority as a result of the failure by such Lender or any L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy or similar deficiency of, any documentation required to be delivered by such Lender or any L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e)(ii); and
(B)the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (z) any Taxes attributable to such Lender’s or L/C Issuer’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register.

(iii)A certificate as to the amount of such payment or liability delivered to any Lender or any L/C Issuer by the Borrower or the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, as soon as possible after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)For purposes of this Section 3.01(e), the term “Lender” includes any L/C Issuer. Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the delivery, completion and execution of documentation and other requested information described in this subsection(e)(i) (and not, for the avoidance of doubt, otherwise described in subsection(e)(ii)) shall not be required if in the Lender’s reasonable judgment such delivery, completion or execution would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, on or prior to the date on which a Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), but only to the extent it is legally entitled to do so,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(2)executed originals of IRS Form W-8ECI,
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner together with the executed originals of the applicable IRS Forms.

(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction or if any form or certification it previously delivered becomes obsolete or inaccurate or expires and (B) update any such form or certification or notify the Borrower and Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion exercised reasonably, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, such Lender or such L/C Issuer be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Administrative Agent, such Lender or such L/C Issuer in a less favorable after-Tax position than the Administrative Agent, such Lender or such L/C Issuer would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or any L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)FATCA Grandfathering Status. From and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 3.02    Illegality
~~Illegality~~. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or the CDOR Rate, or to determine or charge interest rates based upon the Eurodollar Rate or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or CDOR Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), if such Loans are not denominated in U.S. Dollars, prepay such Loans, or if such Loans are denominated in U.S. Dollars, convert all such Loans of such Lender to Base Rate Loans or (y) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans (the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate), the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or CDOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or CDOR Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03    Inability to Determine Rates.
If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a CDOR Rate Loan or a conversion to or continuation thereof that (a) (i) deposits are not being offered to banks in the interbank market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (iii) adequate and reasonable means do not exist for determining the CDOR Rate for any requested Interest Period with respect to a proposed CDOR Rate Loan or (b) the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or CDOR Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans or CDOR Rate Loans, as applicable, shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or CDOR Rate Loans or, failing that, will, in the case of Loans in U.S. Dollars, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in U.S. Dollars, in the amount specified therein. Notwithstanding the foregoing, in the case of a pending request for a continuation in an Alternative Currency as to which the Administrative Agent has made the determination described in the first sentence of this paragraph, the Borrower, the Administrative Agent and the Required Lenders may negotiate in good faith for a period of not more than 30 days in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the affected Eurodollar Rate Loans or CDOR Rate Loans and, (x) if a substitute basis is agreed within that period between the Administrative Agent and the Borrower, then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period) and (y) unless and until a substitute basis is so agreed, the interest payable to such Lenders on the applicable Eurodollar Rate Loans for the relevant Interest Period will be the rate confirmed in writing to the Administrative Agent by such Lenders to be their cost of funds (from any source which it may reasonably select) plus the Applicable Rate.
Section 3.04    Increased Costs; Reserves on Eurodollar Rate Loans
and CDOR Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)subject any Recipient to any Tax (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Tax described in clause (a)(ii) or clause (b) through (d) of the definition of Excluded Tax) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or the interbank market or any other condition, cost or expense affecting this Agreement, Eurodollar Rate Loans or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, any L/C Issuer or any Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, any Lender or any L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or L/C Issuer, the Borrower will pay to the Administrative Agent, such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(a).
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or such L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b).

(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or such L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive and binding), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender; provided, further, that the Borrower shall not be obligated to pay any such additional interest unless the Lender requesting such additional interest also is requesting additional interest from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(e). If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.
Section 3.05    Compensation for Losses
. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (in the case of a borrowing, for a reason other than the failure of such Lender to make a Loan); or
(c)any assignment of a Eurodollar Rate Loan or CDOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14(b) or Section 10.13;
(d)any payment by the Borrower of the principal of or interest on any Revolving Credit Loan or of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency in a different currency from the currency in which the applicable Revolving Credit Loan or Letter of Credit is denominated (except to the extent an L/C Issuer has required payment of any drawing under a Letter of Credit in U.S. Dollars pursuant to Section 2.03(c)(i)), including any foreign exchange losses or loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan or each CDOR Rate Loan, as applicable, made by it at the Eurodollar Rate or CDOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London or other offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or CDOR Rate Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in this Section, delivered to the Borrower shall be conclusive absent manifest error.
Section 3.06    Mitigation Obligations; Replacement of Lenders~~.~~
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(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02 as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or such L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a) which would eliminate such request for compensation or requirement to pay such additional amount, or if any Lender is a Defaulting Lender hereunder, the Borrower may replace such Lender in accordance with Section 10.13.
Section 3.07    Survival
~~Survival~~. All of the Borrower’s obligations under this Article 3 shall survive the termination of the Aggregate Commitments, any assignment of rights by, or the replacement of, a Lender, repayment, satisfaction or discharge of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.
ARTICLE 4.
CONDITIONS PRECEDENT
Section 4.01    Conditions Precedent to the Closing Date
. The amendment and restatement of the Original Credit Agreement on the Closing Date and the obligations of each L/C Issuer and each Lender to make the initial Credit Extensions on the Closing Date (if any) shall, in each case, be subject to the following conditions:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days prior to the Closing Date;
(ii)each Collateral Document set forth on Schedule 4.01(a)(ii), executed by each Loan Party thereto, together with:
(A)evidence that all filings under the UCC shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and
(B)any other documents and instruments as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting first priority perfected Liens on the properties purported to be subject to the Collateral Documents set forth on Schedule 4.01(a)(ii), enforceable against all third parties in accordance with their terms;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)an opinion from (A) Lewis Rice LLC, counsel to the Loan Parties, and (B) local or other counsel in each of the jurisdictions listed on Schedule 4.01(a)(iv), in each case as reasonably requested by the Administrative Agent, in the case of each of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent;
(v)a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;
(vi)a certificate attesting to the compliance with clauses (c), (f), (g) and (h) of this Section 4.01 on the Closing Date from a Responsible Officer of the Borrower;
(vii)if any Loans are to be made on the Closing Date, a Committed Loan Notice pursuant to Section 2.02; and
(viii) copies of a recent Lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.
(b)All reasonable fees and out-of-pocket expenses required to be paid and invoiced on or before the Closing Date shall have been, or concurrently with the closing of the Transaction shall be, paid in full in cash.
(c)After giving effect to consummation of the Transaction on the Closing Date, the Borrower and its Subsidiaries shall have outstanding (i) no Indebtedness other than Indebtedness permitted by Section 7.03 and (ii) no Disqualified Equity Interests.
(d)The Administrative Agent shall have received at least three Business Days prior to the Closing Date all documentation and other information reasonably requested in writing by them at least seven Business Days prior to the Closing Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(e)The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 6.06 is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 6.06.

(f)The representations and warranties of the Borrower and each other Loan Party contained in Article V hereof shall be true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
(g)There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(h)There has been no change, occurrence or development since September 30, 2016 that could reasonably be expected to have a Material Adverse Effect.
Section 4.02    Conditions to All Credit Extensions after the Closing Date
. The obligation of each Lender to honor any Request for Credit Extension other than a Letter of Credit, and if such Request for Credit Extension is for a Letter of Credit, the obligation of the applicable L/C Issuer to honor such Request for Credit Extension, after the Closing Date (other than (x) pursuant to a Conversion/Continuation Notice and (y) in connection with the funding of an Incremental Term Loan) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, that are qualified by materiality shall be true and correct (after giving effect to any qualification therein) on and as of the date of such Credit Extension, and each of the representations and warranties of the Borrower and each other Loan Party contained in any other Loan Document or in any document furnished at any time under or in connection herewith or therewith that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Credit Extension, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than pursuant to a Conversion/Continuation Notice) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders on the Closing Date and on the date of each Credit Extension as contemplated by Section 4.02(a) that:
Section 5.01    Existence, Qualification and Power
. Each Loan Party and each Restricted Subsidiary (other than any Immaterial Subsidiary) thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention
. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
Section 5.03    Governmental Authorization; Other Consents
. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (x) filings and actions completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents necessary to perfect or maintain the Liens on the Collateral granted by the Loans Parties in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages (if any)) and (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 5.04    Binding Effect
~~Binding Effect~~. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 5.05    Financial Statements; No Material Adverse Effect
. (a) The Annual Financial Statements of the Borrower and its Subsidiaries: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; ~~and~~ (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP~~.~~ and (D) were accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.
(b)The Quarterly Financial Statements of the Borrower and its Subsidiaries: (A) were each prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes, except as otherwise expressly noted therein, ~~and~~ (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby~~.~~ and (C) were accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.
(c)Since September 30, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06    Litigation

~~Litigation~~. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or the consummation of the Transaction or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 5.07    No Default
~~No Default~~. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 5.08    Ownership of Property; Liens~~.~~
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(a)Each of the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries as of the Closing Date, showing as of the Closing Date the lienholder thereof and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b) or as otherwise permitted by Section 7.01.
(c)Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its domestic Subsidiaries as of the Closing Date, showing as of the Closing Date the street address, state and record owner thereof. Each Loan Party and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Restricted Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents. As of the Closing Date, no Loan Party or Subsidiary of a Loan Party has received written notice of any pending or contemplated condemnation proceeding affecting a material portion of such real property or any sale or disposition thereof in lieu of condemnation.
(d)(i) Schedule 5.08(d)(i) sets forth a complete and accurate list as of the Closing Date of all leases of real property where inventory, machinery and equipment with a value in excess of $5,000,000 is or is reasonably expected to be maintained under which any Loan Party or any domestic Subsidiary of a Loan Party is the lessee, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, and lessee. There are no defaults by a Loan Party under the leases set forth on Schedule 5.08(d)(i), except those which would not reasonably be expected to have a Material Adverse Effect. Borrower shall periodically update Schedule 5.08(d)(i) in accordance with Section 6.11 hereof.

(ii)Schedule 5.08(d)(ii) sets forth a complete and accurate list as of the Closing Date of each lease of real property which such lease has a fair market value (as determined by the Borrower in good faith) in excess of $5,000,000 under which any Loan Party or any domestic Subsidiary of a Loan Party is the lessor, showing the street address, state and lessor. Borrower shall periodically update Schedule 5.08(d)(ii) in accordance with Section 6.11 hereof.
(e)Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the obligor or issuer and maturity, if any, thereof.
Section 5.09    Environmental~~.~~
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(a)Each of the Loan Parties and its Restricted Subsidiaries is and has been in compliance with all Environmental Laws and has received and maintained in full force and effect all Environmental Permits required for its current operations, except where non-compliance could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)To the Loan Parties’ knowledge, no Hazardous Materials are present, or have been released by any Person, whether related or unrelated to any Loan Party in, on, within, above, under, affecting or emanating from any real property currently or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries (i) in a quantity, location, manner or state requiring any cleanup, investigation or remedial action pursuant to any Environmental Laws; (ii) in violation or alleged violation of any Environmental Laws; or (iii) which has or could give rise to any Environmental Liability, including any claim pursuant to any Environmental Laws against any Loan Party or its Restricted Subsidiaries, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)No Environmental Claim is pending or, to the Loan Parties’ knowledge, proposed, threatened or anticipated, with respect to or in connection with any Loan Party or its Restricted Subsidiaries or any real properties now or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)No properties now or, to the Loan Parties’ knowledge, previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries nor, to the Loan Parties’ knowledge, any property to which any Loan Party or its Restricted Subsidiaries has transported or arranged for the transportation of any Hazardous Material is listed or, to the Loan Parties’ knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor to the knowledge of the Loan Parties, is any such property anticipated or threatened to be placed on any such list, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)To the Loan Parties’ knowledge, there are no Environmental Liabilities of any Loan Party or its Restricted Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such Environmental Liability, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)No Loan Party or its Restricted Subsidiaries has assumed or retained any Environmental Liability of any other Person, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
This Section 5.09 contains the sole and exclusive representations and warranties of the Loan Parties with respect to environmental matters.
Section 5.10    Insurance
~~Insurance~~. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
Section 5.11    Taxes
~~Taxes~~. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income, business, franchise or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Borrower, there is no proposed tax assessment made in writing against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.
Section 5.12    ERISA Compliance~~.~~
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(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion/advisory letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Loan Party, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan by more than $20,000,000; (v) as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower, its Restricted Subsidiaries and its respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero; (vi) the Borrower, its Restricted Subsidiaries and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (vii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (viii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (ix) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Restricted Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
Section 5.13    Subsidiaries; Equity Interests
. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, the Borrower has no equity investments in any other corporation or entity other than (i) those specifically disclosed in Part (b) of Schedule 5.13 and (ii) investments in Subsidiaries. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.
Section 5.14    Margin Regulations; Investment Company Act~~.~~
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(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the Borrower, any Person Controlling the Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.15    Disclosure
~~Disclosure~~. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

Section 5.16    Compliance with Laws
. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.17    Taxpayer Identification Number
. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
Section 5.18    Intellectual Property; Licenses, Etc.
. The Borrower and its Restricted Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, trade dress, logos, domain names and all good will associated therewith, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses, and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries hold all right, title and interest in and to such IP Rights free and clear of any Lien (other than Liens permitted by Section 7.01). No slogan or other advertising device, product, process, method, substance, part or other material or activity now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon, misappropriates or otherwise violates any rights held by any other Person, except where such infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect.
Section 5.19    Solvency
~~Solvency~~. Each Loan Party is, individually and together with its Restricted Subsidiaries on a consolidated basis, Solvent.
Section 5.20    Collateral Documents
~~Collateral Documents~~. The provisions of the applicable Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject, in the case of any Collateral other than Collateral consisting of Equity Interests, to Permitted Liens and, in the case of Collateral consisting of Equity Interests, to non-consensual Liens permitted by Section 7.01 (collectively, such Liens, “Permitted Prior Liens”)) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Section 5.21    Senior Debt
~~Senior Debt~~. The Obligations constitute “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, the documentation governing, any Indebtedness that is subordinated to the Obligations expressly by its terms.
Section 5.22    Anti-Terrorism; Anti-Money Laundering; Etc.
~~.~~ The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Restricted Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Restricted Subsidiaries and, to Borrower’s knowledge, its and its Restricted Subsidiaries’ respective officers and directors, are in compliance with Anti-Corruption Laws in all material respects and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. No Loan Party nor any of its Restricted Subsidiaries or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto, (C) the Act or (D) any other laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Loan or Letter of Credit hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender or Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of any Anti-Terrorism Laws or Sanctions.
Section 5.23    Foreign Corrupt Practices Act
. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
Section 5.24    EEA Financial Institution.
No Loan Party is an EEA Financial Institution.

ARTICLE 6.
AFFIRMATIVE COVENANTS
From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14 and 6.16) cause each Restricted Subsidiary to:
Section 6.01    Financial Statements
~~Financial Statements~~. Deliver to the Administrative Agent:
(a)within 90 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending September 30, 2017), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in Stockholders’ Equity, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; ~~and~~provided the foregoing financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand;
(b)in connection with each of the first three fiscal quarters of each Fiscal Year of the Borrower (commencing with the fiscal quarter ending March 31, 2017), within 45 days after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then ended, and the related consolidated statements of changes in Stockholders’ Equity, and cash flows for the portion of the Borrower’s Fiscal Year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided the foregoing financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand (the “Quarterly Financial Statements”)~~.~~; and

(c)not later than 60 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending September 30, 2017), an annual budget of the Borrower and its Restricted Subsidiaries on a consolidated basis consisting of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the then-current Fiscal Year (including the Fiscal Year in which the latest Maturity Date occurs, if such Fiscal Year is the then-current Fiscal Year).
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be required separately to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clause (a) or (b) above at the times specified therein.
Section 6.02    Certificates; Other Information
. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;
(b)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;
(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that to the extent any such documents are filed with the SEC, such documents shall be deemed delivered pursuant to this Section 6.02(c) at the time of and so long as the Borrower notifies the Administrative Agent (by facsimile or electronic mail) of the filing with the SEC of any such documents;
(d)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt or equity securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement for debt or equity security in excess of $35,000,000 and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof;
(f)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request;
(g)promptly following the written request of the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Restricted Subsidiaries and containing such additional information as the Administrative Agent may reasonably specify; and
(h)promptly after the assertion or occurrence thereof, notice of any Environmental Claim against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages (if any) to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) or referred to in Section 6.03(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) with respect to the documents required to be delivered pursuant to Section 6.01(a) or (b) only, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests in writing the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) with respect to any such documents, the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information within the meaning of United States federal securities laws (“MNPI”) with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any MNPI with respect to the Borrower or its Subsidiaries, or their respective securities (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” (and the Administrative Agent agrees that only Borrower Materials marked “PUBLIC” will be made available on such portion of the Platform); and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower materials “PUBLIC.”
Section 6.03    Notices
~~Notices~~. Promptly notify the Administrative Agent when a Responsible Officer of the Borrower has knowledge:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority, including in connection with any tax liabilities, assessments, governmental charges or levies upon it or its properties or assets; and (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;
(c)of the occurrence or reasonably expected occurrence of any ERISA Event;
(d)of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary, including any determination by the Borrower referred to in Section 2.10(b) (which requirement shall be deemed satisfied by the description thereof in a Form 10-K, Form 10-Q or Form 8-K filed with the SEC); or
(e)of the incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i).

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, if any, that have been breached.
Section 6.04    Preservation of Existence, Etc.
. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) maintain all rights, privileges, permits, and licenses reasonably necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve, maintain, renew and keep in full force and effect all of its registered patents, trademarks, trade names, trade dress and service marks, the failure of which to so preserve, maintain, renew or keep in full force and effect could reasonably be expected to have a Material Adverse Effect; and (d) pay and discharge as the same shall become due and payable all Federal, state and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.
Section 6.05    Maintenance of Properties.
(a)~~. (a)~~ Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case with respect to clauses (a) and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 6.06    Maintenance of Insurance.
(a) Maintain with financially sound and reputable insurance companies (that are not Affiliates of the Borrower) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, which insurance (except as to Excluded Subsidiaries) shall name the Administrative Agent as loss payee (in the case of casualty insurance) or additional insured (in the case of liability insurance); provided, however, if any insurance proceeds are paid on the account of a casualty to assets or properties of any Loan Party that do not constitute Collateral and at such time no Event of Default shall have occurred and is continuing, then the Administrative Agent shall take such actions, including endorsement, to cause any such insurance proceeds to be promptly remitted to the Borrower to be used by the Borrower or such Loan Party in any manner not prohibited by this Agreement.

(b)    Notwithstanding anything herein to the contrary, with respect to each Mortgaged Property (if any), if at any time the area in which the buildings and other improvements (as described in the applicable Mortgage) (i) are located in an area with a high degree of seismic activity, obtain earthquake insurance in such total amount as the Administrative Agent may from time to time reasonably require or (ii) is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise to ensure compliance with the NFIP as set forth in the Flood Laws. Following the Closing Date, the Borrower shall deliver to the Administrative Agent annual renewals of each earthquake insurance policy, each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any MIRE Event, the Borrower shall provide prior to such MIRE Event the Administrative Agent (and authorize the Administrative Agent to provide to the Lenders) for each Mortgaged Property (if any) a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.
Section 6.07    Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower and its Restricted Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions.
Section 6.08    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions, and if and to the extent required by GAAP, matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
Section 6.09    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired (but in no event more than one time per Fiscal Year of the Borrower and with the Borrower being required to pay all reasonable out-of-pocket expenses for one visit each Fiscal Year) by the Administrative Agent, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, and without limitation as to frequency.
Section 6.10    Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, Permitted Acquisitions and for other general corporate purposes not in contravention of any Law or of any Loan Document.
Section 6.11    Covenant to Guarantee Obligations and Give Security.

(a)Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or any Immaterial Subsidiary), or upon a Subsidiary of any Loan Party ceasing to be an Excluded Subsidiary or ceasing to be an Immaterial Subsidiary, as applicable, the Borrower shall, at the Borrower’s expense:
(i)Within 30 days (as such time may be extended by the Administrative Agent in its reasonable discretion) following the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary or ceasing to be an Immaterial Subsidiary, as applicable, cause such Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a joinder to the Collateral Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (b) deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(ii)within 30 days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as applicable, if requested in writing by the Administrative Agent or if the Administrative Agent is directed in writing by the Required Lenders to request, furnish to the Administrative Agent a description of the owned real property of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent;
(iii)within 30 days after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as applicable, cause such Subsidiary and each direct and indirect parent (to the extent such parent is the Borrower or a Subsidiary) of such Subsidiary (if it has not already done so):
(A)to duly execute and deliver to the Administrative Agent collateral and security agreements or supplements thereto, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments reasonably requested by the Administrative Agent), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, and constituting Liens on all such personal properties; and
(B)to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority perfected Liens on properties purported to be subject to the Collateral Agreement and equity pledge agreements delivered pursuant to this Section 6.11, subject to Permitted Prior Liens; provided that, notwithstanding the foregoing, the Loan Parties shall not be required to take actions to perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof; and

(iv)within 30 days after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as applicable, deliver to the Administrative Agent, upon the request of the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request.
Notwithstanding any of the foregoing to the contrary, the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents.
(b)With respect to any Material Real Estate Assets not owned or leased by a Loan Party on the Closing Date but owned or leased by a Loan Party thereafter, and all Material Real Estate Assets owned or leased by any Subsidiary that becomes a Loan Party pursuant to Section 6.11(a) above (excluding, for the avoidance of doubt, any Immaterial Subsidiary and any Excluded Subsidiary), within 120 days (as such time may be extended by the Administrative Agent in its reasonable discretion) after the date such Material Real Estate Assets is acquired or leased (or such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as the case may be), the Borrower shall, or shall cause the applicable Loan Party to, at its expense, provide, or, with respect to clause (vii), as applicable, acknowledge receipt of, as applicable:
(i)(x) in the case of owned Material Real Estate Assets, deeds of trust, trust deeds, deeds to secure debt or mortgages (collectively, with each other mortgage or similar document delivered pursuant to this Section 6.11, the “Mortgages”), and (y) in the case of leased Material Real Estate Assets, landlord access waivers or bailee agreements (unless the Borrower shall have used its commercially reasonable efforts to obtain, but failed to obtain, such access waivers), each in form and substance reasonably satisfactory to the Administrative Agent and covering the Material Real Estate Assets then owned or leased by the applicable Loan Party, together with any other Material Real Estate Asset acquired by, or leased by, any Loan Party, in each case duly executed by the appropriate Loan Party;
(ii)a description of the owned property so acquired in detail reasonably satisfactory to the Administrative Agent;
(iii)evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein subject to Permitted Prior Liens in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(iv)fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, subject only to Permitted Prior Liens;
(v)American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no less than 90 days (or such other date as may be reasonably acceptable to the Administrative Agent (and it shall be deemed reasonably acceptable if sufficient to delete the survey exception from any such Mortgage Policy)) prior to the date of acquisition of such real property and improvements thereon or recordation of the Mortgage, as applicable, in each case certified to the Administrative Agent, the applicable Loan Party, and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and encroachments, either by such improvements or on to such property, and other defects;
(vi)without limiting clause (vii) below, evidence of the insurance to the extent required by the terms of the Mortgages;
(vii)at least forty days (as such time period may be reduced by the Administrative Agent in its reasonable discretion) prior to the end of the 120 day period referred to in the lead in to this clause (b), the following documents (collectively, the “Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”); and

(viii)such legal opinions and other customary documents (including a certificate from the Borrower certifying that all conditions and requirements in clause (vii) above have been satisfied) as the Administrative Agent may reasonably request with respect to such Mortgage or Mortgaged Property.
Notwithstanding any of the foregoing to the contrary, but without derogation of the Borrower’s obligation to deliver information as set forth in clause (vii) above or acknowledge receipt of any such information, as applicable, (i) the Collateral shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents, (ii) the Administrative Agent shall not enter into a Mortgage in respect of any owned Material Real Estate Asset acquired by a Loan Party after the Closing Date until (a) if such Mortgage relates to a property not located in a flood zone, five Business Days after the Administrative Agent has received and has delivered to the Revolving Credit Lenders a completed Flood Determination Form or (b) if such Mortgage relates to property located in a flood zone, 30 calendar days after the Administrative Agent has received the following documents and has delivered such documents to the Revolving Credit Lenders: (x) a completed Flood Determination Form, (y) if such real property is located in a “special flood hazard area”, (1) Borrower Notice and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the community does not participate in the NFIP and (2) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery) and (z) if flood insurance is required by Flood Laws, Evidence of Flood Insurance and (iii) the Administrative Agent shall not include in any Mortgage any improvements to real property that (x) are located in a special flood hazard area, (y) have an aggregate value of no more than $2,500,000 and (z) are not material to the overall value of such real property.
(c)At any time upon request of the Administrative Agent, the Borrower shall, and shall cause each of its Restricted Subsidiaries that is or becomes a Guarantor to, at the Borrower’s expense, (i) promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, landlord access waivers, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements consistent with the terms and provisions of this Agreement; provided that, notwithstanding the foregoing, the Loan Parties shall not be required to take actions to perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof.
Section 6.12    Compliance with Environmental Laws.

Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply would not reasonably be likely to have a Material Adverse Effect; and, if ordered to do so by a Governmental Authority or otherwise required pursuant to any Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such ordered or required cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 6.13    Preparation of Environmental Reports.
At the written request of the Required Lenders from time to time, but no more than one time for any owned Material Real Estate Asset or other owned real property subject to a Mortgage (any such real property, an “Assessment Property”) (unless a Default shall have occurred and be continuing, during which time no such limitation shall apply) provide to the Lenders within 90 days after such request, at the expense of the Borrower, a written environmental site assessment report for any of such real properties described in such request, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed), reasonably investigating the presence or absence of Hazardous Materials and the estimated reasonable cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such real properties to the extent required by Environmental Law (the “Cost Estimate”); without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided to the Lenders within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Restricted Subsidiary that owns any real property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective real properties to undertake such an assessment at reasonable times and with reasonable advance notice; provided that the Administrative Agent shall request the environmental consulting firm to carry levels of insurance, if any, as may be customary for the performance of such assessment. In determining the Cost Estimate, the Borrower’s or the Administrative Agent’s environmental consulting firm shall reasonably take into account the existing use of the Assessment Property and the potential use of institutional controls to address the Hazardous Materials on the Assessment Property and the availability of risk-based approaches to address any Hazardous Materials on the Assessment Property. No Phase II or other invasive environmental report shall be required by this Section or undertaken pursuant to this Section unless an Event of Default shall have occurred and be continuing at the time that the Required Lenders have made a written request thereof.
Section 6.14    Lender Calls.

(a) Participate in an annual meeting of the Administrative Agent and the Lenders to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent, including by telephonic conference calls) at such time as may be agreed to by the Borrower and the Administrative Agent and (b) invite the Lenders to participate in any quarterly conference calls made available to the bondholders of any of the Senior Notes (although Borrower shall have no obligation to hold any such quarterly conference calls).
Section 6.15    Further Assurances.
Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 6.11, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so; provided that, notwithstanding the foregoing, the Loan Parties shall not be required to take actions to perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof.
Section 6.16    Ratings.
At all times use commercially reasonable efforts to maintain public ratings by Moody’s and S&P with respect to the Borrower and the Facilities.
Section 6.17    Designation of Restricted and Unrestricted Subsidiaries.
The Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”; provided that (i) other than with respect to the designation of 8th Avenue Food and its Subsidiaries, immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) other than with respect to the designation of 8th Avenue Food and its Subsidiaries, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with its terms) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” as defined in any of the Senior Notes. All outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment by the Borrower or such Restricted Subsidiary, as applicable, made at the time of the designation. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted under Section 7.02 at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the board resolution of the Borrower giving effect to such designation and a Certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by Section 6.17.

If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and (1) any Indebtedness of such Subsidiary, (2) any Liens of such Subsidiary or (3) any Investments of such Subsidiary, in each case shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date under Section 7.03, Section 7.01 or Section 7.02 as applicable, the Borrower shall be in default of such Section 7.03, Section 7.01 or Section 7.02 as applicable.
The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence, on the date of designation, of Indebtedness, Liens and Investments by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness, Liens and Investments of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 7.03, such Liens are permitted under Section 7.01 and such Investments are permitted under Section 7.02; and (2) no Default or Event of Default shall have occurred and be continuing.
As of the assumption by 8th Avenue Food of the loans and Borrower’s obligations under the Bridge Facility Agreement, 8th Avenue Food and its Subsidiaries shall each be designated, and deemed to be, an Unrestricted Subsidiary; provided that the Borrower shall provide the Administrative Agent with prompt written notice that such designation has occurred.
ARTICLE 7.
NEGATIVE COVENANTS
From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

Section 7.01    Liens
~~Liens~~. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document securing the Obligations;
(b)Liens existing on the Closing Date and listed on Schedule 5.08(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal or extension of the obligations secured or benefited thereby, to the extent constituting Indebtedness, is permitted by Section 7.03(b);
(c)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens granted or arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and either no other action has been taken to enforce such Lien or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties reasonably acceptable to the Administrative Agent;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(i)(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value of the property, whichever is lower, being acquired on the date of acquisition, improvements thereto and related expenses; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms; and (ii) Liens securing Indebtedness permitted under Section 7.03(t); provided that (w) such Liens existed on the property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existed on the property or asset of any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition (x) such Lien is not created in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be and (y) such Lien shall not encumber any other property or assets of the Borrower or any Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of a Permitted Acquisition and any Restricted Subsidiary of such acquired Person);
(j)precautionary filings in respect of operating leases; and leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) secure any Indebtedness;
(k)other Liens on property of Domestic Subsidiaries that are Restricted Subsidiaries securing Indebtedness in an aggregate principal amount and other obligations in an amount which does not exceed the greater of $160,000,000 and 1.75% of Consolidated Total Assets of the Borrower in the aggregate;
(l)Liens on property of Foreign Subsidiaries that are Restricted Subsidiaries securing Indebtedness of such Foreign Subsidiaries that are Restricted Subsidiaries permitted by Section 7.03(f)(y) or Section 7.03(g);
(m)Liens arising in connection with a Qualified Receivables Transaction on Receivables Program Assets permitted to be Disposed of pursuant to Section 7.05(l) securing Receivables Program Obligations permitted by Section 7.03(j);
(n)Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;
(o)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit and bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(q)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(r)deposits made in the ordinary course of business to secure liability to insurance carriers;
(s)Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;
(t)Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(u)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies except for such noncompliance that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(v)Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(w)Liens under licensing agreements for the use of intellectual property entered into in the ordinary course of business;
(x)Liens on cash and Cash Equivalents in an aggregate amount not to exceed the greater of $160,000,000 and 1.75% of Consolidated Total Assets of the Borrower to secure obligations of the Borrower or any Restricted Subsidiary in respect of ordinary course cash management arrangements and under commodity Swap Contracts that do not constitute Obligations;

(y)Liens on Collateral securing obligations under the documentation for Indebtedness permitted pursuant to Section 7.03(s); provided that such Liens shall be subject to the Pari Passu Intercreditor Agreement; and
(z)Liens arising in the ordinary course of business under the Perishable Agricultural Commodities Act of 1930.
Section 7.02    Investments
~~Investments~~. Make any Investments, except:
(a)Investments held by the Borrower or such Restricted Subsidiary in the form of cash and Cash Equivalents;
(b)advances to officers, directors, employees and consultants of the Borrower and Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and (ii) in connection with such Person’s purchase of Equity Interests of Borrower, provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(c)Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date; provided that in the case of this clause (i), any such Investments in Restricted Subsidiaries that are not Loan Parties in the form of intercompany loans by Loan Parties shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless such pledge would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent; (ii) in Loan Parties (including those formed or acquired after the Closing Date so long as the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11, provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such Investment in the form of an intercompany loan and any intercompany note evidencing such loan shall not be required to be delivered to the Administrative Agent if any such note is subsequently reasonably promptly contributed to a Subsidiary that is not a Loan Party pursuant to Section 7.02(c)(iv)); (iii) by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries that are not Loan Parties; ~~and~~ (iv) by the Borrower or any other Loan Party in Unrestricted Subsidiaries or in Restricted Subsidiaries that are not Loan Parties; provided that, in the case of this clause (iv), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11, (C) the aggregate amount of all such Investments outstanding at any time (determined without regard to any write-downs or write-offs of such Investments) shall not exceed the sum of (1) the greater (x) of $~~275,000,000~~370,000,000 and (y) ~~3.00~~4.00% of Consolidated Total Assets of the Borrower plus (2) so long as the pro forma Consolidated Leverage Ratio would be less than 6.25:1.00, an amount not to exceed the Borrower Retained ECF Amount at the time of the making of such Investment plus (3) any Net Equity Proceeds; provided, further, that this clause (C) shall not apply to any such Investment that is in the form of an equity contribution or intercompany loan if, reasonably promptly following receipt of such equity contribution or intercompany loan, the proceeds of such equity contribution or intercompany loan shall be used by such Restricted Subsidiaries that are not Loan Parties (or Subsidiaries thereof) to consummate a Permitted Acquisition (and any such Investment described in this proviso shall not utilize the basket set forth in this ~~Clause~~clause (C)) and (D) any such Investments in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless (x) such pledge would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent or (y) reasonably promptly following the making of such intercompany loan the holder of such note representing such loan contributes such note as an equity contribution to any Restricted Subsidiary that is not a Loan Party that will reasonably promptly following receipt of such equity contribution consummate (or cause one or more of its Restricted Subsidiaries to consummate) a Permitted Acquisition, in which case and in each such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such note, and any such note shall not be required to be delivered to the Administrative Agent~~;~~.

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)(i) Any Investments by the Borrower or any Guarantor in the form of Permitted Acquisitions and (ii) any Permitted Acquisition by any Restricted Subsidiary that is not a Loan Party (or any Restricted Subsidiary thereof) funded from, reasonably promptly following receipt thereof, the cash proceeds received by such Restricted Subsidiary (or any parent entity(ies) thereof that is also a Restricted Subsidiary and that received such proceeds in accordance with Section 7.02(c)(iv)) from any equity contribution or intercompany loan permitted under Section 7.02(c)(iv);
(f)Guarantees permitted by Section 7.03;
(g)to the extent constituting Investments, transactions expressly permitted under Sections 7.04 (other than Section 7.04(c)) and 7.14;
(h)Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and set forth on Schedule 5.08(e) and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and the terms and conditions of such modified, replacement, renewed or extended Investment shall not be materially less favorable, taken as a whole, to the Loan Parties than the Investment being modified, replaced, renewed or extended;

(i)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(j)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(k)Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests of the Borrower to the seller of such Investments;
(l)Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the requirements of Section 6.11, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger or acquisition consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 6.11, as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);
(m)Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, (i) in connection with a Qualified Receivables Transaction and (ii) constituting a Disposition permitted pursuant to Section 7.05(l);
(n)Swap Contracts to the extent permitted pursuant to Section 7.03(d);
(o)so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Investments; provided that in no event shall the aggregate amount of Investments allowed pursuant to this Section 7.02(o) during the term of this Agreement (net of any returns of capital on such Investments) exceed the sum of (1) the greater of (x) $320,000,000 and (y) 3.50% of Consolidated Total Assets of the Borrower plus (2) so long as the pro forma Consolidated Leverage Ratio would be less than 6.25:1.00, an amount not to exceed the Borrower Retained ECF Amount at the time of the making of such Investment plus (3) any Net Equity Proceeds;
(p)Investments in Incremental Term Loans pursuant to Section 10.06(b)(vii);
(q)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; ~~and~~
(r)Investments described on Schedule 7.02(r)(i) ~~and~~; ~~and~~

(s)loans from the Borrower to its indirect Subsidiary, PHI Acquisition Limited Partnership, a Canadian limited partnership organized under the laws of British Columbia, not to exceed $30,000,000 in the aggregate outstanding at any time~~.~~; and
(t) upon designation as Unrestricted Subsidiaries, Investments in 8th Avenue Food and its Subsidiaries, as such Investments exist immediately following the assumption by 8th Avenue Food of the loans and Borrower’s other obligations arising under the Bridge Facility Agreement and the closing of the other transactions contemplated by the Private Brands Transaction Agreement.
Section 7.03    Indebtedness
~~Indebtedness~~. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under (A) the Loan Documents, including, without limitation, Incremental Term Loans and Incremental Revolving Loans, (B) the ~~2022 Senior Notes in an aggregate principal amount not to exceed $630,000,000 (and any Permitted Refinancing of the 2022 Senior Notes), (C) the 2024 Senior Notes in an aggregate principal amount not to exceed $800,000,000 (and any Permitted Refinancing of the 2024 Senior Notes), (D) the~~ 2025 5.50% Senior Notes in an aggregate principal amount not to exceed $1,000,000,000 (and any Permitted Refinancing of the 2025 5.50% Senior Notes), (~~E~~C) the 2025 8.00% Senior Notes in an aggregate principal amount not to exceed $400,000,000 (and any Permitted Refinancing of the 2025 8.00% Senior Notes), (~~F~~D) the 2026 Senior Notes in an aggregate principal amount not to exceed $1,750,000,000 (and any Permitted Refinancing of the 2026 Senior Notes) ~~and~~, (~~G~~E) the 2027 Senior Notes in an aggregate principal amount not to exceed $750,000,000 (and any Permitted Refinancing of the 2027 Senior Notes), and (F) the 2028 Senior Notes in an aggregate principal amount not to exceed $1,000,000,000 (and any Permitted Refinancing of the 2028 Senior Notes);
(b)Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof; provided that any such Indebtedness (including any Permitted Refinancing thereof), to the extent owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be unsecured and subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;
(c)(i) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor; (ii) Guarantees by any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary; and (iii) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder ~~by~~of Restricted Subsidiaries that are not Loan Parties to the extent such Guarantee constitutes an Investment permitted by Sections 7.02(c)(i), 7.02(o) or 7.02(r)(i);
(d)obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or hereafter arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or set-off provisions);

(e)Indebtedness of the Borrower or any Restricted Subsidiary in respect of Capital Leases and purchase money obligations for fixed or capital assets, which may be secured by Liens under and within the applicable limitations set forth in Section 7.01(i)(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (e) shall not exceed the greater of (x) $250,000,000 and (y) 2.75% of Consolidated Total Assets of the Borrower;
(f)Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary to the extent constituting an Investment permitted by (x) Section 7.02(c) or 7.02(o) or (y) Section 7.02(r)(i); provided that, in the case of clause (x) and clause (y) such Indebtedness, to the extent owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;
(g)Indebtedness incurred by a Restricted Subsidiary that is not organized under the laws of any political subdivision of the United States, which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (g) and then outstanding, does not exceed the greater of (x) $500,000,000 and (y) 5.50% of Consolidated Total Assets of the Borrower;
(h)unsecured Indebtedness issued by the Borrower and its Restricted Subsidiaries, including Disqualified Equity Interests; provided that (i) the pro forma Consolidated Interest Coverage Ratio would be greater than or equal to 2.00:1.00, (ii) the stated maturity of such Indebtedness is not less than 91 days following the latest Maturity Date at the time of incurrence of such unsecured Indebtedness and the Weighted Average Life to Maturity of such Indebtedness is not shorter than the remaining Weighted Average Life to Maturity of any Incremental Term Loans, (iii) the covenants, events of default, guaranty and other terms (excluding as to interest rate and redemption premium) of such Indebtedness are, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than the 2027 Senior Notes and (iv) at the time of incurrence of such Indebtedness, there shall be no Default; provided, further, that the aggregate amount of all Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (h) shall not exceed the greater of (x) $275,000,000 and (y) 3.00% of Consolidated Total Assets of the Borrower;
(i)other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $370,000,000 and (y) 4.00% of Consolidated Total Assets of the Borrower;
(j)Indebtedness in respect of Receivables Program Obligations in an amount not to exceed the greater of (x) $320,000,000 and (y) 3.50% of Consolidated Total Assets of the Borrower; provided that at such time (i) the Borrower is in pro forma compliance with the Senior Secured Leverage Ratio set forth in Section 7.11 as of the last day of the most recently completed Measurement Period (whether or not such covenant is applicable at such time in accordance with its terms), with Indebtedness in respect of Receivables Program Obligations being incurred or which has previously been incurred pursuant to this Section 7.03(j) being deemed to be Consolidated Senior Secured Debt, whether or not satisfying the requirements thereof, and (ii) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred;

(k)Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(l)Indebtedness consisting of obligations of the Borrower or its Restricted Subsidiaries under deferred consideration or other similar arrangements (including earn-outs, indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments) incurred by such Person in connection with any Permitted Acquisition or Disposition permitted by Section 7.05 or any other Investment permitted under Section 7.02; provided that the aggregate principal amount of all such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed $75,000,000 in the aggregate at any time outstanding;
(m)Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees, warehouse receipts or similar instruments (other than letters of credit) issued or created in the ordinary course of business consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims;
(n)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries;
(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(p)Indebtedness in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs, corporate cards and purchasing cards, and other business cash management arrangements in the ordinary course of business, including Indebtedness arising under or in connection with any Cash Management Agreement with a Cash Management Bank;
(q)Indebtedness incurred under commercial letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness) or Indebtedness of the Borrower or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by Letters of Credit issued under this Agreement;

(r)Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(s)senior secured debt incurred or issued by the Borrower in respect of one of more series of notes or term loans (such senior secured debt, “Incremental Equivalent Debt”) in an amount not to exceed in the aggregate the greater of (x) $700,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to 2.14(a) and (y) an amount such that at the time of incurrence or issued (1) the pro forma Consolidated Leverage Ratio would not exceed 6.50:1.00 and (2) the pro forma Senior Secured Leverage Ratio would not exceed 3.00:1.00 as of the Ratio Calculation Date; provided that, (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt; the Borrower shall be in pro forma compliance with the covenant set forth in Section 7.11 as of the last day of the most recently completed Measurement Period (whether or not such covenant is applicable at such time in accordance with its terms); (ii) such Incremental Equivalent Debt shall rank pari passu with the Facilities and shall not be Guaranteed by any Person that is not a Guarantor; (iii) if such Incremental Equivalent Debt is in the form of loans, such Incremental Equivalent Debt shall be subject to Section 2.14(g)(iv) as if such Incremental Equivalent Debt were a Series of Incremental Term Loans, (iv) subject to the limitations in clauses (v) and (vi) below, the terms of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than those applicable to any Facility at the time of incurrence of such Incremental Equivalent Debt, unless such other terms apply only after the latest Maturity Date of each Facility at the time of incurrence of such Incremental Equivalent Debt or unless such other terms relate only to pricing, fees or redemption terms; provided that, if any Term Loans are outstanding at the time of incurrence of such Incremental Equivalent Debt, the mandatory redemption terms are substantially similar to, or less favorable to the investors providing such Incremental Equivalent Debt than, those applicable to the Term Loans (except for mandatory redemption terms applicable only after the latest Maturity Date of each Facility at the time of incurrence of such Incremental Equivalent Debt); (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life of the Revolving Credit Facility or any then-existing Series of Incremental Term Loans; (vi) the stated maturity of such Incremental Equivalent Debt shall be no shorter than the latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; (vii) the Borrower shall deliver or cause to be delivered legal opinions and such other documents (including, if applicable, the Mortgages and related documents required pursuant to Section 6.11(b) or modifications of any Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with such transaction; and (viii) the representative and collateral trustee acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered a joinder to the Pari Passu Intercreditor Agreement to the Administrative Agent in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness designated as “Other First Lien Obligations” thereunder, then the Borrower, the Guarantors, the Administrative Agent and the representative and collateral trustee for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement; ~~and~~

(t)Indebtedness assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness existed prior to the consummation of such Permitted Acquisition, (ii) such Indebtedness is not created in contemplation of such Permitted Acquisition, (iii) such Indebtedness is solely the obligation of such Person, and not of the Borrower or any other Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of such Permitted Acquisition and any Restricted Subsidiary of such acquired Person), (iv) if such Indebtedness is secured, the pro forma Senior Secured Leverage Ratio would not exceed 3.00:1.00 and the pro forma Consolidated Leverage Ratio would not exceed 6.50 to 1.00, and (v) if such Indebtedness is unsecured, the pro forma Consolidated Interest Coverage Ratio would be greater than or equal to 2.00:1.00; provided that that the aggregate amount of all such Indebtedness of Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (t) shall not exceed the greater of (x) $275,000,000 and (y) 3.00% of Consolidated Total Assets of the Borrower~~.~~; and
(u)Indebtedness and other obligations under the Bridge Facility Agreement in an aggregate amount not to exceed $625,000,000; provided, however, this Section 7.03(u) will not apply after February 28, 2019, and any Indebtedness and other obligations incurred in reliance on this Section 7.03(u) will not be permitted unless such Indebtedness and other obligations are otherwise permitted under this Agreement.
Notwithstanding anything to the contrary herein, no Restricted Subsidiary shall be permitted to guarantee the Senior Notes unless such Restricted Subsidiary also guarantees the Obligations.
Section 7.04    Fundamental Changes
~~Fundamental Changes~~. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person and (ii) any Subsidiary; provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Restricted Subsidiary is merging with another Subsidiary, a Restricted Subsidiary shall be the continuing or surviving Person, (C) when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be a Guarantor and (~~C~~D) if as a result thereof, the Borrower owns, directly or indirectly, less of such Subsidiary’s equity interests than it did prior to the merger, such merger shall also constitute a Disposition subject to Section 7.05 (and must be permitted by any clause thereof other than Section 7.05(g));

(b)a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(g)(A));
(c)the Borrower or any Restricted Subsidiary may consummate any Permitted Acquisition or any other Investment permitted by Section 7.02(k) or (o); provided that (i) in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person; and (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor; and
(d)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to the Borrower or to a Guarantor; or (ii) if the transferor is not a Guarantor, to any other Restricted Subsidiary; provided in each case that (A) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary, ~~and~~ (B) if the transferor in such a transaction is a wholly-owned Restricted Subsidiary, then the transferee must either be the Borrower or a wholly-owned Restricted Subsidiary and (C) to the extent that the transferee is not the Borrower or a wholly-owned Subsidiary (based on the percentage of such transferee which is not owned directly or indirectly by the Borrower), the Disposition shall constitute a Disposition subject to Section 7.05 and shall be permitted under this Section 7.04 so long as it is permitted by any clause of Section 7.05 other than Section 7.05(g).
Section 7.05    Dispositions
~~Dispositions~~. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned);
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;
(e)Dispositions of accounts receivable for purposes of collection;

(f)Dispositions of investment securities and Cash Equivalents in the ordinary course of business;
(g)(A) Dispositions permitted by Section 7.04 (other than Section 7.04(a)(ii)(C), Section 7.04(b) or Section 7.04(d)(ii)(B)); (B) Dispositions that constitute Investments permitted by Section 7.02; and (C) Dispositions that constitute Restricted Payments permitted by Section 7.06;
(h)non-exclusive licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;
(i)transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(j)Dispositions by the Borrower and its Restricted Subsidiaries of property not otherwise permitted under this Section 7.05 (but in any event excluding Receivables Program Assets); provided that (i) at the time of such Disposition and after giving effect thereto, no Default shall exist or would result from such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof and (iii) no less than 75% of such consideration shall be paid in cash; provided, however, that for the purposes of clause (iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or the applicable Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition;
(k)Dispositions by the Borrower and its Restricted Subsidiaries of property acquired after the Closing Date in Permitted Acquisitions; provided that (i) the Borrower identifies any such assets to be divested in reasonable detail in writing to the Administrative Agent within 180 days following the closing of such Permitted Acquisition and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition does not exceed an amount equal to 35% of the total cash and non-cash consideration for such Permitted Acquisition;
(l)Dispositions of Receivables Program Assets in connection with a Qualified Receivables Transaction; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (ii) the outstanding amount of Indebtedness in respect of Receivables Program Obligations shall not exceed the maximum amount permitted to be outstanding under Section 7.03(j), (iii) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral (to the extent such interest is required to be Collateral hereunder) and all necessary steps to perfect a security interest in such Seller’s Retained Interest for the benefit of the Secured Parties are taken by the Borrower and its Restricted Subsidiaries and (iv) no Default or Event of Default shall have occurred and be continuing at the time such Disposition is made; ~~and~~

(m)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary~~.~~; and
(n)any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
Section 7.06    Restricted Payments
~~Restricted Payments~~. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)each Restricted Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person (including any other Restricted Subsidiary) that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests of such Person, in the case of a Restricted Subsidiary, ratably to each Person that owns an Equity Interest in such Restricted Subsidiary of the class of Equity Interest in respect of which the Restricted Payment is being made;
(c)the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Qualified Equity Interests;
(d)the Borrower and each Restricted Subsidiary may make Restricted Payments pursuant to and in accordance with their stock option, stock purchase and other benefit plans of general application to management, directors or other employees of the Borrower and its Restricted Subsidiaries, as adopted or implemented in the ordinary course of business;
(e)so long as no Default shall have occurred and be continuing at the time of any action described in this clause (e) or would result therefrom, the Borrower may (i) declare and make cash dividends to its stockholders in respect of Qualified Equity Interests and (ii) purchase, redeem or otherwise acquire for cash Qualified Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) collectively from and after the Closing Date not to exceed the sum of (1) the greater of $345,000,000 and 3.75% of Consolidated Total Assets of the Borrower plus (2) so long as the pro forma Consolidated Leverage Ratio would be less than 6.25:1.00, an amount not to exceed the Borrower Retained ECF Amount at the time of the making of such dividend, purchase, redemption or acquisition plus (3) any Net Equity Proceeds; provided that, in the case of each of clauses (i) and (ii) above, the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with its terms);

(f)so long as no Default shall have occurred and be continuing at the time of any action described in this clause (f) or would result therefrom, the Borrower may declare and make cash dividends to its stockholders in respect of Disqualified Equity Interests if the pro forma Consolidated Interest Coverage Ratio would be at least 1.75:1.00;
(g)Investments pursuant to Section 7.02(c) shall be permitted;
(h)non-cash repurchases of Equity Interests of the Borrower deemed to occur (i) upon the non-cash exercise of stock options and warrants or similar equity incentive awards, and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award shall be permitted;
(i)the Borrower or any of its Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;
(j)the payment of dividends and distributions within ninety (90) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06 shall be permitted;
(k)the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of common stock of the Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics shall be permitted; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Responsible Officer that is a senior financial officer of the Borrower);
(l)Investments and the distribution of Equity Interests by certain Restricted Subsidiaries, all as and to the extent described in Schedule 7.02(r)(i), shall be permitted;
(m)the payment of dividends on the Borrower’s Common Stock in any fiscal year not to exceed an amount equal to 4.0% of the Borrower’s Market Capitalization shall be permitted; and
(n)unlimited Restricted Payments shall be permitted so long as (i) no Default shall exist before or after giving effect to such Restricted Payment and (ii) the pro forma Consolidated Leverage Ratio would be less than 3.50:1.00.
Section 7.07    Change in Nature of Business

. Engage in any material line of business substantially different from the Permitted Business or a line of business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 7.08    Transactions with Affiliates
. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms not materially less favorable to the Borrower or such Restricted Subsidiary than would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:
(a)transactions between or among Loan Parties or between and among Restricted Subsidiaries that are not Loan Parties;
(b)Qualified Receivables Transactions otherwise permitted hereunder;
(c)the payment of reasonable fees, expenses and compensation (including equity compensation) to and insurance provided on behalf of current, former and future officers and directors of the Borrower or any of its Restricted Subsidiaries and indemnification agreements entered into by the Borrower or any of its Restricted Subsidiaries;
(d)employment and severance arrangements with current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(e)transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(f)the transactions described on Schedule 7.02(r)(i); ~~and~~
(g)transactions between or among Loan Parties and Restricted Subsidiaries who are not Loan Parties provided any such transaction does not adversely impact the Collateral securing the Obligations or the guarantees of the Obligations, impair the rights of or benefits or remedies available to the Secured Parties under any Loan Document or result in (and are not reasonably expected to result in) a Material Adverse Effect; provided that, during the continuance of an Event of Default, any amounts payable by a Loan Party to a Restricted Subsidiary that is not a Loan Party in connection with any such transactions shall be subordinated to the payment of the Obligations~~.~~;
(h)the pledge of Equity Interests of Unrestricted Subsidiaries; and
(i)the assumption of the obligations arising under the Bridge Facility Agreement by 8th Avenue Food in connection with the closing of the transactions contemplated by the Private Brands Transaction Agreement.

Section 7. 09    Restrictive Agreements
~~Restrictive Agreements~~. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower hereunder or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or any other property securing any other Indebtedness permitted under Section 7.03(e); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, this Section 7.09 will not restrict or prohibit:
(1)to the extent constituting a limitation described in Section 7.09(a)(i), restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 7.05 with respect to the property that is subject to that transaction;
(2)restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b), (d) (to the extent secured under Section 7.01(x)), (e) (to the extent secured under Section 7.01(i)(i)), (g) (to the extent secured under Section 7.01(l)), (j) or 7.03(t) (to the extent secured under Section 7.01(i)(ii)), in each case in respect of the limitation described in Section 7.09(a)(iii), to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(3)provisions restricting subletting or assignment of Contractual Obligations;
(4)restrictions set forth in any of the Senior Notes, in each case as in effect on the Closing Date or as amended, modified, refinanced, replaced, renewed or extended in a manner that is not more restrictive, taken as a whole;
(5)to the extent constituting a limitation described in Section 7.09(a)(i), restrictions contained in Indebtedness permitted under Section 7.03(g), (h) or (i) so long as such restrictions are no more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than the restrictions or covenants contained in this Agreement;
(6)to the extent constituting a limitation described in Section 7.09(a)(i), provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(7)to the extent constituting the limitation described in Section 7.09(a)(i), customary restrictions on a Receivables Subsidiary and Receivables Program Assets effected in connection with a Qualified Receivables Transaction;
(8)to the extent constituting a limitation described in Section 7.09(a)(i), restrictions on cash or other deposits or net worth imposed by customers on the Borrower and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;
(9)to the extent constituting a limitation described in Section 7.09(a)(i), encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Restricted Subsidiaries in any manner material to the Borrower or any of its Restricted Subsidiaries; or
(10)to the extent constituting a limitation described in Section 7.09(a)(i), encumbrances or restrictions existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.
Section 7.10    Use of Proceeds
~~Use of Proceeds~~. Request any Credit Extension, use, or allow any of its Restricted Subsidiaries to use, the proceeds of any Credit Extension, (a) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value to any Person in violation of Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctioned Person or in any Sanctioned Country, or (c) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 7.11    Senior Secured Leverage Ratio
. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Senior Secured Leverage Ratio at the end of any fiscal quarter on which the Revolving Facility Test Condition is then satisfied to be greater than 4.25:1.00.
Section 7.12    Amendments of Organization Documents
. Amend any of its Organization Documents in a manner materially adverse to the Lenders.
Section 7.13    Accounting Changes

~~Accounting Changes~~. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) Fiscal Year.
Section 7.14    Prepayments of Indebtedness
. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated, unsecured or junior secured Indebtedness (collectively, the “Junior Indebtedness”) (it being understood that payments of regularly scheduled interest and principal shall be permitted to the extent not expressly prohibited by the subordination provisions applicable thereto, if any), except, in each case, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (a) the refinancing thereof with the proceeds of any Permitted Refinancing permitted by Section 7.03, (b) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions applicable thereto ~~and~~, (c) prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) in an amount not to exceed the sum of (1) the greater of $180,000,000 and 2.50% of Consolidated Total Assets of the Borrower plus (2) so long as the pro forma Consolidated Leverage Ratio would be less than 6.25:1.00, an amount not to exceed the Borrower Retained ECF Amount at the time of the making of such prepayment, redemption, repurchase or other payment plus (3) proceeds of Loans or Incremental Equivalent Debt (net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, upfront fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements)) to be applied to such prepayment, redemption, repurchase or other payment so long as the Senior Secured Leverage Ratio would be less than 3.00:1.00 plus (4) any Net Equity Proceeds and (d) prepayments, redemptions or purchases of, or other payments made to refinance or repay, the Indebtedness outstanding under the Bridge Facility Agreement.
Section 7.15    Sale-Leaseback Transactions
~~Sale-Leaseback Transactions~~. Enter into any sale-leaseback transaction in which any Loan Party is the seller or the lessee unless the disposition of assets is permitted under Section 7.05 and the incurrence of indebtedness is permitted by Section 7.03.
Section 7.16    Amendments of Indebtedness
. Amend, modify, or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.03 or any Junior Indebtedness, in each case, in a manner materially adverse to the Lenders or that would effect a prepayment, redemption or repurchase or a Restricted Payment not otherwise permitted under Section 7.06 or Section 7.14, as applicable.
Secti 7.17    Negative Pledge on Material Real Property
. With respect to any Material Real Estate Asset owned by the Borrower or its Restricted Subsidiaries, (i) create, incur, assume or permit to exist any Lien on all or any part of such Material Real Estate Asset, or (ii) file, or permit the filing of any financing statement or other similar notice of, any Lien with respect thereto under the UCC of any state or under any similar recording or notice statute, in each case on all or any part of such real property, in each case other than (1) those liens permitted by Section 7.01(a), (b), (c), (d), (f), (g), (h), (j), (l), (u) and (y) or (2) solely in the case of any such real property acquired after the Closing Date, in addition to those Liens permitted by clause (1), those Liens permitted by Section 7.01 (k) and (i).

ARTICLE 8.
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default
. Each of the following shall constitute an Event of Default (each, an “Event of Default”):
(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.04, 6.10, or 6.11, or Article 7 (other than Section 7.11) or (ii) the Borrower fails to perform or observe the covenant contained in Section 7.11; provided that a breach of the requirements of Section 7.11 shall not constitute an Event of Default for purposes of any Facility other than the Revolving Credit Facility unless and until the Required Revolving Credit Lenders have terminated the Revolving Credit Commitments and/or demanded repayment of, or otherwise accelerated, the Indebtedness hereunder; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Administrative Agent or a Lender provides written notice to the Borrower of such failure; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in any material respect, when made or deemed made; or
(e)Cross-Default. (i) The Borrower or any Restricted Subsidiary (other than an Escrow Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness under the Loan Documents and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any Termination Event (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than an Escrow Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary (other than an Escrow Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against the Borrower or any Restricted Subsidiary (other than an Escrow Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder including the release or termination thereof by the Administrative Agent or the Required Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Article 4 or Section 6.11 shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority Lien (subject to Permitted Prior Liens and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties reasonably acceptable to the Administrative Agent) on the Collateral purported to be covered thereby.
Section 8.02    Remedies Upon Event of Default
. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, in the case of clause 8.02(a) below and 8.02(e) below, the Required Revolving Credit Lenders), take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the then Outstanding Amount thereof);

(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or at law or in equity; and
(e)    upon the occurrence of an Event of Default under Section 7.11 that is unwaived, (x) terminate the Revolving Credit Commitments and/or (y) take any or all of the actions specified in Section 8.02(a), (b), (c) or (d) in respect of the Revolving Credit Commitments, Revolving Loans, Letters of Credit and Swing Line Loans;
provided, however, that (i) upon the taking of any action by or upon the direction of the Required Revolving Credit Lenders as contemplated by clause (e) above, the Required Lenders may take any of the actions contemplated by clause (a) though (d) above with respect to any Facility hereunder and (ii) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03    Application of Funds
. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the order specified in Section 6.5 of the Collateral Agreement.
ARTICLE 9.
AGENCY
Section 9.01    Appointment and Authority~~.~~
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(a)Each of the Lenders and each L/C Issuer hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder (at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto; provided that to the extent an L/C Issuer is entitled to indemnification under this Section 9.01 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.01. The provisions of this Article 9 shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.
Section 9.02    Rights as a Lender
. Any Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions
~~Exculpatory Provisions~~. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except (in the case of the Administrative Agent) discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until it shall have received written notice from a Lender, an L/C Issuer or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”
No Agent or any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04    Reliance
~~Reliance~~. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05    Delegation of Duties
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 9.06    Resignation of Administrative Agent
. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by the entity serving as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer (if applicable) and Swing Line Lender, if applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor may agree to succeed to and become vested with all of the rights, powers, privileges and duties of a retiring L/C Issuer and Swing Line Lender, if applicable. In connection with any such agreement to succeed to the retiring L/C Issuer, the successor L/C Issuer, if applicable, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.
Notwithstanding the foregoing, the failure of any successor to agree to succeed to a retiring L/C Issuer and/or Swing Line Lender shall not affect the resignation of such retiring L/C Issuer or Swing Line Lender, as the case may be. The retiring L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)) but shall have no obligation to issue additional Letters of Credit or to amend, extend or otherwise modify any existing Letters of Credit. The retiring Swing Line Lender shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c) but shall have no obligation to make any additional Swing Line Loans.
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders
. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    No Other Duties, Etc.
. Anything herein to the contrary notwithstanding, none of the Arrangers or the Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
Section 9.09    Administrative Agent May File Proofs of Claim
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 9.10    Collateral and Guaranty Matters
. Each Lender (including in its capacities as a potential Cash Management Bank and as a potential Hedge Bank) and L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, after the Closing Date:

(a)to release any Lien to the extent securing the Obligations on any property granted to or held by the Administrative Agent under any Loan Document (i), upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) and the termination and payment in full of all obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements in respect of which the Administrative Agent has received notice pursuant to Section 9.11 (other than any such agreements as to which other arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), (ii) that is sold as part of or in connection with any sale permitted hereunder or that constitutes a Disposition of Receivables Program Assets permitted pursuant to Section 7.05(l) or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;
(b)to release any Guarantor from its Guarantee of the Obligations under the Collateral Agreement (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreement and Secured Hedge Agreements), the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) and the termination and payment in full of all obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements in respect of which the Administrative Agent has received notice pursuant to Section 9.11 (other than any such agreements as to which other arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), or (ii) if approved, authorized or ratified in writing in accordance with Section 10.01;
(c)to release any Guarantor from its Guarantee of the Obligations and all Liens granted by any such Guarantor, and all pledges of Equity Interests in any such Guarantor (provided that, if such Guarantor becomes an Excluded Subsidiary (other than an Unrestricted Subsidiary and an Escrow Subsidiary) then such release shall be limited to 35% of such voting Equity Interests) under the Collateral Agreement if such Person ceases to be a Restricted Subsidiary (including by being designated an Unrestricted Subsidiary in accordance with Section 6.17 hereof) or becomes an Immaterial Subsidiary or an Excluded Subsidiary~~) as a result of a transaction permitted hereunder~~ (unless such Person continues to guarantee any of the Senior Notes);
(d)to execute any intercreditor agreements and/or subordination agreements with any holder of any Indebtedness or Liens permitted by this Agreement to the extent such intercreditor agreement and/or subordination agreement is required or reasonably contemplated by the terms hereof; and

(e)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document, to the extent securing the Obligations, to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its Guarantee of the Obligations under the Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its Guarantee of the Obligations under the Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
Notwithstanding anything to the contrary in this Agreement, upon a Subsidiary being designated an Unrestricted Subsidiary in accordance with Section 6.17 of this Agreement or otherwise ceasing to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Agreement, such Subsidiary shall be automatically released and relieved of any obligations under this Agreement, the Collateral Agreement and all other Loan Documents, all Liens granted by such Subsidiary in its assets to the Administrative Agent shall be automatically released, all pledges to the Administrative Agent of Equity Interests in any such Subsidiary shall be automatically released, and the Administrative Agent is authorized to, and shall promptly, deliver to the Borrower any acknowledgement confirming such releases and all necessary releases and terminations, in each case as the Borrower may reasonably request to evidence such release and at Borrower’s expense. To the extent any Loan Document conflicts or is inconsistent with the terms of this Section, this Section shall govern and control in all respects.
Section 9.11    Additional Secured Parties.
No Cash Management Bank or Hedge Bank that obtains the benefits of the Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Collateral Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE 10
MISCELLANEOUS
Section 10.01    Amendments, Etc.
. Except as set forth below in this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (or signed by the Administrative Agent on behalf of and with the written consent of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) any term or provision of Section 7.11, the definition of “Senior Secured Leverage Ratio” or “Revolving Facility Test Condition” (or any of their respective component definitions (as used solely in such Section but not as used in other Sections of this Agreement)) may be amended, waived, consented to or otherwise modified with the consent of the Required Revolving Credit Lenders (and no other consents from any other Lenders or group thereof shall be necessary); and (ii) no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01 without the written consent of each Lender adversely affected thereby;
(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Credit Lenders;
(c)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments pursuant to Section 2.05(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender directly affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) except as set forth in clause (i) of the first proviso to this Section 10.01, any financial ratio (including any defined term used therein) or any definition relating to any (x) financial calculation or (y) currency exchange rate calculation affecting compliance with Sections 7.01, 7.02 and 7.03 with respect to the amount of Liens, Indebtedness or Investment in currencies other than U.S. Dollars hereunder even if, in the case of clause (x) and (y), the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)change (i) Section 8.03 of this Agreement or Section 6.5 of the Collateral Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the definition of “Applicable Percentage,” the order of application or pro rata nature of application of any reduction in the Commitments or any prepayment of Loans within or among the Facilities from the application thereof set forth in the applicable provisions of Sections 2.05(a), 2.05(b) or 2.06(c), or other provisions in respect of the pro rata application of payments or offers hereunder under Section 2.12, 2.13 or 10.06(b)(vii) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is an Incremental Facility comprised of Incremental Term Loan Commitments, the Required Incremental Term Loan Lenders of such Series and (y) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders;
(g)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required Incremental Term Loan Lenders” or “Required Revolving Credit Lenders” without the written consent of each Lender under the applicable Facility;
(h)release all or substantially all of the value of the Guarantees of the Obligations in any transaction or series of transactions without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(i)release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except to the extent the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(j)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is an Incremental Facility comprised of Incremental Term Loan Commitments, the Required Incremental Term Loan Lenders of the applicable Series and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders; or
(k)amend the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender and L/C Issuer;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document, in each case, relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iv) the Agency Fee Letter may be amended, and rights or privileges thereunder may be waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary contained herein, if, following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within three Business Days following receipt of notice thereof. It is understood that posting such amendment electronically on IntraLinks/IntraAgency, SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice thereof.
Section 10.02    Notices; Effectiveness; Electronic Communication~~.~~
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(a) Notices Generally. Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, or electronic mail address specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, or electronic mail address specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address or facsimile for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or any of its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement
. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers and, in respect of the Collateral Documents, any other Secured Party; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each of the L/C Issuers and the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver~~.~~
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(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transaction and the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on, through, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any of the Loan Parties or any of their respective Restricted Subsidiaries or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a Lender, a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity; provided that in respect of the proviso in subclause (b) above, it is understood and agreed that any action taken by the Administrative Agent (and any sub-agent thereof) and/or any of its Related Parties in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 10.01 shall not be deemed to constitute gross negligence or willful misconduct for purposes of such proviso. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of the Administrative Agent, any Lender or any L/C Issuer, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.05    Payments Set Aside
. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.
Section 10.06    Successors and Assigns~~.~~
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(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof in the case of assignments of any Incremental Term Loans and ten Business Days after having received notice thereof in the case of assignments of the Revolving Credit Facility;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Incremental Term Loan Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of the L/C Issuers and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, except as provided below in clause (vii) or (B) to a Defaulting Lender, a Disqualified Lender, or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)Borrower Purchases. Notwithstanding anything to the contrary contained in this Section 10.06 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase outstanding Incremental Term Loans on the following basis:
(A)on or prior to the date that occurs one year prior to the applicable Facility’s Maturity Date, the Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the applicable Incremental Term Loans (such Incremental Term Loans, the “Offer Loans”) of Incremental Term Loan Lenders; provided that (1) the Borrower delivers to the Administrative Agent (for distribution to such Lenders) a notice of the aggregate principal amount of the Offer Loans that will be subject to such Auction no later than 12:00 p.m. at least five Business Days (or such shorter period as may be agreed to by the Administrative Agent) in advance of a proposed consummation date of such Auction indicating (a) the date on which the Auction will conclude, (b) the maximum principal amount of the Offer Loans the Borrower is willing to purchase in the Auction and (c) the range of discounts to par at which the Borrower would be willing to repurchase the Offer Loans; (2) the minimum dollar amount of the Auction shall be no less than $10,000,000 or whole multiples of $1,000,000 in excess thereof; (3) the Borrower shall hold the Auction open for a minimum period of three Business Days; (4) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (5) the Auction shall be made to the Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the applicable Incremental Term Loan Lenders; and (6) the Auction shall be conducted pursuant to such procedures as the Administrative Agent may establish which are consistent with this Section 10.06 and are reasonably acceptable to the Borrower, which procedures must be followed by a Lender in order to have its Offer Loans repurchased;

(B)with respect to all repurchases made pursuant to this Section 10.06, (1) the Borrower shall pay to the applicable selling Lender all accrued and unpaid interest, if any, on the repurchased Offer Loans to the date of repurchase of such Offer Loans, (2) the Borrower shall represent to each selling Lender that it is not in possession of any material non-public information regarding the Borrower or its Subsidiaries or their respective securities, that could reasonably be expected to have a material effect upon, or otherwise be material to, such Lender’s decision to assign the Offer Loans to the Borrower, (3) such repurchases shall not be deemed to be optional prepayments pursuant to Section 2.05(a), (4) the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on the Offer Loans, and (5) the purchase consideration for such Auction shall in no event be funded with the proceeds of Revolving Credit Loans; and
(C)following a repurchase pursuant to this Section 10.06, the Offer Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and all the other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Incremental Term Loans repurchased and cancelled pursuant to this Section 10.06, the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording in the Register thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed and executed Assignment and Assumption, the Administrative Agent shall record the information contained therein in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s entry), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Swing Line Lender, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further, that any bank that is a Farm Credit Lender that (a) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Closing Date, (b) is, by written notice to the Borrower and the Administrative Agent (a “Voting Participant Notification”), designated by such Lender as being entitled to be accorded the rights of a voting participant hereunder (any such bank so designated, a “Voting Participant”) and (c) received the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant (such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.06(b)(iii)), shall be entitled to vote (and the voting rights of such Lender from whom it purchased such participation shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender under the applicable Facility with a Commitment and/or Loans (as applicable) in an amount equal to the U.S. Dollar amount of the participation purchased, on any matter requiring or allowing such Lender from whom it purchased such participation, in its capacity as a Lender under such Facility, to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in Exhibit E-2 hereto and (ii) state the dollar amount and the applicable Facility of the participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to Section 10.01 requiring the consent of each Lender affected thereby and that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided, further that such agreement or instrument shall provide that the Participant understands that the value of the loan asset (including Participant’s pro rata share thereof) may increase or decrease based on fluctuations in currency exchange rates and agrees that any losses (gains) experienced as a result of changes in currency exchange rates shall be shared by such Participant in accordance with the Participant’s pro rata share. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower (such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall be entitled to the benefits of Section 3.01 if such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender (provided that all forms required under Section 3.01(e) shall instead be delivered to the applicable Lender).
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender serving as an L/C Issuer or the Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, such Lender may, (i) upon 30 days’ notice to the Borrower and the other Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Credit Lenders a successor L/C Issuer or Swing Line Lender hereunder if such Revolving Credit Lender is willing to act in such capacity; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the retiring entity as L/C Issuer or Swing Line Lender, as the case may be. If any entity serving as L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the entity serving as Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and the acceptance of such appointment by such successor, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(h)Disqualified Lenders.
(i)No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or transferring Lender entered into a binding agreement to sell and assign, or grant a participation in, all or a portion of its rights and obligations under this Agreement, as applicable, to such Person. For the avoidance of doubt, no assignment or participation shall be retroactively invalidated pursuant to this Section 10.06(h) if the Trade Date therefor occurred prior to the assignee’s or participant’s becoming a Disqualified Lender.
(ii)The Administrative Agent and each assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Lenders to each Lender upon request. Subject to 10.06(h)(iii), any assignment by a Lender to a Disqualified Lender in violation of this Section 10.06(h) shall be treated for purposes of this Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with Section 10.06(d), provided that such treatment shall not relieve any assigning Lender from any liabilities arising as a consequence of its breach of this Agreement.

(iii) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment, (B) in the case of outstanding Incremental Term Loans held by Disqualified Lender, purchase or prepay such Incremental Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Incremental Term Loans and or (C) in the case of Incremental Term Loans, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06 all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees that agrees to such assignment in writing of the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations.
(iv)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (1) will not have the right to (x) receive information, reports or other materials provided to the Administrative Agent or the Lenders by the Borrower or any of its Subsidiaries, the Administrative Agent or any other Lender, (y) attend or participate (including by telephone) in meetings attended by any of the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented to such matter in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter; provided however that any Disqualified Lender’s consent shall be required for any amendment, waiver or other modification described in clause (c) of Section 10.01 with respect to any increase to the Commitments of such Disqualified Lender, and (y) for purposes of voting on any plan of reorganization pursuant to Section 1126 of the Bankruptcy Code of the United States or any similar plan or proposal under any other Debtor Relief Law with respect to Borrower or any of its Subsidiaries, each Disqualified Lender hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the immediately foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights including any Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(v)Notwithstanding anything to the contrary in this Agreement, the Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent or any of its Affiliates or Related Parties be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders.
Section 10.07    Treatment of Certain Information; Confidentiality

. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Restricted Subsidiaries or any Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Facility or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently developed by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates without reliance on any confidential Information of the Borrower and its Subsidiaries. In addition, each of the Administrative Agent, the Lenders and the L/C Issuers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the L/C Issuers in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions.
For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include MNPI concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08    Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to all other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have under applicable Law or otherwise. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09    Interest Rate Limitation
. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the unpaid principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude optional prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.10    Counterparts; Integration; Effectiveness
. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Agency Fee Letter and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11    Survival of Representations and Warranties
. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, any Commitment remains in effect or any Letter of Credit shall remain outstanding.
Section 10.12    Severability
~~Severability~~. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13    Replacement of Lenders
. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender shall have not consented to any proposed amendment, modification, termination, waiver or consent requiring the consent of all Lenders or all affected Lenders as contemplated by Section 10.01 and the consent of the Required Lenders, Required Revolving Credit Lenders or Required Incremental Term Loan Lenders, as applicable, has been obtained, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances, funded participations in Swing Line Loans, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal, L/C Advances, funded participations in Swing Line Loans, if any, and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of any such assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, modification, termination, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender and L/C Issuer hereby agrees and acknowledges that, with regard to any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or L/C Issuer’s interests hereunder in the circumstances contemplated by this Section 10.13, consent to such Assignment and Acceptance shall have been deemed to have been given if such Lender or L/C Issuer has not responded within one Business Day of a request for such consent.
Section 10.14    Governing Law; Jurisdiction; Etc.~~.~~
.
(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)Waiver of Venue. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.15    Waiver of Jury Trial
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16    California Judicial Reference
. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
Section 10.17    No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each of the Arrangers, the Syndication Agent, the Documentation Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Arrangers, the Syndication Agent, the Documentation Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and each of the Arrangers, the Syndication Agent, the Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Arrangers, the Syndication Agent, the Documentation Agents or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and each of the Arrangers, the Syndication Agent, the Documentation Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18    Electronic Execution of Assignments and Certain Other Documents
. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.19    USA PATRIOT Act
. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Section 10.20    Judgment Currency
~~Judgment Currency~~. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. The provisions of this Section 10.20 shall survive the payment in full of Obligations, the termination of the Commitments and the termination of this Agreement.

Section 10.21    Pari Passu Intercreditor Agreement
. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Pari Passu Intercreditor Agreement (if in effect), (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Pari Passu Intercreditor Agreement, on the other hand, the terms and provisions of the Pari Passu Intercreditor Agreement shall control and (iii) each Lender (A) authorizes the Administrative Agent to execute the Pari Passu Intercreditor Agreement on behalf of such Lender, and (B) agrees to be bound by the terms of the Pari Passu Intercreditor Agreement and agrees that any action taken by the Administrative Agent under the Pari Passu Intercreditor Agreement shall be binding upon such Lender.
Setion 10.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.23    Restatement of Original Credit Agreement.

The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:
(a)the Original Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;
(b)all Obligations under and as defined in the Original Credit Agreement (the “Existing Obligations”) outstanding on the Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; and
(c)all references in the other Loan Documents to the Original Credit Agreement shall be deemed to refer to this Agreement.
The parties acknowledge and agree that this Agreement and the other applicable Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POST HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Post Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, an L/C Issuer, the Swing Line Lender and a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

Bank of America, N.A., as an L/C Issuer and a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an L/C Issuer and a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as an L/C Issuer and a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an L/C Issuer and a Revolving Credit Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, AS A REVOLVING CREDIT LENDER

By:
Name:
Title:

WELLS FARGO BANK, N.A., as an L/C Issuer and a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Credit Lender

By:
Name:
Title:

[NAME OF LENDER], as a Revolving Credit Lender

By:
Name:
Title:

[Signature Page to Post Credit Agreement]

Exhibit B
[See attached]

EXHIBIT B
Conformed Copy (As amended by Second Amendment to
Amended and Restated Credit Agreement dated as of March 8, 2018~~)~~ and Third Amendment to
Amended and Restated Credit Agreement dated as of August 17, 2018 )

JOINDER AGREEMENT NO. 1
THIS JOINDER AGREEMENT NO. 1, dated as of May 24, 2017 (this “Agreement”), by and among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (in such capacity, the “Funding Incremental Term Loan Lender”), POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the GUARANTORS party hereto, and BARCLAYS BANK PLC, as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders party thereto from time to time and BARCLAYS BANK PLC, as Administrative Agent;
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request new Incremental Term Loan Commitments by entering into one or more Joinder Agreements with Incremental Term Loan Lenders;
WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested an Incremental Term Loan Commitment with an Increased Amount Date which is the Joinder Agreement No. 1 Effective Date;
WHEREAS, subject to the terms and conditions of the Credit Agreement, this Agreement may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Credit Agreement; and
WHEREAS, the Funding Incremental Term Loan Lender hereby agrees to commit to provide incremental term loans (the “Series A Incremental Term Loans”) in the amount set forth on Schedule A annexed hereto (the amount set forth on Schedule A annexed hereto, the “Incremental Term Loan Commitment”).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
The Funding Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

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The Funding Incremental Term Loan Lender hereby agrees to provide Series A Incremental Term Loans on the terms and subject to the conditions set forth below. The Incremental Term Loan Commitments of the Funding Incremental Term Loan Lender shall terminate in its entirety on the Joinder Agreement No. 1 Effective Date (after giving effect to the incurrence of the Series A Incremental Term Loans).

1.
Incremental Term Loan Commitment. The effectiveness of this Agreement and the obligation of the Funding Incremental Term Loan Lender to fund the Series A Incremental Term Loans hereunder are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Joinder Agreement No. 1 Effective Date”):

(a) no Default or Event of Default shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby, the extensions of credit to be made on the Increased Amount Date and the application of the proceeds thereof;
(b) the Borrower shall be in pro forma compliance with (i) the covenant set forth in Section 7.11 of the Credit Agreement as of the last day of the most recently completed Measurement Period and as of the Increased Amount Date, (ii) a Consolidated Leverage Ratio not to exceed 6.50:1.00 as of the Increased Amount Date and (iii) a Senior Secured Leverage Ratio not to exceed 3.00:1.00 as of the Increased Amount Date;
(c) the representations and warranties of the Borrower and each other Loan Party contained in Section 10 of this Agreement, Article 5 of the Credit Agreement and each other Loan Document shall be true and correct in all material respects as of the Joinder Agreement No. 1 Effective Date to the same extent as though made as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(d) substantially simultaneously with the funding of the Series A Incremental Term Loans under this Agreement, a portion of the proceeds thereof shall be used to repurchase (i) any and all of the Borrower’s outstanding 2024 Senior Notes and/or (ii) any and all of the Borrower’s outstanding 2025 8.00% Senior Notes, in each case which are validly tendered pursuant to tender offers previously initiated by the Borrower;

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(e) all costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses and recording taxes and fees) and other compensation contemplated by that certain Engagement Letter, dated May 10, 2017, among the Borrower and the Arrangers and that certain Fee Letter, dated May 10, 2017, between the Borrower and Credit Suisse Securities (USA) LLC, in each case, payable to the Arrangers, the Administrative Agent and the Funding Incremental Term Loan Lender on the Increased Amount Date and invoiced prior to such date shall, upon the initial borrowing of the Series A Incremental Term Loans, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Series A Incremental Term Loans); and
(f) the Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified:
(i) an opinion from (A) Lewis Rice LLC, counsel to the Loan Parties, and (B) local or other counsel in each of the jurisdictions listed on Schedule B hereto, in each case as reasonably requested by the Administrative Agent, in the case of each of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent;
(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates, each properly executed by Responsible Officers (including, solely for purposes of this Section 1(f)(ii), the secretary or assistant secretary of a Loan Party) of each Loan Party, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer (including, solely for purposes of this Section 1(f)(ii), the secretary or assistant secretary of a Loan Party) thereof authorized to act as a Responsible Officer (including, solely for purposes of this Section 1(f)(ii), the secretary or assistant secretary of a Loan Party) in connection with this Agreement;
(iii) a certificate executed by the Chief Financial Officer of the Borrower as to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Increased Amount Date after giving effect to the transactions contemplated hereby;
(iv) a Committed Loan Notice executed by a Responsible Officer of the Borrower in respect of the Series A Incremental Term Loans in accordance with Section 2.02 of the Credit Agreement;
(v) a certificate executed by a Responsible Officer (including, solely for purposes of this Section 1(f)(v), the secretary of the Borrower) of the Borrower as to the compliance with clauses (a), (b) and (c) of this Section 1 on the Increased Amount Date; and
(vi) for each Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.

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As used in this Agreement, “Arrangers” means each of Credit Suisse Securities (USA) LLC (together with its affiliates), Barclays Bank PLC, BMO Capital Markets Corp., CoBank, ACB, Coöperatieve Rabobank U.A., New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and any of its designated affiliates, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and any of its designated affiliates, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and any of it designated affiliates, Morgan Stanley Senior Funding, Inc., Nomura Securities International, Inc., PNC Bank Capital Markets, RBC Capital Markets,1 SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

2.
Applicable Rate. The Applicable Rate for the Series A Incremental Term Loans shall mean, (i) prior to the Second Amendment Effective Date, as of any date of determination, 1.25% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 2.25% per annum for any Eurodollar Rate Loans that are Series A Incremental Term Loans and (ii) at any time from and after the Second Amendment Effective Date, as of any date of determination, 1.00% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 2.00% per annum for any Eurodollar Rate Loans that are Series A Incremental Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Eurodollar Rate in respect of the Series A Incremental Term Loans be deemed to be less than 0.00% per annum.

3.	Principal Payments.
(a) Amortization. The Borrower shall make principal payments on the Series A Incremental Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series A Incremental Term Loans
September 30, 2017	$3,000,000
December 31, 2017	$3,000,000
March 31, 2018	$3,000,000
June 30, 2018	$3,000,000
September 30, 2018	$3,000,000
December 31, 2018	$3,000,000
March 31, 2019	$3,000,000
June 30, 2019	$3,000,000
September 30, 2019	$3,000,000

__________________________________
1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

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December 31, 2019	$3,000,000
March 31, 2020	$3,000,000
June 30, 2020	$3,000,000
September 30, 2020	$3,000,000
December 31, 2020	$3,000,000
March 31, 2021	$3,000,000
June 30, 2021	$3,000,000
September 30, 2021	$3,000,000
December 31, 2021	$3,000,000
March 31, 2022	$3,000,000
June 30, 2022	$3,000,000
September 30, 2022	$3,000,000
December 31, 2022	$3,000,000
March 31, 2023	$3,000,000
June 30, 2023	$3,000,000
September 30, 2023	$3,000,000
December 31, 2023	$3,000,000
March 31, 2024	$3,000,000
(b) Maturity Date. The Borrower shall repay the Series A Incremental Term Loans in full on May 24, 2024 (the “Series A Incremental Term Loan Maturity Date”).

4.
Most Favored Nation Provision. With regard to the incurrence of any additional Series of Incremental Term Loans incurred pursuant to the Credit Agreement, the yield applicable to each such additional Series of Incremental Term Loans shall be determined by the Borrower and the applicable lenders under such additional Series of Incremental Term Loans as set forth in the applicable Joinder Agreement; provided that the annual yield (as reasonably determined by the Administrative Agent taking into account interest margins, minimum Eurodollar Rate, minimum Base Rate, upfront fees and OID on such term loans with upfront fees and OID equated to interest margins based on assumed four-year life-to-maturity) applicable to such additional Series of Incremental Term Loans will not be more than fifty (50) basis points above the annual yield for the Series A Incremental Term Loans (as reasonably determined by the Administrative Agent consistent with the above (but including only those upfront fees or OID paid generally to all of the Series A Incremental Term Loan Lenders at the time of the incurrence of the Series A Incremental Term Loans)) unless the annual yield with respect to the Series A Incremental Term Loans is increased by an amount equal to the difference between the annual yield with respect to such additional Series of Incremental Term Loans less fifty (50) basis points and the annual yield for the Series A Incremental Term Loans.

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5.	Voluntary and Mandatory Prepayments.
(a) Scheduled installments of principal of the Series A Incremental Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments and repayments of the Series A Incremental Term Loans in accordance with Sections 2.05 and 2.07 of the Credit Agreement and clause (e) of this Section 5, respectively; provided that the Series A Incremental Term Loans and all other amounts under the Credit Agreement with respect to the Series A Incremental Term Loans shall be paid in full no later than the Series A Incremental Term Loan Maturity Date.
(b) If the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries Disposes of any property or assets of the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries (other than any Disposition of any property permitted by Section 7.05 of the Credit Agreement (except pursuant to Section 7.05(j), Section 7.05(k), or Section 7.05(l) of the Credit Agreement)) which results in the realization by such Person of Net Cash Proceeds in excess of an aggregate amount of $75,000,000 per fiscal year, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of such Net Cash Proceeds in excess of such $75,000,000 no later than the later to occur of (x) ten (10) Business Days following receipt thereof by such Person or (y) the expiration of the Reinvestment Period (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (iii) and (v) of Section 2.05(b) of the Credit Agreement)~~.~~; provided that 100% of the Net Cash Proceeds realized (without giving effect to the $75,000,000 de-minimis threshold above) in connection with the incurrence of the loans under the Bridge Facility Agreement and the other Net Cash Proceeds arising from the transactions contemplated by the Private Brands Transaction Agreement on the closing date of such transactions shall be applied, within one Business Day following the assumption by 8th Avenue Food of the loans under the Bridge Facility Agreement, as set forth in clauses (iii) and (v) of Section 2.05(b) of the Credit Agreement (without any right of reinvestment).
(c) Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries and not otherwise included in clause (b) or (d) of this Section 5, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of all Net Cash Proceeds received therefrom in excess of $75,000,000 per fiscal year no later than the later to occur of (x) ten (10) Business Days following receipt thereof by such Person or (y) the expiration of the Reinvestment Period (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (iii) and (v) of Section 2.05(b) of the Credit Agreement).

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(d) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending September 30, 2018), the Borrower shall make prepayments, if any, in accordance with Section 2.05(b)(ii) of the Credit Agreement.
(e) Prepayments made pursuant to (x) Section 2.05(b)(i) of the Credit Agreement or (y) clauses (b), (c) or (d) of this Section 5 shall be applied as set forth in clauses (iii) and (v) of Section 2.05(b) of the Credit Agreement, with such prepayments of the Series A Incremental Term Loans being allocated to the next four principal repayment installments thereof in direct order of maturity and, thereafter, on a pro rata basis to the remaining principal installments thereof and the repayment at the final maturity thereof.
As used in this Agreement, “Net Cash Proceeds” means with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries, or any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries that are Domestic Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or purchase price adjustment receivable or otherwise, but only as and when so received in cash or Cash Equivalents) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and Indebtedness consisting of Incremental Equivalent Debt), (B) the out-of-pocket expenses incurred (or reasonably expected to be incurred) by the Borrower or such Restricted Subsidiary that is a Domestic Subsidiary in connection with such transaction, (C) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction, including any taxes payable as a result of any gain recognized in connection therewith (the “cash proceeds”); provided that, if the amount of any such estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or event resulting in the receipt by a Loan Party of Extraordinary Receipts, the aggregate amount of such excess shall constitute Net Cash Proceeds at the time such taxes are actually paid and (D) any reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (C) above) related to any of the applicable assets including, without limitation, any working capital adjustments, escrows, earn-outs, and similar items in connection with such transaction (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition or event resulting in the receipt by a Loan Party of Extraordinary Receipts and deemed to be received on the date of such reduction); provided, further, that (other than with respect to Net Cash Proceeds received in connection with the incurrence of the loans under the Bridge Facility Agreement and the other Net Cash Proceeds arising from the transactions contemplated by the Private Brands Transaction Agreement on the closing date of such transactions) if a Responsible Officer of the Borrower shall deliver a certificate to the Administrative Agent prior to the date on which a prepayment of the cash proceeds is required to be made with respect to any Disposition or Extraordinary Receipt hereunder setting forth that the Borrower intends to reinvest such cash proceeds in assets useful in the business of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries within 360 days of receipt of such cash proceeds (provided that if, prior to the expiration of such 360 day period, the Borrower, directly or through a Restricted Subsidiary that is a Domestic Subsidiary, shall have entered into a binding agreement providing for such investment on or prior to the date that is 180 days after the expiration of such 360 day period, such 360 day period shall be extended to the date provided for such investment in such binding agreement) (such period, the “Reinvestment Period”), such cash proceeds shall not constitute Net Cash Proceeds except to the extent not so reinvested by the end of such 360-day period (or such additional period, if applicable, provided for above).

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As used in this Agreement, “Extraordinary Receipt” means any cash received by or paid to any Person as a result of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third party claim against, or liability of, such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.

6.
Prepayment Fees. The Borrower agrees to pay to each Lender that has Series A Incremental Term Loans (each, a “Series A Incremental Term Loan Lender” and, collectively, the “Series A Incremental Term Loan Lenders”) the following prepayment fees, if any:

If on or before the date that is six months after the Second Amendment Effective Date, there occurs any (i) prepayment or repayment of Series A Incremental Term Loans with the proceeds of, or any conversion of such Series A Incremental Term Loans into, any new debt financing or any replacement debt financing, in either case, bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Series A Incremental Term Loans (as such comparative rates are determined by the Administrative Agent) or (ii) amendment to the terms of the Series A Incremental Term Loans that, directly or indirectly, reduces the “effective” interest rate applicable to the Series A Incremental Term Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) (any such transaction or event described in (i) or (ii) above, a “Repricing Event”), then, simultaneously with the consummation of such Repricing Event, the Borrower shall pay to each Series A Incremental Term Loan Lender that refuses to consent to such amendment (which shall include each Series A Incremental Term Loan Lender that refuses to consent to an amendment if such Series A Incremental Term Loan Lender is required to make a mandatory assignment pursuant to Section 10.13 of the Credit Agreement in connection therewith) a fee (the “Repricing Fee”) in an amount equal to 1.00% of the aggregate principal amount of the Series A Incremental Term Loans so repriced or refinanced in such Repricing Event (such Repricing Fee to be allocated among the Series A Incremental Term Loan Lenders pro rata in accordance with the aggregate amount of Series A Incremental Term Loans of each such Series A Incremental Term Loan Lender so repriced or refinanced).

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7.
Other Fees. The Borrower agrees to pay to the Funding Incremental Term Loan Lender as of the Joinder Agreement No. 1 Effective Date, as fee compensation for the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder, an amount equal to 0.25% of the aggregate amount of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment, payable to the Funding Incremental Term Loan Lender out of the proceeds of any Loans as and when funded on the date hereof in respect of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder.

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Post-Closing Real Estate Covenant. The Borrower covenants and agrees that on or before August 31, 2017 (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion with respect to some or all of the Mortgaged Properties that are subject to a Mortgage on the date hereof) it shall:

(i) execute and deliver a modification for each Mortgage on each Mortgaged Property that is subject to a Mortgage on the date hereof (the "Modifications") in form and substance reasonably satisfactory to the Administrative Agent duly executed by the appropriate Loan Party;
(ii) provide evidence reasonably satisfactory to the Administrative Agent that counterparts of the Modifications are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to maintain a valid first and subsisting Lien on the property described therein subject to Permitted Prior Liens in favor of the Administrative Agent for the benefit of the Secured Parties and evidence that all filing, documentary, stamp, intangible and recording taxes and fees will be paid upon the recording of the Modifications; and
(iii) cause to be provided to the Administrative Agent fully paid endorsement(s) to the existing Mortgage Policies reasonably satisfactory the Administrative Agent or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages has not changed and confirming and/or insuring that since the issuance of the existing title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Prior Liens).

9.	Credit Agreement Governs. Except as set forth in this Agreement, the Series A Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

10.	Representations and Warranties. By its execution of this Agreement, the Borrower and each Guarantor hereby represents and warrants that, as of the date hereof:
(a)     each Loan Party has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and, with respect to the Borrower, the Credit Agreement;

9

(b)    the execution, delivery and performance by each Loan Party of this Agreement and with respect to the Borrower, the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law;
(c)    no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or with respect to the Borrower, the Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;
(d)    this Agreement has been duly executed and delivered by each Loan Party that is a party hereto. Each of this Agreement and the Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party to the extent it is a part thereto, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(e)    the representations and warranties contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects as of the Joinder Agreement No. 1 Effective Date to the same extent as though made as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; and
(f)    no Event of Default or Default has occurred and is continuing, in each case immediately before and immediately after giving effect to this Agreement and the transactions contemplated hereby.

11.	Eligible Assignee. By its execution of this Agreement, the Funding Incremental Term Loan Lender represents and warrants that it is an Eligible Assignee.

12
Consents. For purposes of Section 10.06(b) of the Credit Agreement, the Borrower hereby consents to any assignee of the Funding Incremental Term Loan Lender or any of its Affiliates becoming a Series A Incremental Term Loan Lender in connection with the initial syndication of the Series A Incremental Term Loans to the extent the inclusion of such assignee in the syndicate had been disclosed to and agreed to by the Borrower prior to the Joinder Agreement No. 1 Effective Date.

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13.	Notice. For purposes of the Credit Agreement, the initial notice address of the Funding Incremental Term Loan Lender shall be as set forth below its signature below.

14.
Foreign Lenders. For each Funding Incremental Term Loan Lender that is a Foreign Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Funding Incremental Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

15.
No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

16.
Recordation of the Series A Incremental Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series A Incremental Term Loans made by the Funding Incremental Term Loan Lender in the Register.

17.
Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

18.
Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

19.	Governing Law; Jurisdiction; Etc.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
THE PROVISIONS OF SECTIONS 10.14(b), (c) AND (d), 10.15, 10.16 AND 10.18 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

20.	Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

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21.
Reaffirmation. The Borrower and each Guarantor hereby (a) acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

The Borrower and each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement or the First Joinder Agreement.
Nothing in this Agreement shall (i) constitute any waiver of any provisions of the Credit Agreement or any other Loan Document unless expressly set forth herein or (ii) be deemed to require the consent of any Guarantor to any future amendments to or waivers of the Credit Agreement or any other Loan Document, in whole or part.

22.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

23.
USA PATRIOT Act. Each of the Funding Incremental Term Loan Lender and the Administrative Agent (for itself and not on behalf of the Funding Incremental Term Loan Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow the Funding Incremental Term Loan Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or the Funding Incremental Term Loan Lender, provide all documentation and other information that the Administrative Agent or the Funding Incremental Term Loan Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

Funding Incremental Term Loan Lender:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

[Signature Page to Joinder Agreement No. 1]

Borrower:

POST HOLDINGS, INC.

By:
Name: Diedre J. Gray
Title: Senior Vice President, General Counsel and Chief Executive Officer, Secretary

Guarantors:

AGRICORE UNITED HOLDINGS INC.
ATTUNE FOODS, LLC
CUSTOM NUTRICEUTICAL LABORATORIES, LLC
DYMATIZE ENTERPRISES, LLC
DYMATIZE HOLDINGS, LLC
GOLDEN ACQUISITION SUB, LLC
GOLDEN BOY NUT CORPORATION
GOLDEN BOY PORTALES, LLC
POST ACQUISITION SUB IV, LLC
PREMIER NUTRITION CORPORATION
SUPREME PROTEIN, LLC
TA/DEI-A ACQUISITION CORP.
TA/DEI-B1 ACQUISITION CORP.
TA/DEI-B2 ACQUISITION CORP.
TA/DEI-B3 ACQUISITION CORP.
AMERICAN BLANCHING COMPANY
PRIMO PIATTO, INC.
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
GB ACQUISITION USA, INC.
GOLDEN NUT COMPANY (USA) INC.
NUTS DISTRIBUTOR OF AMERICA INC.

By:
Name: Diedre J. Gray
Title: Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 1]

MFI HOLDING CORPORATION
MICHAEL FOODS, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
NATIONAL PASTEURIZED EGGS, INC.
PCB BATTLE CREEK, LLC
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
NATIONAL PASTEURIZED EGGS, LLC
CASA TRUCKING, INC.
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
MFI INTERNATIONAL, INC.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
M.G. WALDBAUM COMPANY

By:
Name: Diedre J. Gray
Title: Assistant Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 1]

Consented to by:

BARCLAYS BANK PLC as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement No. 1]

SCHEDULE A
TO JOINDER AGREEMENT NO. 1

Incremental Term Loan Commitment

Name of Lender	Type of Commitment	Amount
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	Incremental Term Loan Commitment	$1,200,000,000
		Total: $1,200,000,000

[Schedule A to Joinder Agreement No. 1]

SCHEDULE B
TO JOINDER AGREEMENT NO. 1
Jurisdictions
New York
Missouri
Illinois
Minnesota
North Dakota
Nebraska

[Schedule B to Joinder Agreement No. 1]

Exhibit C
[See attached]

~~Execution Version~~EXHIBIT C
Conformed Copy (As amended by Third
Amendment to Amended and Restated Credit Agreement)

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
among
POST HOLDINGS, INC.,
certain of its Subsidiaries,
and
BARCLAYS BANK PLC,
as Administrative Agent
Dated as of March 28, 2017

i

Section 5.10	Commercial Tort Claims	~~26~~27
Section 5.11	Changes in Locations, Name, Jurisdiction of Incorporation, etc.	~~26~~27

ARTICLE 6. REMEDIAL PROVISIONS		~~27~~28

Section 6.1	Certain Matters Relating to Receivables	~~27~~28
Section 6.2	Communications with Obligors; Grantors Remain Liable	~~27~~28
Section 6.3	Pledged Securities	~~28~~29
Section 6.4	Proceeds to be Turned Over To Administrative Agent	~~28~~29
Section 6.5	Application of Proceeds	~~29~~30
Section 6.6	Code and Other Remedies	~~29~~30
Section 6.7	Registration Rights	~~31~~32
Section 6.8	Waiver; Deficiency	~~32~~33
Section 6.9	Intentionally Omitted	~~32~~33
Section 6.10	IP Licenses	~~32~~33

ARTICLE 7. THE ADMINISTRATIVE AGENT		~~32~~33

Section 7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	~~33~~35
Section 7.2	Duty of Administrative Agent	~~33~~35
Section 7.3	Execution of Financing Statements	~~33~~35
Section 7.4	Authority of Administrative Agent	~~33~~35
Section 7.5	Appointment of Co-Administrative Agents	~~33~~35

ARTICLE 8. MISCELLANEOUS		~~35~~36

Section 8.1	Amendments in Writing; Amendments to Schedules	~~35~~36
Section 8.2	Notices	~~35~~36
Section 8.3	No Waiver by Course of Conduct; Cumulative Remedies	~~35~~36
Section 8.4	Enforcement Expenses; Indemnification	~~35~~37
Section 8.5	Successors and Assigns	~~35~~37
Section 8.6	Set-Off	~~35~~37
Section 8.7	Counterparts	~~36~~38
Section 8.8	Severability	~~36~~38
Section 8.9	Section Headings	~~36~~38
Section 8.10	Integration/Conflict	~~36~~38
Section 8.11	GOVERNING LAW	~~36~~38
Section 8.12	Submission to Jurisdiction; Waivers	~~36~~38
Section 8.13	Acknowledgments	~~38~~39
Section 8.14	Additional Grantors	~~38~~39
Section 8.15	Releases	~~38~~40
Section 8.16	WAIVER OF JURY TRIAL	~~38~~40
Section 8.17	No Novation.	~~39~~41

ii

SCHEDULES

1	Notice Addresses of Guarantors
2	Description of Pledged Investment Property
3	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
4	[Reserved]
5	Copyrights, Patents, Trademarks and Other Intellectual Property
6	Commercial Tort Claims
7	Filings and Other Actions Required to Perfect Security Interests
8	Letter of Credit Rights

EXHIBITS

A	Form of Acknowledgement and Consent
B-1	Form of Intellectual Property Security Agreement
B-2	Form of After-Acquired Intellectual Property Security Agreement
C	Form of Uncertificated Security Control Agreement

ANNEXES

1	Assumption Agreement

iii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 28, 2017, among each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), and BARCLAYS BANK PLC (as successor administrative agent to Wells Fargo Bank, National Association), as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated supplemented, replaced, or otherwise modified from time to time, the “Credit Agreement”), among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, National Association), as administrative agent, the Borrower and the other grantors from time to time thereto are parties to the Guarantee and Collateral Agreement, dated as of January 29, 2014 (the “Existing GCA”);
WHEREAS, Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, National Association), as administrative agent, the Borrower and the other Grantors hereby amend and restate the Existing GCA into this Agreement;
WHEREAS, the Administrative Agent, the Lenders and the Borrower have entered into the Amended and Restated Credit Agreement, dated as of the date hereof, which amends and restates the Borrower’s existing Credit Agreement, by and among Administrative Agent, the Lenders and the Borrower, dated as of January 29, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used for working capital, Permitted Acquisitions and for other general corporate purposes not in contravention of any Law or of any Loan Document;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to (i) the effectiveness of the amendment and restatement of the Original Credit Agreement into the Credit Agreement, and (ii) the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement thereafter that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the other Secured Parties to enter into certain hedging and cash management agreements with the Grantors, and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

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ARTICLE 1
DEFINED TERMS
Section 1.1Definitions
~~Definitions(a)~~ . (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code as in effect in the State of New York are used herein as so defined: Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)The following terms shall have the following meanings:
“Agreement” shall mean this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940.
“Cash Collateral Deposit Accounts” shall mean any Deposit Account pledged to secure obligations in respect of ordinary course cash management arrangements and commodity Swap Contracts to the extent permitted under Section 7.01(x) of the Credit Agreement.
“Collateral” shall have the meaning set forth in Article 3 hereof.
“Collateral Account” shall mean (i) any collateral account established by the Administrative Agent as provided in Sections 6.1 or 6.4 or (ii) any cash collateral account established as provided in Sections 2.15 or 8.02 of the Credit Agreement.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

2

“Deposit Account” shall mean (i) all “deposit accounts” as defined in Article 9 of the UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.
“Discharge of the Obligations” shall mean and shall have occurred when (i) all Obligations shall have been paid in full in cash in immediately available funds and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination, (b) contingent obligations as to which no claim has been asserted, and (c) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Qualified Counterparties shall have been made), (ii) no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Issuing Lender shall have been made) and (iii) all Commitments shall have terminated or expired.
“Excluded Assets” shall mean (i) Excluded Deposit Accounts, (ii) Cash Collateral Deposit Accounts, (iii) any assets of any Unrestricted Subsidiary, (iv) any Equity Interests in (A) any Immaterial Subsidiary ~~or~~, (B) any Unrestricted Subsidiary, and (C) other immaterial non-wholly owned entity (“immaterial non-wholly owned entity” being defined as any such entity with respect to which the Grantors have made Investments in or to in an amount less than or equal to $5,000,000 in the aggregate at any time and $10,000,000 in the aggregate for all such entities) to the extent a pledge of such Equity Interests would not be permitted by the terms of such entity’s organizational or joint venture documentation (and the consent of the members, managers or equityholders, as applicable, has not been obtained), (~~iv~~v) property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Grantors which has not been obtained as a condition to the creation of any other Lien on such property, (~~v~~vi) any permit, lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (a) any law, rule or regulation applicable to such Grantor or (b) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a) or (b) above; provided, further, that the exclusions referred to in clauses (~~iv) and (~~v) and (vi) of this definition shall not include any Proceeds of any such permit, lease, license, contract or agreement, (~~vi~~vii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (~~vii~~viii) all motor vehicles, (~~viii~~ix) all aircraft, and (~~ix~~x) that certain Loan Agreement (Note 1) executed by PHI Acquisition Limited Partnership, a limited partnership established under the laws of the Province of British Columbia in favor of the Borrower and all rights and remedies related thereto, and that certain Forward Subscription Agreement by and between the Borrower and PH Acquisition LP ULC, a company organized under the laws of the Province of British Columbia and all rights and remedies related thereto.

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“Excluded Deposit Account” shall mean, with respect to each Grantor, each (i) payroll account of such Grantor so long as the funds on deposit therein at any time do not exceed the then aggregate accrued payroll obligations of such Grantor, (ii) deposit account maintained in connection with an employee benefit plan provided to such Grantor’s employees to the extent the funds on deposit therein are held for the benefit of such Grantor’s employees and are not the assets of such Grantor, (iii) tax withholding or fiduciary account not otherwise described in this definition, (iv) offshore investment accounts, (v) overnight investment accounts, (vi) any accounts of any Grantor holding funds in escrow with respect to any proposed, pending or consummated Permitted Acquisition or any accounts of any Grantor holding funds for the benefit of any insurance carrier of any Grantor (vii) accounts of target companies which are acquired pursuant to a Permitted Acquisition, (viii) accounts for which Grantor is required to give “control” (within the meaning of the applicable Uniform Commercial Code), including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement, and (ix) petty cash account of such Grantor, provided that the petty cash accounts of the Grantors shall cease to constitute Excluded Deposit Accounts if the aggregate funds on deposit in all petty cash accounts of the Grantors taken together exceed $2,500,000 at any one time.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Food Security Act” shall mean the Food Security Act of 1985.
“Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests of any Foreign Subsidiary which is a Restricted Subsidiary.
“FSHCO” shall mean any entity that is treated as a disregarded or pass-through entity for U.S. federal income tax purposes and owns (directly or indirectly) no material assets other than Equity Interests of one or more CFCs.
“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Contracts and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and Authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

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“Guarantors” shall mean the collective reference to each Grantor.
“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation or impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the additional insured or loss payee thereof).
“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
“Issuers” shall mean the collective reference to each issuer of a Pledged Security.
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” shall mean all Obligations (as defined in the Credit Agreement) including, without limitation, those arising under Article 2 hereof; provided, however, that Obligations shall not include any Excluded Swap Obligations.
“Original Credit Agreement” shall have the meaning set forth in the recitals hereof.
“Obligee Guarantor” shall have the meaning set forth in Section 2.8.
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

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“Patents” shall mean (but excluding in all cases software licensed to a Grantor) (i) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement and other violation thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Perishable Agricultural Commodities Act” shall mean the Perishable Agricultural Commodities Act of 1930.
“Permitted Exceptions” shall mean the following exceptions to the obligations or representations of any Grantor: (i) no Grantor shall be required to take actions to perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof; (ii) no Grantor shall be required to take actions to perfect the security interest of the Administrative Agent on any Excluded Assets; and (iii) no Grantor shall be required to take actions to perfect the security interests of the Administrative Agent with respect to any Collateral for which security interests are perfected by a method other than the filing of a financing statement unless this Agreement expressly requires such Grantor to take such perfection action.
“Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests, and shall not include any of the foregoing to the extent it comprises Excluded Assets.
“Pledged Commodity Contracts” shall mean all commodity contracts to which any Grantor is party from time to time.
“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect but excluding in all cases that certain Loan Agreement (Note 1) executed by PHI Acquisition Limited Partnership, a limited partnership established under the laws of the Province of British Columbia in favor of the Borrower and all rights and remedies related thereto, and excluding any of the foregoing to the extent it comprises Excluded Assets.

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“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests; provided, however, that in no event shall “Pledged Equity Interests” include (x) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary, if the pledge of greater than 65% of such Foreign Subsidiary Voting Stock would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole, as reasonably determined by Borrower in consultation with the Administrative Agent, as a result of Section 956 of the Code; provided, that notwithstanding anything to the contrary herein, a Grantor shall not be required to pledge any equity in any FSHCO; provided, further, that the foregoing shall not affect such FSHCO’s obligation to provide any pledge that such FSHCO is otherwise required to provide pursuant to this Agreement, (y) more than 65% of the total outstanding limited liability company interests in Golden Acquisition Sub, LLC, excluding in all cases that certain Forward Subscription Agreement by and between the Borrower and PH Acquisition LP ULC, a company organized under the laws of the Province of British Columbia and all rights and remedies related thereto, or (z) any of the Equity Interests of PHI Acquisition GP ULC, a company organized under the laws of the Province of British Columbia.
“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing, and excluding any of the foregoing to the extent it comprises Excluded Assets.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), and all Intercompany Notes at any time issued to any Grantor, but excluding in all cases that certain Loan Agreement (Note 1) executed by PHI Acquisition Limited Partnership, a limited partnership established under the laws of the Province of British Columbia in favor of the Borrower and all rights and remedies related thereto, and excluding any of the foregoing to the extent it comprises Excluded Assets.
“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Section 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.
“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.

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“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing, excluding any of the foregoing to the extent it comprises Excluded Assets.
“Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
“Pledged Security Entitlements” shall mean all security entitlements of any Grantor.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Qualified Counterparty” means each Person who is a counterparty to a Secured Cash Management Agreement or a Secured Hedge Agreement.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivable” shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Secured Parties” shall mean collectively, the Administrative Agent, the Lenders, the L/C Issuer, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement; provided that no Hedge Bank or Cash Management Bank shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“Trademarks” shall mean (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.
“Trade Secrets” shall mean (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations or other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future misappropriations and other violations thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.
“Vehicles” shall mean all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.
Section 1.2    Other Definitional Provisions
. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Schedule references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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ARTICLE 2
GUARANTEE
Section 2.1    Guarantee
~~Guarantee(a)~~ . (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Guarantor, including the Borrower, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
(b)Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or other Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreement on the date hereof. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Article 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Article 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Article 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Article 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and such other obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Article 2 hereof will be deemed to be enforceable and payable after the guaranty under Article 2 hereof. To the fullest extent permitted by applicable Law, this Section 2.2(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.
(c)Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of any Secured Party hereunder.
(d)The guarantee contained in this Article 2 shall remain in full force and effect until the Discharge of the Obligations.
(e)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of the Obligations.

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Section 2.2    Rights of Reimbursement, Contribution and Subrogation
. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:
(a)    If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower or Secured Hedge Agreement or Secured Cash Management Agreement entered into by the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.
(b)    If such payment is made by a Guarantor or from its property in respect of Obligations of the Borrower or another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower or such other Guarantor, as applicable and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.
(c)    If and whenever any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon (but not before) Discharge of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely after Discharge of the Obligations and solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then, after Discharge of the Obligations, the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.
(d)    All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects prior to the Discharge of the Obligations. Until Discharge of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

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(e)    The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
(f)    Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
Section 2.3    Amendments, etc. with respect to the Obligations
. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith or with any of the other Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders under the Credit Agreement or all Lenders, as the case may be or, in the case of Secured Hedge Agreements or Secured Cash Management Agreements, the counterparties thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto.

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Section 2.4    Guarantee Absolute and Unconditional
. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Grantor for the Obligations, or of such other Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance other than Discharge of the Obligations. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Without limiting the generality of the foregoing or any other provision hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433.
Section 2.5    Reinstatement
~~Reinstatement~~. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 2.6    Payments
~~Payments~~. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent’s Office as specified in the Credit Agreement.

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Section 2.7    Bankruptcy, Etc.
(a) Until Discharge of the Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower or any other Guarantor of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
Section 2.8    Subordination of Other Obligations
. Any Indebtedness of the Borrower or any other Guarantor now or hereafter held by any other Guarantor (the “Obligee Guarantor”) whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor upon the occurrence and during the continuance of an Event of Default shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section 2.9    Keepwell
~~Keepwell~~. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this Guaranty, as it relates to such Grantor , voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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ARTICLE 3
GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
(a)Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(i)all Accounts;
(ii)all Chattel Paper;
(iii)all Contracts;
(iv)all Deposit Accounts;
(v)all Documents;
(vi)all Equipment;
(vii)all General Intangibles;
(viii)all Instruments;
(ix)all Insurance
(x)all Intellectual Property;
(xi)all Inventory;
(xii)all Investment Property;
(xiii)all Letter of Credit Rights;
(xiv)all Money;
(xv)all Vehicles;
(xvi)all Goods not otherwise described above;
(xvii)any Collateral Account;
(xviii)all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

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(xix)commercial tort claims now or hereinafter described on Schedule 6; and
(xx)to the extent not otherwise included, all other property of the Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include the Excluded Assets.
(b)Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties on the Closing Date and on the date of each Credit Extension as contemplated by Section 4.02 of the Credit Agreement (except, for avoidance of doubt, in each case to the extent that such representations and warranties specifically refer to an earlier date or the Closing Date, in which case they shall be true and correct as of such earlier date or the Closing Date, as applicable):
Section 4.1    Representations in Credit Agreement
. The representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties (i) expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (ii) that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any qualification therein) in all respects and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Grantor’s knowledge.
Section 4.2    Title; No Other Liens

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. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. Except with respect to Permitted Liens, no financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
Section 4.3    Perfected First Priority Liens
. (a) Other than with respect to the Permitted Exceptions, the security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 7 (all of which, in the case of all filings and other documents referred to on said Schedule 7, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens. Other than with respect to the Permitted Exceptions, without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.2 hereof to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities (each as defined in the UCC), (ii) [Reserved], (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter of Credit Rights, and (iv) establish the Administrative Agent’s “control” (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper.
Section 4.4    Name; Jurisdiction of Organization, etc.
On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office are specified on Schedule 3. On the date hereof, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, on the date hereof the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 3, on the date hereof, it has not changed its name, jurisdiction of organization, chief executive office or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
Section 4.5    Inventory and Equipment
. (a) On the date hereof, the Inventory and the Equipment (other than Inventory or Equipment in transit) with an aggregate fair market value in excess of $5,000,000 are kept at the locations listed on Schedules 5.08(c) or 5.08(d)(i) in the Credit Agreement.
(b)Any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, other than up to $1,000,000 of Inventory in existence at any time in the aggregate.

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(c)Except as set forth on Schedule 5.08(d)(i) in the Credit Agreement, on the date hereof, none of the Inventory or Equipment with an aggregate fair market value in excess of $5,000,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
Section 4.6    Intentionally Omitted~~. Intentionally omitted.~~
. Intentionally omitted.
Section 4.7    Investment Property
~~Investment Property (a)~~ . (a) Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor with a face value, in each case, in excess of $5,000,000, and all of such Pledged Debt Securities and Pledged Notes have been, to Grantor’s knowledge (although no knowledge qualifier shall be applicable to any Pledged Debt Securities and Pledged Notes issued by a Grantor or any Subsidiary thereof) duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Each Grantor is the sole entitlement holder or customer of each “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” owned by it, and such Grantor has not consented to, and has no knowledge of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account (other than a Cash Collateral Deposit Account) or any securities, commodities or other property credited thereto, except Permitted Liens and except to the extent constituting Excluded Assets;
(b)The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor other than any Foreign Subsidiary Voting Stock and other Equity Interests specifically excluded from the definition of “Pledged Equity Interests.”
(c)All the shares of the Pledged Equity Interests have been duly and validly issued and, if applicable, are fully paid and nonassessable.
(d)As of the date hereof, the terms of the membership agreement or partnership agreement that governs any uncertificated Pledged LLC Interests or Pledged Partnership Interests, respectively, do not provide certificates for such interests and do not provide that such interests are securities governed by the Uniform Commercial Code of any jurisdiction.

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(e)The terms of any certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the state of the Issuer’s organization.
(f)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
(g)Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent, to the extent required under Section 6.11 of the Credit Agreement, an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.
Section 4.8    Receivables
~~Receivables (a)~~ . (a) On the date hereof, no amount in excess of $2,500,000 individually or $5,000,000 in the aggregate payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the UCC) of the Administrative Agent.
(b)To the knowledge of each Grantor, each Receivable of such Grantor at the time of its creation (i) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is enforceable in accordance with its terms, (iii) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to rebates, refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and disputes arising in the ordinary course of business) and (iv) is in compliance in all material respects with all applicable Laws.
Section 4.9    Intellectual Property
~~Intellectual Property (a)~~ . (a) Schedule 5 lists all issued Patents and Patent applications, registered Trademarks and Trademark applications, and registered Copyrights and Copyright applications owned by such Grantor (such Intellectual Property, together with all other Intellectual Property of such Grantor, in each case which is material to the business of the Borrower and its Subsidiaries taken as a whole and owned by a given Grantor, such Grantor’s “Material Grantor Intellectual Property”) on the date hereof. Except as set forth in Schedule 5, on the date hereof, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Material Grantor Intellectual Property and is otherwise entitled to use all such Material Grantor Intellectual Property, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

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(b)All Material Grantor Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of the Material Grantor Intellectual Property in connection therewith infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person, except in such cases where it could not reasonably be expected to have a Material Adverse Effect.
(c)On the date hereof, except as set forth in Schedule 5, there are no other agreements, orders, or judgments which materially impair the use of any Material Grantor Intellectual Property.
(d)The rights of such Grantor in or to the Material Grantor Intellectual Property do not infringe, misappropriate, dilute or otherwise violate the rights of any third party, and no claim has been asserted that the use of any Material Grantor Intellectual Property does or may infringe, misappropriate, dilute or otherwise violate the rights of any third party, in either case, which infringement, misappropriation, dilution or other violation could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, there is currently no infringement, misappropriation, dilution or unauthorized use of any item of Material Grantor Intellectual Property that could reasonably be expected to have a Material Adverse Effect.
(e)No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Grantor Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Material Grantor Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses that could reasonably be expected to have a Material Adverse Effect.
(f)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit or question the validity of any Material Grantor Intellectual Property or such Grantor’s ownership interest therein that could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party that could reasonably be expected to have a Material Adverse Effect, or (iii) alleging that any such Material Grantor Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Material Grantor Intellectual Property or upon the rights of such Grantor therein and that could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Material Grantor Intellectual Property.
(g)With respect to each Copyright License, Trademark License and Patent License material to the business of the Borrower and its Subsidiaries taken as a whole to which such Grantor is a party: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license, (ii) to the extent any such Copyright License, Trademark License or Patent License is not Excluded Assets such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license, (iii)  such Grantor has not received any notice of a breach or default under such license that could reasonably be expected to have a Material Adverse Effect, (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license that could reasonably be expected to have a Material Adverse Effect.

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(h)On the date hereof, except as set forth in Schedule 5, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Grantor Intellectual Property in full force and effect and has made commercially reasonable efforts to protect and maintain its interest therein except in such cases where such Grantor has determined in its reasonable business judgment to no longer maintain any such item of Material Grantor Intellectual Property. Such Grantor has, where practical, used statutory notice in marking in connection with its use of each Patent, Trademark and Copyright included in the Material Grantor Intellectual Property except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(i)To the knowledge of such Grantor, except where it could not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets included in the Grantor Intellectual Property of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person, (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor, and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.
(j)Such Grantor has made all filings and recordations necessary, in its reasonable business judgment, to adequately protect its interest in its Material Grantor Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(k)Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Material Grantor Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Material Grantor Intellectual Property use such consistent standards of quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(l)No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Grantor Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries and that could reasonably be expected to have a Material Adverse Effect.
Section 4.10    Letter of Credit Rights
. No Grantor is a beneficiary or assignee under any letter of credit in excess of $15,000,000 other than those described on Schedule 8, which shall be amended by the Borrower from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, to reflect any additional letter of credit rights obtained since such schedule was last delivered.

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Section 4.11    Commercial Tort Claims
. No Grantor has any commercial tort claims in excess of $15,000,000 other than those described on Schedule 6, which shall be amended by the Borrower from time to time concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, to reflect any additional commercial tort claims arising since such schedule was last delivered.
ARTICLE 5
COVENANTS
Each Grantor covenants to and agrees with the Secured Parties that, from and after the date of this Agreement until the Discharge of the Obligations:
Section 5.1    Covenants in Credit Agreement
. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken by such Grantor, as the case may be, so that no Event of Default is caused by the failure of such Grantor to take such action or to refrain from taking such action.
Section 5.2    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts
. (a) If any of the Collateral having a fair market value or in a principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Document or Tangible Chattel Paper shall be delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable,.
(b)If any of the Collateral having a fair market value or in a principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
(c)If any of the Pledged Equity Interests is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C or such other form as may be provided by such Issuer reasonably satisfactory to the Administrative Agent.

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(d)[Reserved.]
(e)[Reserved.]
(f)In addition to and not in lieu of the foregoing, if any Issuer of any Investment Related Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.
Section 5.3    Intentionally Omitted~~.~~
.
Section 5.4    Maintenance of Perfected Security Interest; Further Documentation
. (a)  Other than with respect to the Permitted Exceptions, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever other than the holders of Permitted Liens.
(b)Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
Section 5.5    Changes in Locations, etc.
Such Grantor will not, except as disclosed concurrently with the delivery by the Borrower of the items required by Section 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions), permit Inventory or Equipment with an aggregate value in excess of $20,000,000 (other than Inventory or Equipment in transit) to be kept at a location other than those listed on Schedules 5.08(c) or 5.08(d)(i) of the Credit Agreement.

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Section 5.6    Notices
~~Notices~~. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
(A)any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect in any material respect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
(B)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
Section 5.7    Investment Property
~~Investment Property (a)~~ . (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer (unless (x) such liquidation or dissolution was not prohibited by the Credit Agreement, and (y) no Event of Default shall have occurred and be continuing) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
(b)Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction which is not prohibited by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and other Permitted Liens that are not consensual Liens, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (unless expressly permitted pursuant to the Credit Agreement) or (v) without the prior written consent of the Administrative Agent, cause any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.

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(c)In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) hereof with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 hereof with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and to the transfer of any Pledged Security to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
Section 5.8    Receivables
~~Receivables~~. Other than in the ordinary course of business or as expressly permitted pursuant to the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could reasonably be likely to materially and adversely affect the value thereof.
Section 5.9    Intellectual Property
~~Intellectual Property (a)~~ . (a)  Such Grantor (either itself or through licensees) will (i) in its reasonable business judgment, continue to use each Trademark included in the Grantor Intellectual Property (“Grantor Trademarks”) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Grantor Trademarks in full force free from any claim of abandonment for non-use except where the failure to continue such use could not reasonably be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such Grantor Trademarks and take all reasonably necessary steps to ensure that all licensed users of such Grantor Trademarks maintain as in the past such quality except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Grantor Trademark may become invalidated or materially impaired in any way except where such action could not reasonably be expected to have a Material Adverse Effect.
(b)Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent included in the Grantor Intellectual Property (“Grantor Patents”) may become forfeited, abandoned or dedicated to the public except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(c)Such Grantor (either itself or through licensees) (i) will in its reasonable business judgment, employ each Copyright included in the Grantor Intellectual Property (“Grantor Copyrights”) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Grantor Copyrights may become invalidated or otherwise materially impaired except in such circumstances that could not reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of Grantor Copyrights may fall into the public domain except as could not reasonably be expected to have a Material Adverse Effect.
(d)Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Grantor Intellectual Property to infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person except where such use could not reasonably be expected to have a Material Adverse Effect.
(e)Such Grantor (either itself or through licensees) will, where practical, use statutory notice marking in connection with the use of each Grantor Patent, Grantor Trademark and Grantor Copyright except where the failure to use such notices could not reasonably be expected to have a Material Adverse Effect.
(f)Except where it could not reasonably be expected to have a Material Adverse Effect, such Grantor will notify the Secured Parties promptly if it knows that any application or registration relating to any Grantor Intellectual Property has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Grantor Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
(g)Following such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, such Grantor will, if consistent with its reasonable business judgment, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office or other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Material Grantor Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States of America or Canada, the Borrower or such Grantor shall report such filing to the Administrative Agent at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, for the period in which such filing occurs (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion). For the avoidance of doubt, no Grantor shall be obligated to provide notice to Administrative Agent of, or otherwise include on a schedule, any Copyright License, Trademark License, Patent License or Trade Secret License.
(h)Such Grantor will take steps, in its reasonable business judgment and except where the failure to take any action described in this subsection could not reasonably be expected to have a Material Adverse Effect, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application in respect of (and to obtain the relevant registration in respect of) and to maintain each registration in respect of, Material Grantor Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

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(i)Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Grantor Intellectual Property except in such circumstances that could not reasonably be expected to have a Material Adverse Effect.
(j)In the event that any Material Grantor Intellectual Property is known by any such Grantor to be infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Grantor Intellectual Property.
(k)Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property (excluding any Copyright License, Trademark License, Patent License or Trade Secret License) which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Article 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) it or the Borrower shall, at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, for the period in which such Grantor acquires such ownership interest (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion), give written notice thereof to the Administrative Agent in accordance herewith, and (iv) it or the Borrower shall provide the Administrative Agent, at the time of and concurrent with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable, for the period in which such Grantor acquires such ownership interest (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion), with an amended Schedule 5 hereto and take the actions specified in Section 5.9(m) hereof with respect to such Intellectual Property in the United States or Canada.
(l)Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Copyrights, Trademarks, and Patents, in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada. For the avoidance of doubt, no Grantor shall be obligated to execute an Intellectual Property Security Agreement with respect to its Copyrights Licenses, Trademarks Licenses, Patents Licenses or Trade Secret Licenses.
(m)Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property with respect to such Intellectual Property in the United States and Canada in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada.

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(n)Such Grantor shall take commercially reasonable steps as it determines in its reasonable business judgment to protect the secrecy of all Trade Secrets included in the Material Grantor Intellectual Property.
Section 5.10    Commercial Tort Claims~~.~~
.
If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of a commercial tort claim in excess of $15,000,000, such Grantor shall promptly provide the Administrative Agent with an amended Schedule 6 hereto describing the details thereof concurrently with the delivery by the Borrower of the items required by Sections 6.01(a) and 6.01(b) of the Credit Agreement, as applicable.
Section 5.11    Changes in Locations, Name, Jurisdiction of Incorporation, etc.

Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (other than with respect to Permitted Exceptions):
(i)except in connection with the merger of a Grantor into another Grantor, change its legal name, jurisdiction of organization or the location of its chief executive office from that referred to in Schedule 3 (as supplemented from time to time by an Assumption Agreement); or
(ii)except in connection with the merger of a Grantor into another Grantor, change its legal name or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.
ARTICLE 6.
REMEDIAL PROVISIONS
Section 6.1    Certain Matters Relating to Receivables~~.~~
.
(a)Upon the occurrence and during the continuance of an Event of Default, (1) the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications and (2) upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
(b)The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

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Section 6.2    Communications with Obligors; Grantors Remain Liable
. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.
(b)After the occurrence and during the continuance of an Event of Default, (i) the Administrative Agent may notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein, and (ii) the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Section 6.3    Pledged Securities
~~Pledged Securities (a)~~ . (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, unless prohibited by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would impair in any material respect the Collateral taken as a whole or which would result in an Event of Default.

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(b)If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of its intent to exercise its rights under this Section 6.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
(c)Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
Section 6.4    Proceeds to be Turned Over To Administrative Agent
. In addition to the rights of the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6.4, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.
Section 6.5    Application of Proceeds
. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.12(f) of the Credit Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6 hereof) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the following order:

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First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents, any Secured Hedge Agreements, and any Cash Management Agreements;
Second, to the Administrative Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
Fourth, any balance of such Proceeds remaining after Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
Section 6.6    Code and Other Remedies
. (a)  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable Law or in equity. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. If an Event of Default shall occur and be continuing, each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale, such amount to be apportioned ratably to the Obligations of the Secured Parties in accordance with their pro rata share of such Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

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(b)The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 hereof, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it of any rights hereunder.
(c)In the event of any Disposition of any of the Grantor Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with any documents and things embodying Grantor’s know-how and expertise relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Grantor Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Grantor Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
Section 6.7    Registration Rights
~~Registration Rights (a)~~ . (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

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(b)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)Each Grantor agrees to use its best efforts to do or cause to be done all such other reasonable acts as are necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
Section 6.8    Waiver; Deficiency
. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
Section 6.9    Intentionally Omitted~~.~~
.
Section 6.10    IP Licenses
~~IP Licenses~~. If an Event of Default shall occur and be continuing, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article 6 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof).

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ARTICLE 7.
THE ADMINISTRATIVE AGENT
Section 7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following if an Event of Default shall occur and be continuing:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Sections 6.6 or 6.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b) below, it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to reasonably promptly comply therewith.
(c)The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of demand for payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Discharge of the Obligations.
Section 7.2    Duty of Administrative Agent
. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

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Section 7.3    Execution of Financing Statements
. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable Law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent on behalf of the Secured Parties under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section 7.4    Authority of Administrative Agent
. (a)  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
(b)The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that the Administrative Agent shall, after Discharge of the Obligations has occurred, exercise, or refrain from exercising, any remedies provided for herein and otherwise act in accordance with the instructions of the holders of a majority of the sum of (x) the aggregate settlement amount (exclusive of expenses and similar payments but including any early termination payments then due) under all Secured Hedge Agreements and (y) all amounts payable under Secured Cash Management Agreements (exclusive of expenses and similar payments).
Section 7.5    Appointment of Co-Administrative Agents
. At any time or from time to time, in order to comply with any requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

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ARTICLE 8.
MISCELLANEOUS
Section 8.1    Amendments in Writing; Amendments to Schedules
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. Each of the Schedules hereto may be amended or supplemented by any Grantor at any time by providing written notice of such amendment or supplement to the Administrative Agent, and in such case such schedule shall be deemed to be amended and supplemented as of the date of such written notice.
Section 8.2    Notices
~~Notices~~. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 as updated from time to time by any Grantor by providing notice to Administrative Agent in accordance with Section 10.02 of the Credit Agreement.
Section 8.3    No Waiver by Course of Conduct; Cumulative Remedies
. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 8.4    Enforcement Expenses; Indemnification
. (a)  Each Grantor agrees to pay or reimburse each Secured Party for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.
(b)Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

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(d)The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
(e)Each Grantor agrees that the provisions of Section 3.01 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
Section 8.5    Successors and Assigns
. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.
Section 8.6    Set-Off
~~Set-Off~~. Each Grantor hereby irrevocably authorizes each Secured Party (other than any Hedge Bank or Cash Management Bank) at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such party may elect, against and on account of the obligations and liabilities of such Grantor to such party hereunder and claims of every nature and description of such party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such party may elect, whether or not any party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party (other than any Hedge Bank or Cash Management Bank) shall notify such Grantor promptly of any such set-off and the application made by such party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party (other than any Hedge Bank or Cash Management Bank) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such party may have.
Section 8.7    Counterparts
~~Counterparts~~. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Setion 8.8    Severability
~~Severability~~. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 8.9    Section Headings
~~Section Headings~~. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 8.10    Integration/Conflict
. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. In the case of any Collateral “located” outside of the United States (including any Equity Interests of an Issuer organized under a jurisdiction other than the United States or any state or other locality thereof), in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of a Foreign Security Document which cannot be resolved by both provisions being complied with, the provisions contained in the Foreign Security Document shall govern to the extent of such conflict.
Section 8.11    GOVERNING LAW
~~GOVERNING LAW~~. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.12    Submission to Jurisdiction; Waivers
. Each Grantor hereby irrevocably and unconditionally:
(A)submits for itself and its property in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof;
(B)agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court;
(C)agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and that nothing in this agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or its Properties in the courts of any jurisdiction;

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(D)waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(E)consents to service of process in the manner provided for in Section 10.02 of the Credit Agreement (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law); and
(F)waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
Section 8.13    Acknowledgments
~~Acknowledgments~~. Each Grantor hereby acknowledges that:
(A)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(B)no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(C)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
Section 8.14    Additional Grantors
~~Additional Grantors~~. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
Section 8.15    Releases
~~Releases(a)~~ . (a)  At such time as there has been a Discharge of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

40

(b)If any of the Collateral shall be Disposed of by any Grantor in a transaction not prohibited by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be Disposed of in a transaction not prohibited by the Credit Agreement; provided that, in the case of a Disposition (which excludes, for the avoidance of doubt, the designation of a Guarantor as an Unrestricted Subsidiary) the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith. If any Grantor is designated as an Unrestricted Subsidiary in accordance with the Credit Agreement, or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Credit Agreement, such Grantor and all Equity Interests in such Grantor pledged hereunder shall be automatically released and relieved of all of obligations under this Agreement and all Liens granted by such Grantor on its assets in favor of the Administrative Agent shall be automatically released. Promptly following the request and at the sole expense of Borrower or any such Grantor, the Administrative Agent shall file all terminations and releases necessary to effectuate the releases described in the preceding sentence.
(c)Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
Section 8.16    WAIVER OF JURY TRIAL
. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.17    No Novation.
This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the security interests or Liens or priority thereof granted by any Grantor under any Loan Document, including the Existing GCA, or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, any Loan Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities under the Original Credit Agreement or the other Loan Documents or any of the Liens and security interests granted by Borrower or any other Loan Party under the Original Credit Agreement or the other Loan Documents, including the Existing GCA. This Agreement is not a novation of the Existing GCA but rather a complete amendment and restatement thereof.

(signature pages follow)

41

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

POST HOLDINGS, INC.

By:
Name: Diedre J. Gray
Title: Senior Vice President, General Counsel and Chief Administrative Officer, and Secretary

AGRICORE UNITED HOLDINGS INC.

By:
Name: Diedre J. Gray
Title: Secretary

ATTUNE FOODS, LLC

By:
Name: Diedre J. Gray
Title: Secretary

CUSTOM NUTRIEUTICAL LABORATORIES, LLC

By:
Name: Diedre J. Gray
Title: Secretary

DYMATIZE ENTERPRISES, LLC

By:
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

DYMATIZE HOLDINGS, LLC

By:
Name: Diedre J. Gray
Title: Secretary

GOLDEN ACQUISITION SUB, LLC

By:
Name: Diedre J. Gray
Title: Secretary

GOLDEN BOY NUT CORPORATION

By:
Name: Diedre J. Gray
Title: Secretary

GOLDEN BOY PORTALES, LLC

By:
Name: Diedre J. Gray
Title: Secretary

MFI HOLDING CORPORATION

By:
Name: Diedre J. Gray
Title: Assistant Secretary

MICHAEL FOODS, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

MICHAEL FOODS GROUP, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

MICHAEL FOODS OF DELAWARE, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

NATIONAL PASTEURIZED EGGS, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

PCB BATTLE CREEK, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

POST ACQUISITION SUB IV, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

POST CONSUMER BRANDS, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

POST FOODS, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

PREMIER NUTRITION CORPORATION

By:
Name: Diedre J. Gray
Title: Secretary

SUPREME PROTEIN, LLC

By:
Name: Diedre J. Gray
Title: Secretary

TA/DEI-A ACQUISITION CORP.

By:
Name: Diedre J. Gray
Title: Secretary

TA/DEI-B1 ACQUISITION CORP.

By:
Name: Diedre J. Gray
Title: Secretary

TA/DEI-B2 ACQUISITION CORP.

By:
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

TA/DEI-B3 ACQUISITION CORP.

By:
Name: Diedre J. Gray
Title: Secretary

AMERICAN BLANCHING COMPANY

By:
Name: Diedre J. Gray
Title: Secretary

NATIONAL PASTEURIZED EGGS, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

CASA TRUCKING, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

By:
Name: Diedre J. Gray
Title: Assistant Secretary

MFI INTERNATIONAL, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

MOM BRANDS COMPANY, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

MOM BRANDS SALES, LLC

By:
Name: Diedre J. Gray
Title: Assistant Secretary

NORTHERN STAR CO.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

PAPETTI'S HYGRADE EGG PRODUCTS, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

PRIMO PIATTO, INC.

By:
Name: Diedre J. Gray
Title: Assistant Secretary

M.G. WALDBAUM COMPANY

By:
Name: Diedre J. Gray
Title: Assistant Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

DAKOTA GROWERS PASTA COMPANY, INC.

By:
Name: Diedre J. Gray
Title: Secretary

DNA DREAMFIELDS COMPANY, LLC

By:
Name: Diedre J. Gray
Title: Secretary

GB ACQUISITION USA, INC.

By:
Name: Diedre J. Gray
Title: Secretary

GOLDEN NUT COMPANY (USA) INC.

By:
Name: Diedre J. Gray
Title: Secretary

NUTS DISTRIBUTOR OF AMERICA INC.

By:
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

Exhibit A to
Amended and Restated Guarantee and Collateral Agreement
FORM OF ACKNOWLEDGMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of March 28, 2017 (as amended, restated, supplemented, replaced, or otherwise modified from time to time, the “Agreement”), made by Post Holdings, Inc. and the other Grantors parties thereto for the benefit of Barclays Bank PLC, as Administrative Agent; capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:
a.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
b.The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 of the Agreement and Schedule 2 thereof.
c.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.
d.The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title

Address for Notices:

Fax:

A-1

Exhibit B-1 to
Amended and Restated Guarantee and Collateral Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of _______ ___, ___ (as amended, restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) and Barclays Bank PLC, as Administrative Agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Amended Credit Agreement referred to below).
WHEREAS, Post Holdings, Inc., a Missouri corporation (the “Borrower”), has entered into an Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Amended Credit Agreement”), which amends and restates the Borrower’s Credit Agreement dated as of January 29, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date thereof), with the banks and other financial institutions and entities from time to time party thereto, and the Administrative Agent.
WHEREAS, Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, National Association), as administrative agent, the Borrower and the other grantors from time to time thereto were parties to that certain Guarantee and Collateral Agreement, dated as of January 29, 2014 (the “Original GCA”).
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Amended Credit Agreement that the Grantors shall have executed and delivered that certain Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017, in favor of the Administrative Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), which amends and restates the Original GCA. Capitalized terms used and not defined herein have the meanings given to such terms in the Guarantee and Collateral Agreement.
WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada, as applicable.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
1.    Grant of Security
. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

B-1-1

(a)(i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, however, not including any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above;
(b)(i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon, and (vi) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(c)(i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and
(d)any and all proceeds of the foregoing.
2.    Recordation

B-1-2

. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable government officer, as applicable, record this Intellectual Property Security Agreement.
3.    Execution in Counterparts
. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
4.    Governing Law
. This Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.
5.    Conflict Provision
. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Amended Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Guarantee and Collateral Agreement and the Amended Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Amended Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Amended Credit Agreement shall govern.

B-1-3

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

B-1-4

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS

B-1-5

Exhibit B-2 to
Amended and Restated Guarantee and Collateral Agreement
FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT ([APPLICABLE NUMBERED SUPPLEMENT] SUPPLEMENTAL FILING)
This AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT ([APPLICABLE NUMBERED SUPPLEMENT]1 SUPPLEMENTAL FILING), dated as of __________ __, __ (as amended, restated, supplemented or otherwise modified from time to time, this “[Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) and Barclays Bank PLC as Administrative Agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Amended Credit Agreement referred to below).
WHEREAS, Post Holdings, Inc., a Missouri corporation (the “Borrower”), has entered into an Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Amended Credit Agreement”), which amends and restates the Borrower’s Credit Agreement dated as of January 29, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date thereof), with the banks and other financial institutions and entities from time to time party thereto, and the Administrative Agent.
WHEREAS, Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, National Association), as administrative agent, the Borrower and the other grantors from time to time thereto were parties to that certain Guarantee and Collateral Agreement, dated as of January 29, 2014 (the “Original GCA”).
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Amended Credit Agreement that the Grantors shall have executed and delivered that certain Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017, in favor of the Administrative Agent (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), which amends and restates the Original GCA. Capitalized terms used and not defined herein have the meanings given to such terms in the Guarantee and Collateral Agreement.
WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, the Intellectual Property Collateral (as defined below), to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, and any other applicable Governmental Authority or any political subdivision of the United States or Canada, as applicable.
WHEREAS, [ADD RECITALS SETTING FORTH THE PREVIOUS FILINGS, INCLUDING DOCUMENT TITLES, RECORDATION DATES, REEL/FRAME, VOLUME/DOCUMENT AND REFERENCE NUMBERS] WHEREAS, .

_____________________________
1 Insert appropriate sequential numeric reference.

B-2-1

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
1.    Grant of Security
. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)(i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, however, not including any pending “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Law, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements, dilutions and other violations thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above;
(b)(i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1 attached hereto, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, reexaminations and extensions thereof, all improvements thereon, and (vi) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(c)(i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1 attached hereto, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements and other violations thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

B-2-2

(d)any and all proceeds of the foregoing.
2.    Recordation
. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable government officer, as applicable, record this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement.
3.    Execution in Counterparts
. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
4.    Governing Law
. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.
5.    Conflict Provision
. This [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Amended Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Guarantee and Collateral Agreement and the Amended Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Amended Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Amended Credit Agreement shall govern.

B-2-3

IN WITNESS WHEREOF, each of the undersigned has caused this [Applicable Numbered Supplement] Supplemental Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

B-2-4

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS

B-2-5

Exhibit C to
Amended and Restated Guarantee and Collateral Agreement
FORM OF UNCERTIFICATED SECURITY CONTROL AGREEMENT
This CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of _______ ___, ___, is made by and among _______________, a __________ corporation (the “Grantor”), Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and ____________, a ____________ corporation (the “Issuer”).
WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.
WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Notice of Security Interest
. The Grantor, the Administrative Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Administrative Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent’s security interest in the Collateral and, upon request by the Administrative Agent, to register the Administrative Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Administrative Agent has control over the Collateral.
Collateral
~~Collateral~~. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [__________],1 (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of [____________], (iv) Schedule 1 attached hereto contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Administrative Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

_____________________________
1 Insert the “issuer’s jurisdiction” from clause (iii) of Section 2.

Control
. The Issuer hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.
Other Agreements
. The Issuer shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.
Protection of Issuer
. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.
Termination
. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Administrative Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds other than contingent indemnification obligations as to which no claim has been asserted, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.
Notices
. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic imaging means), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic imaging notice, when received, to the Grantor’s and the Administrative Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:
[Name of Issuer]
[Address of Issuer]
Attention:
Telephone: (     )      -_____________
Facsimile: (     )      -_____________

Amendments in Writing
. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.
Entire Agreement
. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Execution in Counterparts
. This Control Agreement may be executed in any number of counterparts (including by facsimile or other electronic imaging means), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Successors and Assigns
. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.
Governing Law and Jurisdiction
. This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. This Control Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate in any way hereto or the negotiation, execution or performance thereof or the transactions contemplated hereby, unless otherwise expressly set forth therein, shall be governed by, and construed in accordance with, the law of the state of New York.
WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONTROL AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Annex 1 to
Amended and Restated Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT, dated as of ____________, 20___, between ______________________, a _______________ corporation (the “Additional Grantor”), and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S E T H:
WHEREAS, Post Holdings, Inc. (the “Borrower”), the Lenders, and Barclays Bank PLC, as administrative agent have entered into an Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower, certain of its Affiliates (other than the Additional Grantor), and the Administrative Agent have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of March 28, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
(1)Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________1 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
(2)GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

_____________________________
1 Refer to each Schedule ~~which~~that needs to be supplemented.

Annex I - 1

(3)Successors and Assigns. This Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Assumption Agreement without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Annex I - 2